LOAN AND GUARANTY AGREEMENT



                                by and among





                   BALLY'S PARK PLACE, INC., a New Jersey
                        Corporation, as Borrower, and

            BALLY'S PARK PLACE, INC. a Delaware Corporation, and
                BALLY'S PARK PLACE REALTY CO. as Guarantors,


                                     and


                FIRST FIDELITY BANK, NATIONAL ASSOCIATION and
                   MIDLANTIC NATIONAL BANK as Lenders, and


            FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Agent.








                            Dated: March 8, 1994

                              TABLE OF CONTENTS





ARTICLE I

  DEFINITIONS AND ACCOUNTING TERMS
      SECTION 1.01.     Certain Defined Terms
      SECTION 1.02      Other Definitional Provisions

ARTICLE II

  THE REVOLVING CREDIT LOANS
      SECTION 2.01.     The Credits
      SECTION 2.02.     Notices
      SECTION 2.03.     The Revolving Credit Notes
      SECTION 2.04.     Fees
      SECTION 2.05.     Repayment and Conversion of Loans
      SECTION 2.06      Termination or Reduction of the Commitments
      SECTION 2.07      Interest
      SECTION 2.08      Payments
      SECTION 2.09      The Letters of Credit
      SECTION 2.10      Reimbursement to Banks for Cost Increases
                        Imposed By Law
      SECTION 2.11      Mandatory Repayments
      SECTION 2.12      Special Provisions for LIBO Rate Loans
      SECTION 2.13      Taxes Related to Agreement
      SECTION 2.14.     Conditions Precedent to All Disbursements

ARTICLE III

  REPRESENTATIONS AND WARRANTIES
      SECTION 3.01.     Existence-
      SECTION 3.02.     Authorization; No Legal Bar; No Default
      SECTION 3.03      Validity of the Loan Documents
      SECTION 3.04.     Financial Information
      SECTION 3.05.     Litigation
      SECTION 3.06.     Disclosure of Indebtedness and Contingent
                        Liabilities
      SECTION 3.07.     Taxes
      SECTION 3.08.     Liens
      SECTION 3.09.     Consents
      SECTION 3.10.     ERISA
      SECTION 3.11.     Ownership of Borrower
      SECTION 3.12.     Ownership of Guarantor
      SECTION 3.13.     Gaming Licenses
      SECTION 3.14.     Margin Stock
      SECTION 3.15.     Stock as Collateral
      SECTION 3.16.     Environmental Matters
      SECTION 3.17.     Burdensome Restrictions
      SECTION 3.18.     Projections; Budgets
      SECTION 3.19.     Compliance with Laws
      SECTION 3.20.     Intellectual Property
      SECTION 3.21      Labor Matters
      SECTION 3.22.     Brokerage Commissions
      SECTION 3.23.     Investment Company Act

ARTICLE IV

  AFFIRMATIVE COVENANTS
      SECTION 4.01.     Consolidated Net Worth
      SECTION 4.02.     Consolidated Income
      SECTION 4.03.     Consolidated Interet Coverage Ratio
      SECTION 4.04.     Consolidated Fixed Cost Ratio
      SECTION 4.05.     Financial Information
      SECTION 4.06.     Reports
      SECTION 4.07.     Insurance
      SECTION 4.08.     Taxes
      SECTION 4.09.     Compliance with Laws
      SECTION 4.10.     Inspection of Property; Books and Records;
                        Discussions
      SECTION 4.11.     ERISA
      SECTION 4.12.     Preservation of Corporate Existence, Etc.
      SECTION 4.13.     Maintaining Ownership of Properties
      SECTION 4.14.     Maintenance of Licenses, Permits, etc.
      SECTION 4.15.     Further Assurances
      SECTION 4.16.     Use of Proceeds

ARTICLE V

  NEGATIVE COVENANTS
      SECTION 5.01.     Limitation on Restricted Payments
      SECTION 5.02.     Limitation on Liens
      SECTION 5.03.     Limitation on Indebtedness
      SECTION 5.04.     Limitation on Investments
      SECTION 5.05.     Limitation on Contingent Liabilities
      SECTION 5.06.     Limitation on Mergers; Sale of Assets
      SECTION 5.07.     Limitation on Change of Nature of Business
      SECTION 5.08.     Regulation U
      SECTION 5.09.     Transactions with Affiliates
      SECTION 5.10. Limitation on Long-Term Leases; Sale and Lease-Back Transactions
      SECTION 5.11.     Amendment of Articles of Incorporation
                        or By-Laws
      SECTION 5.12.     ERISA
      SECTION 5.13.     Maintenance of Property
      SECTION 5.14.     Amendment to Indenture
      SECTION 5.15.     No Additional Intangible Assets

ARTICLE VI

      SECTION 6.01.     Events of Default
      SECTION 6.02.     Suspension of Commitment
      SECTION 6.03.     Termination of Commitments; Acceleration
      SECTION 6.04.     Default Rate of Interest
      SECTION 6.05.     Remedies Not Exclusive
      SECTION 6.06.     Set-Off
      SECTION 6.07      Rights Under Loan Documents

ARTICLE VII

  GUARANTY
      SECTION 7.01      The Guaranteed Obligations
      SECTION 7.02      Further Undertakings
      SECTION 7.03      Liabilities Not Affected
      SECTION 7.04      SUBROGATION AND CONTRIBUTION

ARTICLE VIII

  AGENT
      SECTION 8.01.     Appointment and Authorization.
      SECTION 8.02.     General Immunity.
      SECTION 8.03.     Delegation of Duties; Consultation with Counsel
      SECTION 8.04.     Documents
      SECTION 8.05.     Rights as a Bank
      SECTION 8.06.     Responsibility of Agent
      SECTION 8.07.     Action by Agent
      SECTION 8.08.     Notices of Event of Default, Etc
      SECTION 8.09.     Indemnification
      SECTION 8.10.     Non-Reliance on Agent and Other Banks
      SECTION 8.11      Notice of Acceleration and Termination; Remedies
      SECTION 8.12      Successor Agent
      SECTION 8.13      No Benefit

ARTICLE IX

  MISCELLANEOUS-
      SECTION 9.01.     Amendment or Waiver-
      SECTION 9.02.     Indemnification-
      SECTION 9.03.     Notices-
      SECTION 9.04.     Costs and Expenses
      SECTION 9.05.     Obligations Several
      SECTION 9.06.     Counterparts
      SECTION 9.07.     Assignments
      SECTION 9.08.     Participations
      SECTION 9.09.     Disproportionate Payments
      SECTION 9.10      Waiver of Right to Punitive Damages
      SECTION 9.11.     Governing Law
      SECTION 9.12.     Headings
      SECTION 9.13.     Severability
      SECTION 9.14.     Confidential Information
      SECTION 9.15.     WAIVER OF TRIAL BY JURY

SCHEDULES

Schedule A        Liens of the Borrower, Guarantors or any Subsidiaries

Schedule 3.05 Actions, Suits, Proceedings or Other Litigation Against Borrower or any Guarantor

Schedule 3.06 Indebtedness or Contingent Liabilities of Park Place-Delaware and/or its Subsidiaries

Schedule 3.16 Permits, Licenses and Other Authorizations under Environmental Laws that have not been obtained by Park Place-Delaware and/or its Subsidiaries

Schedule 3.17     Burdensome Restrictions

Schedule 3.21A Collective Bargaining Agreements or Labor Union Contracts of the Borrower or any Guarantor

Schedule 3.21B Labor Strikes, Complaints or Petitions Against the Borrower or any Guarantor

Schedule 5.06     Other Subsidiaries of Park Place-Delaware or any of its
                  Subsidiaries

Schedule 5.10     Long Term Leases of Park Place-Delaware and its
                  Subsidiaries

EXHIBITS

Exhibit 2.02A     Notice of Borrowing

Exhibit 2.03      Form of Revolving Credit Note

Exhibit 4.05(C) Form of Certificate of the Independent Certified Public Accountants
Exhibit 5.05B     Form of Opinion regarding Guaranty

      THE SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF ANY INTEREST IN THE LOANS MADE UNDER THIS AGREEMENT OR OF ANY PARTICIPATION IN THE
     LOANS MADE UNDER THIS AGREEMENT IS CONDITIONAL AND SHALL BE
     INEFFECTIVE IF THE NEW JERSEY CASINO CONTROL COMMISSION DISAPPROVES.


      CREDIT AND GUARANTY AGREEMENT (the "Agreement") dated as of March 8, 1994, among Bally's Park Place, Inc., a New Jersey corporation (the "Borrower"); Bally's Park Place, Inc., a Delaware corporation ("Park Place-Delaware"); Bally's Park Place Realty Co., a New Jersey corporation ("Realty"; Park Place-Delaware and Realty, each a "Guarantor" and collectively the "Guarantors"); First Fidelity Bank, National Association ("First Fidelity"); Midlantic National Bank ("Midlantic") and First Fidelity, as agent (the "Agent").


                                  RECITALS

      A. The Borrower and the Guarantors have requested that First Fidelity and Midlantic agree to lend and otherwise extend credit to the Borrower on a revolving basis in an aggregate amount up to $50,000,000 until December 31, 1996.

      B. First Fidelity and Midlantic are willing to extend such credit on the terms and conditions set forth herein.


            NOW, THEREFORE, in consideration of the agreement of the parties contained herein, the parties hereto agree as follows:


                                  ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS


      SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Adjusted Base Rate" means an interest rate equal to the Base Rate plus the Applicable Base Rate Margin.

      "Adjusted LIBO Rate" means an interest rate equal to the LIBO Rate plus the Applicable LIBO Rate Margin.

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by, or is under common control with such Person. For the purposes of the preceding sentence, "controls" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, ten percent (10%) or more (on a fully diluted basis) of the outstanding shares of any class of capital stock of such Person (or in the case of any Person that is not a corporation, ten percent (10%) or more (on a fully diluted basis) of any class of equity interest).
      "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

      "Amortization" means, for any Person during any period, all amounts which would, in accordance with GAAP, be included under amortization on a statement of cash flow for such Person during such period.

      "Applicable Base Rate Margin" means (a) in the event the amounts outstanding under the Commitment are $15,000,000 or less, zero percent, (b) in the event that the amounts outstanding under the Commitment are greater than $15,000,000 but less than $25,000,000, .5 percent, and (c) in the event that the amounts outstanding under the Commitment are $25,000,000 or more, 1.0 percent.

      "Applicable LIBO Rate Margin" means (a) in the event the amounts outstanding under the Commitment are $15,000,000 or less 2.0 percent, (b) in the event the amounts outstanding under the Commitment are greater than $15,000,000 but less than $25,000,000, 2.25 percent, and (c) in the event the amounts outstanding under the Commitment are $25,000,000 or more, 2.75 percent.

      "Assignment of Leases" means the Assignment of Leases and Rents executed and delivered by the Borrower and Realty as collateral security for the obligations of the Borrower under this Agreement.

      "Bally Manufacturing" means Bally Manufacturing Corporation, a Delaware corporation.

      "Banks" means on the Closing Date First Fidelity and Midlantic, and thereafter means First Fidelity, Midlantic and their successors or permitted assignees.

      "Base Rate" means the rate of interest announced by First Fidelity from time to time as its reference rate in making loans, which is not necessarily the rate of interest that it charges any particular class of customers.

      "Base Rate Loan" means a Loan to which the Adjusted Base Rate applies.

      "Board of Directors" of any Person means the Board of Directors of such Person or any authorized committee of the Board of Directors.

      "Burdensome Restriction" means as to any Person, any provision in any Contractual Obligation that has a Material Adverse Effect.

      "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of New Jersey.

      "Capital Expenditures" means as to any Person all amounts which would be defined as capital expenditures on the financial statement of such Person in accordance with GAAP.

      "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of any Person, any and all equivalent's ownership interests in a Person (other than a corporation) whether now outstanding or issued after the date hereof and any and all warrants or options to purchase any of the foregoing.

      "Casino Control Commission" means the New Jersey Casino Control Commission or any successor agency appointed pursuant to the Casino Control Act.

      "Casino Hotel" means the casino hotel presently known as Bally's Park Place Casino Hotel and any additions thereto or improvements thereof.

      "CEO" means the chief executive officer of any Person.

      "CFO" means the chief financial officer of any Person.

      "Closing Date" means March 8, 1994, or such other date to which the parties may agree.

      "Closing Dividend" has the meaning given for such term in Section
5.01 hereof.

      "Code" means the Internal Revenue Code of 1986 and regulations promulgated thereunder, all as amended from time to time.

      "Collateral" means the real and personal property described in the Mortgage and the Assignment of Leases as security for the obligations of the Borrower and Park Place-Delaware hereunder.

      "Commitment" means, with respect to any Bank, such Bank's undertaking to make Revolving Credit Loans hereunder subject to the terms and conditions hereof, in an aggregate outstanding principal amount as of the Closing Date not to exceed the amount set forth next to the name of such Bank in the table below:

                                   Amount          Percentage

First Fidelity                  $30,000,000           60%

Midlantic                       $20,000,000           40%
Upon the assignment of any Bank's obligations under the terms of this Agreement the amount of such Bank's undertaking shall be adjusted accordingly.

      "Commitment Fees" has the meaning given to such term in Section 2.04 hereof.

      "Commitment Percentage" means, with respect to any Bank, the percentage of which such Bank's Commitment then constitutes of the aggregate Commitments (or at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Bank's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding.

      "Confidential Information" has the meaning given to such term in
Section 9.13 hereof.

      "Consolidated" refers to the consolidation of the accounts of Park Place-Delaware and its Subsidiaries in accordance with GAAP, including principles of consolidation.

      "Consolidating" refers to the separation of the accounts of Park Place-Delaware and its Subsidiaries in accordance with GAAP.

      "Contingent Liabilities" means as to any Person, all obligations under standby letters of credit issued for the account of such Person and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor (except for obligations to purchase property which are undertaken solely for the purpose of acquiring such property and not for the purpose of indirectly guaranteeing the primary obligation), (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the Net Worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Liabilities shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

      "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person or any of its property is bound.

      "CRDA" means the Casino Reinvestment Development Authority.

      "Depreciation" means for any Person all amounts which would, in accordance with GAAP, be included under depreciation on a statement of income or cash flows for any applicable determination period.

      "Disqualified Preferred Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than in connection with the maintenance of Gaming Licenses), or redeemable at the option of the holder thereof, in whole or in part, prior to the Maturity Date.

      "Effective Date" means the date the Borrower designates as the date on which a LIBO Interest Period is to commence.

      "Environmental Concern Materials" means (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollution, contaminate, or any related material, raw material, substance, product or by-product of any substance, specified in or regulated or otherwise affected by any Environmental Law (including, but not limited to, any "hazardous substance" as defined in any Environmental Law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, specified in or regulated or otherwise affected by any Environmental Law and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea-formaldehyde, specified in or regulated or otherwise affected by any Environmental Law.

      "Environmental Laws" means all applicable laws, regulations and other requirements of Governmental Authorities having jurisdiction over the Borrower or any of the Guarantors relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic material or wastes.

      "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder, all as amended from time to time.

      "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Borrower or a Guarantor would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.
      "Event of Default" or "Events of Defaults" has the meaning given such term in Section 6.01 of this Agreement.

      "Financing Lease" means any lease of property, real or personal, if the then-present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

      "Fiscal Quarter" means the following three month periods of each Fiscal Year: January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31.

      "Fiscal Year" means that period commencing on January 1 and ending on December 31 of each year or such other period as the Borrower or Park Place-Delaware may designate and the Banks may approve.

      "Fixed Cost Ratio" of any Person for any period means, the ratio of
(a) the sum of Net Income, Depreciation and Amortization of such Person for such period (excluding extraordinary items in the first quarter of 1994) to
(b) the sum of principal payments on all Financing Leases and scheduled principal payments on all Indebtedness of such Person for such period.

      "Fronting Fee" has the meaning given to such term in Section 2.04 hereof.

      "Funding" means Bally's Park Place Funding, Inc., a New Jersey corporation.

      "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, as developed, modified and set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

      "Gaming License" means any license, franchise or other authorization required to be obtained from any Governmental Authority to conduct casino gaming at the Casino Hotel.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guaranteed Obligations" has the meaning given to such term in
Section 7.01.

      "Income Dividends" has the meaning given to such term in Section 5.01 hereof.

      "Indebtedness" means with respect to any Person any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property purchased, except any such balance that shall constitute a trade payable or an accrued liability arising in the ordinary course of business, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a Consolidated basis in accordance with GAAP. "Indebtedness" shall also include, to the extent not otherwise included,
(i) any Financing Lease obligations, (ii) obligations secured by a Lien to which any property or asset owned by such Person is subject, whether or not the obligations secured thereby shall have been assumed and (iii) guaranties of items which would be included within this definition (exclusive of whether such items would appear upon such balance sheet).
      "Indemnification Fee" means an amount equal to the Indemnification Rate times the amount of principal being prepaid times the remaining number of days in the LIBO Interest Period divided by 360.

      "Indemnification Rate" means the difference between the Adjusted LIBO Rate and the U.S. Treasury Yield as determined by the Agent as of the date of the prepayment for U.S. Treasury obligations having a maturity date of on or about the termination of the LIBO Interest Period.

      "Indemnified Party" and "Indemnified Parties" means the Banks and the directors, officers, trustees, employees, agents, attorneys and controlling shareholders of the Banks.

      "Indenture" means the indenture dated as of March 8, 1994, by and among Bally's Park Place Funding, Inc., a Delaware corporation as obligor, Park Place-Delaware as guarantor, Realty, the Borrower, and the Trustee, pursuant to which was issued certain notes in the principal amount of $425,000,000 due in the year 2004.

      "Independent Certified Public Accountant" means Ernst & Young or any other independent certified public accountants selected by the Borrower or Park Place-Delaware which accounting firm is reasonably satisfactory to the Banks.

      "Intellectual Property" of any Person means all trademarks, tradenames, copyrights, patents, technology, know-how and processes necessary for the conduct of such Person's business.

      "Intercreditor Agreement" means an intercreditor agreement among the Banks, the Borrower, the Guarantors and the Trustee in the form attached to the Indenture as Schedule D.

      "Interest Coverage Ratio" of any Person for any period, means the ratio of (a) the sum of Net Income (excluding extraordinary items in the first quarter of 1994), Taxes, Interest Expense, Depreciation, and Amortization of such Person for such period to (b) Interest Expense of such Person for such period.

      "Interest Expense" of any Person for any period means any amount which, in conformity with GAAP, is included as interest expense on a consolidated income statement of such Person excluding (a) amortization of debt issuance costs, and (b) amortization of original issue discount or premium.

      "Interest Period" means a LIBO Interest Period and any period during which the Interest Rate is the Adjusted Base Rate.

      "Investment" by any Person means, directly or indirectly, (a) any advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others for which such Person has not been reimbursed) or any purchase or acquisition by such Person of any stock, bonds, notes, debentures or other securities issued or owned by, any other Person, and (b) the purchase of all or substantially all of the assets of any Person.

      "Issuing Bank" means First Fidelity or its successors or permitted assigns.

      "Letter of Credit" means any standby letter of credit issued pursuant to this Agreement.

      "Letter of Credit Fees" has the meaning given to such term in Section
2.04 hereof.

      "Letter of Credit Obligations" means at any time the aggregate principal amount of the then outstanding Letters of Credit issued pursuant to this agreement.

      "Letter of Credit Risk Participation" has the meaning given such term in Section 2.09 hereof.

      "LIBO Rate" means, for a selected LIBO Interest Period, the rate is equal to:

                                      X
                                     1-Y

where "X" is the interest rate (expressed as a decimal) for deposits in U.S. Dollars approximately equal in principal amount of the Loan for which such LIBO Interest Period was selected (but not less than $500,000), and for a period equal in length of such LIBO Interest Period, which rate appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the date that is two Business Days prior to the first Business Day of such LIBO Interest Period (If such rate does not appear on the Telerate Page 3750, the rate utilized shall be the rate which appears, or if more than one such rate appears, the average of the rates which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two Business Days prior to such date) and "Y" is the percentage amount (expressed as a decimal) of reserves that applicable U.S. laws would require the Agent to maintain with respect to liabilities incurred on the London Interbank Market including, without limitation, reserves required under Regulation D of the Board of Governors of the Federal Reserve System for euro-currency liabilities (as defined in such regulation and deemed, for purposes of this Agreement, to include the Agent's liabilities incurred on the London Interbank Market) without benefit of or credit for pro-ration, exception, or offsets otherwise available from time to time under such regulation.

      "LIBO Rate Loan" means a Loan to which the Adjusted LIBO Rate applies.

      "LIBO Interest Period" means a period of time, beginning on an Effective Date, and ending one, two or three months thereafter, as selected by the Borrower in its notice of borrowing (subject to availability) as determined by the Agent, during which the Interest Rate is the Adjusted LIBO Rate, provided, that the foregoing is subject to the following: (i) if any LIBO Interest Period would otherwise end on a day which is not a Business Day, such LIBO Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such LIBO Interest Period into another calendar month in which event such LIBO Interest Period shall end on the immediately preceding Business Day; (ii) no LIBO Interest Period shall extend beyond the Maturity Date; and (iii) any LIBO Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBO Interest Period) shall end on the last Business Day of a calendar month.

      "Lien" means, with respect to the property of any Person, any mortgage, pledge, hypothecation, assignment, deposit arrangement (excluding demand deposit accounts maintained for operational purposes in the ordinary course of business) encumbrance, lien (statutory or other), or any preference, priority, charge or other security interest or preferential arrangement of any kind or nature whatsoever that encumbers such property (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).
      "Loan Documents" refers to this Agreement, the Mortgage, the Assignment of Leases and the Revolving Credit Notes and any amendments, supplements or modifications of any of the foregoing.

      "Loans" means the Revolving Credit Loans.

      "Long-Term Lease" means any lease of real or personal property by any Person as lessee which expires more than five years from the date upon which such lease becomes effective.

      "Margin Stock" has the same meaning that Regulation U of the Board of Governors of the Federal Reserve System gives to that term.

      "Material Adverse Effect" means a material adverse effect on (i) the financial condition, business, property or operations of the Borrower or the Borrower and the Guarantors taken as a whole, (ii) the ability of the Borrower or the Borrower and the Guarantors taken as a whole to perform their obligations under this Agreement or any of the other Loan Documents,
(iii) the validity or enforceability of this Agreement, the notes or the other Loan Documents, or (iv) the value of the Collateral or the ability of the Agent to exercise its rights under the Loan Documents with respect to the Collateral for the benefit of the Banks.

      "Maturity Date" means December 31, 1996, or such other later date as the Banks, in their sole discretion, may agree with the Borrower in writing.

      "Mortgage" means the mortgage, security agreement and assignment of rents being executed simultaneously with this Agreement by the Borrower and Realty, and securing the obligations of the Borrower under this Agreement and under the Revolving Credit Notes.

      "Mortgage Notes" means the notes issued pursuant to the Indenture.

      "Mortgaged Property" means the property described in Exhibit A to the Mortgage.

      "Net Income" for any Person during any period, means the net income (or deficit) of such Person for such period, determined in accordance with GAAP.

      "Net Worth" means with respect to any Person, as of any date, the Stockholders' Equity of such Person after deducting each of the following:
(i) such portion of the assets which is attributable to interests held by Persons other than such Person and its subsidiaries (to the extent not already deducted from Stockholders' Equity), and (ii) treasury stock (to the extent not already deducted from Stockholders' Equity).

      "Participant Bank" means any bank to which a Bank has sold a participation in the Loans under Section 9.08.

      "Permitted Indebtedness" means (a) borrowings arising or funded under the Indenture, (b) Revolving Credit Loans, (c) indebtedness outstanding on December 31, 1993, (d) guaranties of amounts permitted pursuant to Section 5.05, (e) obligations arising under the Tax Sharing Agreement, (f) Indebtedness of up to $15,000,000 due to GNOC, Inc. which, when added to the aggregate amount of the Revolving Credit Loans and the Letters of Credit outstanding under the Agreement, does not exceed $50,000,000, (g) additional Indebtedness in an aggregate amount of not more than $2,500,000,
(h) Indebtedness owed to Park Place-Delaware or its Subsidiaries, and (i) obligations to Affiliates of Park Place-Delaware incurred in connection with services rendered in a manner consistent with past practices in an aggregate amount of not more than $5,000,000.

      "Permitted Investments" means (a) investments by Subsidiaries of the Borrower or the Guarantors in the Borrower or Park Place-Delaware; (b) commercial paper rated, on the date of acquisition, P-1 by Moody's or A-1 by Standard & Poor's with maturities not to exceed 180 days after the date of acquisition; (c) certificates of deposit of United States commercial banks (having a combined capital and surplus in excess of $300,000,000) with maturities not to exceed 180 days after the date of acquisition; (d) obligations of, or guaranteed by, the United States government or any agency thereof with maturities not to exceed 180 days after the date of acquisition; (e) money market funds organized under the laws of the United States or any state thereof that invest substantially all their assets in any of the types of investments described in subclause (b), (c) or (d) of this definition; (f) any temporary investment deemed to be cash equivalents under GAAP which is made by the Borrower with either of the Banks; (g) negotiable instruments held for collection in the ordinary course of business; (h) outstanding travel, moving and other like advances to officers, employees and consultants; (i) lease, utility and other similar deposits; (j) stock, obligations or securities received in settlement of debts as a result of foreclosure, perfection or enforcement of any Lien, in each of the foregoing cases in the ordinary course of business; (k) sales of goods or services on credit terms consistent with past practices or as otherwise consistent with credit terms in common use in the casino industry; (l) loans to any employee in an amount not to exceed $250,000 for any individual and $1,000,000 for all employees in the aggregate; (m) deposits with, or bonds issued by the CRDA as may be required to comply with the Borrower's obligations under the New Jersey Casino Control Act; and (n) extensions of credit to customers of the Borrower pursuant to the Borrower's existing credit policies and consistent with past historical practices.

      "Permitted Liens" means (a) Liens securing the obligations funded by or arising under the Indenture, (b) Liens securing the Loans, (c) Liens for Taxes not yet due and payable or being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves as required by GAAP consistently applied have been established and maintained, (d) deposits, Liens or pledges to secure payments of workers' compensation, unemployment or other insurance, (e) Liens arising from judgments in an aggregate amount (i) equal to or less than $500,000 entered against the Borrower, any Subsidiary or the Guarantors, or (ii) greater than $500,000 entered against the Borrower, any Subsidiary or the Guarantors so long as such judgments are paid, discharged or bonded for appeal within 30 days after the entry thereof, (f) Liens arising by operation of law, such as those in favor of carriers, warehousemen and landlords incurred in the ordinary course of business for sums not yet due and payable (i) Liens securing Permitted Indebtedness, (j) easements, rights of way, zoning and similar covenants and restrictions and other similar encumbrances or defects or irregularities in title which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business, (k) liens which may be contested pursuant to Article 10 of the Mortgage, (l) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or the Guarantors, and (m) Liens listed on Schedule A.

      "Person" means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Plan" means an employee pension benefit plan within the meaning of
Section 3(2) of ERISA (other than a multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Borrower, the Guarantors or any ERISA Affiliate is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Borrower, the Guarantors or any ERISA Affiliate.

      "Potential Default" means an event, condition or situation which with the giving of notice, the passage of time, or any combination of the foregoing, would constitute an Event of Default.

      "Prohibited Transaction" has the meaning given to such term in Section 406 of ERISA or Section 4975 of the Code.

      "Reportable Event" has the meaning assigned to such term in Section 4043(b) of ERISA or regulations issued thereunder, excluding events as to which the 30 day notice period is waived pursuant to the regulations issued thereunder.

      "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and each law, treaty, rule, regulation, interpretation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer" means a CFO, CEO, President, Controller, Treasurer or General Counsel of the Borrower or a Guarantor, as the context requires.

      "Restricted Payments" means (a) the declaration or payment by Park Place-Delaware of any dividend on, or any distribution to holders of, any shares of its Capital Stock, (b) the purchase, redemption, acquisition or retirement by Park Place-Delaware for value of any of its Capital Stock or any options, warrants or other rights to acquire such Capital Stock, or (c) any prepayment of amounts due under the Indenture prior to the Maturity Date.

      "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offering rates of major banks).

      "Revolving Credit Loan" has the meaning given to such term in Article II hereof.

      "Revolving Credit Notes"  has the meaning given to such term in
Section 2.03 hereof.

      "Special Dividends" has the meaning given to such term in Section
5.01 hereof.

      "Stockholders' Equity" as of any date means, with respect to any Person, the amount of stockholders' equity (including all Capital Stock other than Disqualified Preferred Stock) that would appear on the balance sheet of such Person as of such date as determined in accordance with GAAP.


      "Subsidiary" means any corporation or other entity, more than 50% of the voting Capital Stock or other voting ownership interests of which is owned, directly or indirectly, by Guarantor or Borrower (as the context requires).

      "Taxes" means any amounts paid by a Person to any Governmental Authority and which would be classified as taxes, assessments, other governmental charges or levies in accordance with GAAP.

      "Tax Sharing Agreement" means the tax sharing agreement between the Borrower, the Guarantors and Bally Manufacturing dated June 17, 1993.

      "Telerate Page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying 8 London interbank offering rates of major banks).

      "Trustee" means the trustee under the Indenture.

      "Unqualified Opinion" means the opinion of Independent Certified Public Accountants opining that the financial statements of any Person were prepared in accordance with GAAP, consistently applied by such Person, without qualification as to (i) the scope of the audit undertaken with respect to such opinion, (ii) such Person's status as a going concern, or
(iii) any other matter which the Banks reasonably deem to impact on facts or conditions that could have a Material Adverse Effect.

      "Upfront Fee" has the meaning given to such term in Section 2.04 hereof.

      SECTION 1.02      Other Definitional Provisions.

      (A) Unless otherwise specified therein, all terms defined in this Agreement shall have the meanings defined herein when used in the Loan Documents or any certificate or other document made or delivered pursuant hereto.

      (B) As used herein and in the Loan Documents and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 1.01, shall have the respective meanings given to them under GAAP. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board , the Accounting Principles Board, or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants and the definitions relating to such financial covenants, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of the Borrower or Park Place-Delaware and its Subsidiaries shall be the same after such changes as if such changes had not been made.

      (C) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

                                 ARTICLE II

                         THE REVOLVING CREDIT LOANS

      SECTION 2.01.  The Credits.

      (A) The Revolving Credit Loans. Subject to the terms and conditions hereof, each Bank severally agrees to extend credit in the form of revolving credit loans (each a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") to the Borrower from time to time from the date hereof until one Business Day prior to the Maturity Date, during which period the Borrower may borrow, repay, and reborrow in accordance with the provisions hereof. The aggregate unpaid principal amount of each Bank's Revolving Credit Loans when added to such Bank's Commitment Percentage of the then outstanding Letter of Credit Obligations shall not exceed such Bank's Commitment. Each disbursement of the Revolving Credit Loans shall be from all of the Banks ratably according to their respective Commitments. Each Revolving Credit Loan shall be in an aggregate amount of not less than $2,000,000 or multiples of $1,000,000 in excess thereof. Within the limits of the amounts set forth above, the Borrower may borrow, repay and reborrow Revolving Credit Loans under this Section.

      (B) The Letters of Credit. Subject to the terms and conditions hereof, the Issuing Bank shall issue Letters of Credit for the account of the Borrower until the Maturity Date in such form and for the benefit of such parties as the Issuing Bank may, in its reasonable discretion, approve. No Letter of Credit shall have an expiration date later than a date one year after the Maturity Date nor contain a term providing for an automatic extension of the expiration, provided that Letters of Credit (i) issued to insurance companies providing worker's compensation insurance in connection with such insurance, and (ii) in an aggregate amount not to exceed $50,000, may contain a term providing for such an automatic extension. The aggregate unpaid principal amount of all of the Revolving Credit Loans and the Letter of Credit Obligations at any one time outstanding shall not exceed the aggregate amount of the Commitments hereunder. The Letter of Credit Obligations shall not exceed in the aggregate at any one time the amount of $2,000,000. Upon the issuance of any Letter of Credit by the Issuing Bank each of the Banks shall be deemed to have purchased, pursuant to the terms of this Agreement, from the Issuing Bank a Letter of Credit Risk Participation in an amount equal to the Letter of Credit multiplied by that Bank's Commitment Percentage. The Issuing Bank shall not be obligated to issue any Letter of Credit hereunder if the issuance of such letter would conflict with, or cause the Issuing Bank or any Bank to exceed any limits imposed by, any applicable Requirement of Law.

      SECTION 2.02.  Notices.

      (A) Borrowings. Borrower shall notify the Agent by telephone by 11:00 A.M. at least one Business Day before the proposed borrowing date (confirmed by a written notice in the form of Exhibit 2.02A, telecopied or otherwise delivered to the Agent within twenty-four hours of the telephonic notice) for each Base Rate Loan, specifying the date and amount of the proposed Base Rate Loan, and the Agent in turn shall notify each other Bank of the proposed Base Rate Loan by 3:00 p.m. of the same day. Borrower shall notify the Agent by telephone by 11:00 A.M. at least three Business Days before the proposed borrowing date (confirmed by a written notice in the form of Exhibit 2.02A telecopied or otherwise delivered to the Agent within twenty-four hours of the telephonic notice) for each LIBO Rate Loan, specifying the date and amount of the proposed LIBO Rate Loan and the length of the proposed LIBO Interest Period, and the Agent shall in turn notify each other Bank by 11:00 A.M. on the second Business Day preceding the proposed borrowing date. On the specified borrowing date each Bank shall make available to the Agent by no later than 12:00 noon (Newark, New Jersey time), at its offices located at 550 Broad Street, Newark, New Jersey, in funds immediately available to the Agent, such Bank's ratable share of such Loan. Upon receipt of such funds by the Agent and upon fulfillment of the applicable conditions set forth in Section 2.14, the Agent will immediately make such funds available to Borrower.

      (B) Issuance of Letters of Credit. Borrower shall provide to Issuing Bank at least seven (7) Business Days (or such shorter time as Issuing Bank may agree in a particular instance) prior to the proposed date of the issuance, a request for issuance of a Letter of Credit. Each request for issuance of a Letter of Credit shall be by telecopy, confirmed immediately in writing, in substantially the form of supplied by the Issuing Bank which shall specify: (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the Letter of Credit;
(iii) the date of expiration of the Letter of Credit which date shall not be more than one year after the issuance of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; and (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder.

      SECTION 2.03. The Revolving Credit Notes. The obligation of Borrower to repay the Revolving Credit Loans shall be evidenced by a promissory note of Borrower (a "Revolving Credit Note"), dated the date of this Agreement, payable to the order of each Bank in a principal amount equal to such Bank's Commitment and otherwise substantially in the form of
Exhibit 2.03 attached hereto. Each Bank is hereby authorized to record on its books and records, the date and amount of each Loan made by such Bank, the date and amount of each payment or prepayment of principal thereof and the interest rate with respect thereto. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any incorrect recordation shall not affect the obligations of the Borrower hereunder or under Revolving Credit Note. Each Revolving Credit Note shall be stated to mature on the Maturity Date.

      SECTION 2.04.  Fees

      (A) Upfront. Borrower shall pay on the date hereof a non-refundable upfront fee (the "Upfront Fee") in the principal amount of $375,000 to the Agent for the pro-rata distribution to the Banks.

      (B) Commitment. Borrower shall pay to the Agent for distribution to each of the Banks a non-refundable commitment fee (the "Commitment Fees") computed at the rate of 1/2 of 1 percent (1/2%) per annum on the average daily undisbursed portion of such Bank's Commitment (to the extent that such Commitment has not been reduced or terminated pursuant to Section 2.05 hereof). The Commitment Fees shall be payable quarterly in arrears on the last day of March, June, September and December in each year, commencing on March 31, 1994, up to and including the Maturity Date.

      (C) Letter of Credit. For each Letter of Credit issued hereunder the Borrower shall pay to the Agent for the ratable benefit of the Banks an annual fee computed at the rate of one and one quarter percent (1.25%) per annum of the amount of the Letter of Credit (the "Letter of Credit Fee"). The Letter of Credit Fee shall be payable prior to the issuance of the Letter of Credit and on the yearly anniversary of the issuance of the Letter of Credit so long as the Letter of Credit remains outstanding. The Letter of Credit Fee shall be nonrefundable.

      (D) Fronting. For each Letter of Credit issued hereunder the Borrower shall pay to the Issuing Bank as issuer of the Letter of Credit an annual fee computed at the rate of one quarter of one percent (.25%) per annum of the amount of the Letter of Credit (the "Fronting Fee"). The Fronting Fee shall be payable prior to the issuance of the Letter of Credit and on the yearly anniversary of the issuance of the Letter of Credit so long as the Letter of Credit remains outstanding. The Fronting Fee shall be nonrefundable.

      (E) Other Letter of Credit Fees. In addition to the foregoing, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

      (F) Agent. Borrower shall pay to the Agent a fee in the amount, on the dates and according to the terms of the Agent's fee letter.

      SECTION 2.05. Repayment and Conversion of Loans. Borrower may at any time repay, in whole or, in a minimum aggregate amount of $1,000,000 as to any Revolving Credit Loan, in part, the outstanding principal amount of the Revolving Credit Loans, upon one Business Day's notice to the Agent. All such payments shall be applied pro rata between the Banks. Base Rate Loans must be repaid on the Maturity Date if not repaid sooner, and may be repaid at any time without penalty or premium. LIBO Rate Loans must be repaid on the last day of the applicable LIBO Interest Period. LIBO Rate Loans may be repaid from the proceeds of a new LIBO Rate Loan for which notice pursuant to Section 2.02 has been given. If no notice is given pursuant to Section 2.02 for a new LIBO Rate Loan, the LIBO Rate Loan has not otherwise been repaid, and the last day of such LIBO Interest Period is not the Maturity Date, the LIBO Rate Loan will be repaid by an automatic conversion of the LIBO Rate Loan to a Base Rate Loan. LIBO Rate Loans may be repaid prior to the last day of the applicable LIBO Rate Period, provided that Borrower shall (i) provide not less than three Business Day's notice to the Agent, and (ii) indemnify each Bank, in accordance with
Section 2.12 (D) hereof, against any loss or expense such Bank incurs as a result of the prepayment of a LIBO Rate Loan. On the date of any such repayment of any LIBO Rate Loan, the Borrower shall pay accrued interest on the amount of the prepayment together with the Indemnification Fee.

      SECTION 2.06 Termination or Reduction of the Commitments. Borrower shall have the right at any time and from time to time, upon two (2) Business Days' prior written notice to the Banks, to ratably terminate the unused portions of the Commitments in whole or ratably reduce them in part, without penalty or premium. Any partial reduction shall be in the minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Any termination or reduction of the Banks' respective Commitments hereunder shall be permanent, and the Commitments cannot thereafter be restored or increased without the written consent of the Banks.

      SECTION 2.07 Interest. (A) Base Rate Loans. Borrower shall pay interest on the unpaid principal amount of each Base Rate Loan from the date on which the Base Rate Loan is disbursed until such principal amount has been repaid in full, payable monthly in arrears on the last Business Day of each calendar month at an annual rate equal to the Adjusted Base Rate, which annual rate shall change simultaneously with each change in the Base Rate.

      (B) LIBO Rate Loans. Borrower shall pay interest on the unpaid principal amount of each LIBO Rate Loan, for the period that begins on the applicable Effective Date and that ends on the last day of the applicable LIBO Interest Period, payable on the last day of the applicable LIBO Interest Period, at an annual rate equal to the Adjusted LIBO Rate.

      (C) Computation of Interest and Commitment Fees. The Commitment Fees and interest on the Base Rate Loans shall be computed on the basis of a year of 365 days or 366 days, as the case may be, for the actual number of days elapsed. Interest on the LIBO Rate Loans shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

      SECTION 2.08 Payments. (A) Borrower will make all repayments and prepayments of principal of the Loans, all payments of interest on the Loans, and all payments of Commitment Fees to the Agent, for the account of the Banks, at 550 Broad Street, Newark, New Jersey, in funds immediately available to the Agent, and the Agent will, by wire transfer, immediately distribute to each Bank, in funds immediately available to each Bank, each Bank's ratable share of the amounts so received by the Agent. Funds received by the Agent later than 1:00 p.m. (Newark, New Jersey time) on the date due shall be deemed to have been paid on the next succeeding Business Day. All payments will be applied first to fees and expenses due under this Agreement, second to accrued and unpaid interest due under this Agreement, and third, to principal due under this Agreement.

      (B) Whenever any payment to be made hereunder or under the Revolving Credit Notes shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest hereunder or under the Revolving Credit Notes or the Commitment Fees, as the case may be.

      SECTION 2.09   The Letters of Credit.

      (A) Reimbursement Obligation. The Borrower agrees to reimburse the Issuing Bank on the day following the date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit for the amount of (i) such draft so paid, (ii) interest on the amount of the draft calculated at the Adjusted Base Rate from the date of payment by the Issuing Bank on the draft, and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. The Borrower's obligation under this section shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, any Bank or any beneficiary of such Letter of Credit. The Borrower agrees that the Issuing Bank and the Banks shall not be responsible for, and the Borrower's reimbursement obligations hereunder shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary or transferee of such letter of credit. The Bank shall not be liable for any error, omission, interruption or delay in transmission, in connection with any Letter of Credit.

      (B) Letter of Credit Risk Participations. Promptly after issuance of each Letter of Credit, the Issuing Bank shall deliver to Borrower and the Banks a copy of such Letter of Credit. Immediately upon the issuance of each Letter of Credit, each Bank (other than the Issuing Bank) shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in any amount equal to the Commitment Percentage of such Bank (a "Letter of Credit Risk Participation"). In the event Borrower shall fail to reimburse Issuing Bank for the full amount of any drawing on the date following the date such drawing is honored by the Issuing Bank under the Letter of Credit, the Borrower shall be deemed to have requested a Base Rate Loan in the amount of such drawing and any interest and expenses thereon, and the Agent shall pay to the Issuing Bank the proceeds of such loan in reimbursement for the drawing under the Letter of Credit. Each Bank agrees to perform its obligations to make a Base Rate Loan necessary to fund an unreimbursed drawing under a Letter of Credit despite the expiration of their Commitment to make a Revolving Credit Loan as such, the occurrence of a Default or any Event of Default or any inability of Borrower to require such Bank to fulfill its other obligations hereunder including, without limitation, any inability resulting from the operation of Bankruptcy Code Section 365(c)(2) (11 U.S.C. Section 365(c)(2)) or otherwise. The obligation of each Bank to make a Base Rate Loan necessary to fund an unreimbursed drawing under a Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Bank may have or have had against the Issuing Bank (or any other Bank), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit or any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable.

      (C) Obligation to Provide Cash Collateral. On the Maturity the Borrower shall provide to the Issuing Bank cash in an amount equal to the face amount of the Letters of Credit then outstanding to be held as cash collateral until the termination of the obligations of the Issuing Bank thereunder.

      SECTION 2.10 Reimbursement to Banks for Cost Increases Imposed By Law. (A) If any Bank shall determine that the adoption of any applicable law, rule, regulation or guideline (including those regarding capital adequacy), or any change therein, or any change in the interpretation or administration thereof, by any Governmental Authority, central bank or comparable authority charged with the interpretation or administration thereof, or the effectiveness after the date hereof of any of the foregoing which have been previously adopted but are not yet fully effective (including, but not limited to, each phase in the effectiveness of the "Risk-Based Capital Guidelines" which have been previously adopted by the United States Office of the Comptroller of the Currency and certain other United States banking regulatory agencies), or compliance by any Bank with any direction, requirement or request regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, central bank or comparable agency: (a) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and such Bank determines that the amount of such capital is increased as a consequence of such Bank's obligations under this Agreement (taking into consideration such Bank's policies (in effect on the date hereof) with respect to capital adequacy and such Bank's targeted return on capital), or (b) subjects any Bank to any tax, duty or other charge, or changes the basis of taxation of the Loans (other than income or franchise taxes payable by the Banks); then, upon receiving notice as described in subsection 2.10(B) from such Bank, the Borrower shall promptly pay to such Bank, any additional amounts as will compensate such Bank and/or any corporation controlling such Bank for such change.

      (B) Each Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the basis for and the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of material error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

      SECTION 2.11 Mandatory Repayments. If at any time the aggregate unpaid principal amount of the Loans and the Letter of Credit shall be in excess of $50,000,000 (or such lesser amount which may be in effect after the Borrower shall have reduced the Commitments pursuant to Section 2.05), the Borrower shall immediately make a repayment of principal on the Loans in an amount equal to such excess, together with accrued interest, on each amount being prepaid to and including the date of such repayment.

      SECTION 2.12   Special Provisions for LIBO Rate Loans.

            (A) Unavailability of Funds and Indeterminate Interest Rates. If on or before the date the Banks are to make any LIBO Rate Loan or on or before any Effective Date (1) the Agent determines in good faith that it is unable to obtain funds at the LIBO Rate for an elected Interest Period, including due to the unavailability of funds at such rate, any change in existing law, any new law, the length of such Interest Period, or otherwise or (2) no adequate means exists to determine the Adjusted LIBO Rate for such Interest Period, then Borrower shall be required to elect an Interest Period of a length for which Agent may obtain funds at the LIBO Rate or, alternatively, to request that the Banks make a Base Rate Loan in lieu of a LIBO Rate Loan.

            (B) Changes Affecting Ability to Maintain Funds. If, during any Interest Period, any change in existing law, any new law, or any other factor prevents Agent in its good faith determination from maintaining funds at the LIBO Rate for such Interest Period and requires Agent to cease so maintaining funds actually so maintained prior to termination of such Interest Period, then on the date of such required cessation, Borrower shall be required to elect an Interest Period of a length for which Agent may maintain funds at the LIBO Rate or, alternatively, to request that on that date the Banks make a Base Rate Loan in the amount of the outstanding LIBO Rate Loan, all of the proceeds of which shall be used to prepay the outstanding LIBO Rate Loan. In addition, within 30 days after demand by any Bank, Borrower shall reimburse such Bank against any loss or expense such Bank has certified in writing to Borrower and Agent that such Bank has incurred as a result of any such required cessation, including, but not limited to, any interest or fees payable by such Banks to lenders of funds obtained by them in order to make or maintain such LIBO Rate Loans.

            (C) Ineligible Interest Periods. If, on any date Banks are to make a LIBO Rate Loan or on any Effective Date, the period of time from such date or such Effective Date to the Maturity Date is less than one month, a Base Rate Loan shall be made on such date in lieu of a LIBO Rate Loan.

            (D) Reimbursement for Losses. Within 30 days after demand by any Bank, Borrower shall reimburse by payment of an Indemnification Fee to such Bank for any loss or expense (including, but not limited to, any interest or fees payable by such Banks to lenders of funds obtained by them in order to make or maintain such LIBO Rate Loans) which such Bank incurs as a result of any prepayment, or conversion of a LIBO Rate Loan to a Base Rate Loan, on a date other than the last day of the applicable Interest Period. With each demand for reimbursement under this Section 2.12, such Bank shall submit a certificate to Agent and Borrower setting forth the basis for the demand.

            (E) Funding Through Other Offices. Each Bank may fulfill its Commitment for LIBO Rate Loans by causing a foreign branch or affiliate of such Bank to make LIBO Rate Loans. Nevertheless, the Borrower shall owe its obligations on LIBO Rate Loans to such Bank rather than to any foreign branches or affiliates of such Bank. Each Bank shall repay its foreign branches or affiliates.

            (F)  Discretion of Banks as to Manner of Funding.
Notwithstanding any other provision of this Agreement, each Bank may fund or maintain its funding of all or any part of the Loans in any manner it chooses.

      SECTION 2.13 Taxes Related to Agreement. All payments of principal, interest and fees to be made by the Borrower pursuant to this Agreement shall be made free and clear of and without reduction or withholding for or on account of any present or future income, excise, or other taxes, levies, imposts, duties, charges, or fees of whatever nature now or hereafter imposed by any governmental or other taxing authority of or in the United States of America (including the Commonwealth of Puerto
Rico), unless the withholding or other payment of such taxes is required by applicable law. In the event that the Borrower is required by applicable law to make any such withholding or deduction of such taxes with respect to any loan or fee, an amount equal to the amount withheld or deducted shall be credited to the Borrower and treated as having been paid with respect to such loan or fee.

      SECTION 2.14. Conditions Precedent to All Disbursements. The obligation of each Bank to make any Revolving Credit Loan or issue any Letter of Credit is subject to the conditions precedent that:

      (A) The representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the date of such Revolving Credit Loan as though made on and as of such date, except to the extent that (i) such statements expressly are made only as of the Closing Date, or (ii) the Borrower has previously provided to the Banks written notice of any material change in the facts set forth in such representations and warranties.

      (B) No Potential Default or Event of Default shall have occurred and be continuing, or will result from the making of such Revolving Credit Loan.

                                 ARTICLE III

                       REPRESENTATIONS AND WARRANTIES

      In order to induce the Banks to enter into this Agreement and to make the Loans, the Borrower and each Guarantor hereby represents and warrants to the Banks that the statements set forth in this Article III are true, correct and complete.

      SECTION 3.01. Existence. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of New Jersey. Park Place-Delaware is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Realty is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. The Borrower and each Guarantor have all requisite corporate power and authority to conduct its business and to own its properties and each is duly qualified as a foreign corporation in good standing in all jurisdictions, if any, in which its failure so to qualify could reasonably be expected to produce have a Material Adverse Effect.

      SECTION 3.02.  Authorization; No Legal Bar; No Default.
The execution, delivery and performance by the Borrower and the Guarantors of the Loan Documents have been duly authorized by all necessary corporate action, and do not and will not violate or conflict with any current provision of any Requirement of Law, including the Casino Control Act and any rules or regulations of the Casino Control Commission, or of the charter or by-laws of Borrower or either of the Guarantors or result in a breach of or constitute a default under any indenture (including the Indenture), or other material instrument or agreement to which the Borrower or a Guarantor is a party or by which any of them or their properties may be bound or affected.

      SECTION 3.03 Validity of the Loan Documents. The Loan Documents when duly executed and delivered will constitute, valid and legally binding obligations of Borrower and each of the Guarantors enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

      SECTION 3.04. Financial Information. The Guarantors and the Borrower have previously furnished to the Banks true and complete copies of the Consolidated balance sheet and statements of income, Stockholders' Equity and cash flows of Park Place-Delaware and its Subsidiaries as of December 31, 1992, audited by Ernst & Young. The Guarantors and the Borrower have previously furnished to the Bank an unaudited Consolidated balance sheet and statements of income, stockholder's equity and cash flows of Park Place - Delaware and its subsidiaries as of December 31, 1993 prepared by Park Place - Delaware. The aforementioned financial statements show all material liabilities, direct and contingent, and present fairly the financial position, the results of operations and cash flows at such dates and for the periods ended on such dates, all in accordance with GAAP consistently applied. From December 31, 1993 to the Closing Date, there has been no material adverse change in the business, financial condition, operations or prospects of the Borrower and the Guarantors taken as a whole.

      SECTION 3.05. Litigation. Except as disclosed in Schedule 3.05 attached hereto, there are no actions, suits or proceedings pending or to their knowledge threatened against Borrower or any Guarantor or any of their respective properties before any court or governmental department, commission, board, bureau, agency, instrumentality (domestic or foreign) or other Governmental Authority that, if determined adversely to Borrower or a Guarantor, could reasonably be expected to produce a Material Adverse Effect.

      SECTION 3.06. Disclosure of Indebtedness and Contingent Liabilities. Except for Indebtedness and Contingent Liabilities which in the aggregate total $500,000 or less, as of the date of this Agreement there are no Contingent Liabilities or Indebtedness of Park Place-Delaware and its Subsidiaries that are not disclosed on the financial statements mentioned in Section 3.04, permitted by Section 5.05 or by Schedule 3.06 attached hereto.

      SECTION 3.07. Taxes. Borrower and each Guarantor have been included in all Consolidated federal income tax returns and unitary state income and franchise tax returns required to be filed with respect to each entity before the date of this Agreement and all Taxes, assessments and charges shown to be due thereon have been paid, to the extent they were required to be paid before the date of this Agreement. Borrower and each of the Guarantors have each filed all other tax returns and reports required to be filed before the date of this Agreement and each has paid all Taxes, assessments and charges shown to be due thereon, to the extent that they were required to be paid before the date of this Agreement. To the extent that Taxes, assessments or charges for periods before the date of this Agreement are imposed on Borrower or a Guarantor, which additional Taxes, assessments or charges exceed those amounts previously paid by Borrower or such Guarantor, adequate reserves for such amounts have been accrued in accordance with GAAP in the financial statements of Borrower and the Guarantors.

      SECTION 3.08. Liens. The property and assets of Borrower and each Guarantor are not subject to any Lien other than Permitted Liens.

      SECTION 3.09. Consents. No authorization, consent, approval, license, exemption by or filing or registration with any court or Governmental Authority (including the Casino Control Commission and the Board of Governors of the Federal Reserve System) is or will be necessary for the valid execution, delivery or performance by Borrower or the Guarantors of the Loan Documents (except as may have been obtained prior to the execution of this Agreement).

      SECTION 3.10. ERISA. Each Plan maintained for employees of Borrower and each Guarantor and covered by Title IV of ERISA is in good standing.
No Reportable Event or material failure of compliance with the Code has occurred and is continuing with respect to any Plan.

      SECTION 3.11. Ownership of Borrower. Park Place - Delaware owns 100% of the voting securities of Borrower.

      SECTION 3.12. Ownership of Guarantor. Bally's Casino Holdings, Inc. owns 100% of the voting securities of Park Place-Delaware.

      SECTION 3.13. Gaming Licenses. As of the date hereof, all Gaming Licenses of the Borrower have been obtained and are in full force and effect. The Borrower's Gaming Licenses are renewed periodically but generally every 2 years, and the next date for such renewal is June 30, 1994.

      SECTION 3.14. Margin Stock. Borrower does not engage in the business of making loans to purchase or carry Margin Stock and none of the proceeds of the Loans will be used to purchase or carry Margin Stock.

      SECTION 3.15. Stock as Collateral. The Collateral does not include any stock in any corporation.

      SECTION 3.16.  Environmental Matters.  Except as set forth in
Schedule 3.16 attached hereto, Park Place-Delaware and each of its Subsidiaries have to the best of their knowledge obtained all permits, licenses and other authorizations which are required with respect to their businesses under all applicable Environmental Laws. Park Place-Delaware and each of its Subsidiaries are in compliance with all Environmental Laws, and all terms and conditions of the required permits, licenses and authorizations, except where a failure to comply will not result in a Material Adverse Effect, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, except where a failure to comply will not result in a Material Adverse Effect. Neither Park Place-Delaware nor any of its Subsidiaries has received from any Person or Governmental Authority written notice of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance except where the lack of such continued compliance would not have a Material Adverse Effect, or which may give rise to any liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation reasonably expected to have a Material Adverse Effect, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste. Neither Park Place-Delaware nor any of its Subsidiaries are aware of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued substantial compliance in a way that would reasonably be expected to have a Material Adverse Effect, or which may give rise to any liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation reasonably expected to have a Material Adverse Effect, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

      SECTION 3.17.  Burdensome Restrictions.  Except as reflected on
Schedule 3.17, the Borrower and Guarantors are not subject to any Burdensome Restriction or Potential Default under any material contract to which they are a party.

      SECTION 3.18. Projections; Budgets. All of the projections and budgets submitted to the Banks by the Borrower and/or each Guarantor were prepared and submitted in good faith.

      SECTION 3.19. Compliance with Laws. The Borrower and each of the Guarantors is in compliance with all laws including, without limitation, all tax laws, Environmental Laws and ERISA except (a) where noncompliance would not have a Material Adverse Effect, and (b) such compliance is being contested under Article 10 of the Mortgage.

      SECTION 3.20. Intellectual Property. The Borrower and each of the Guarantors has the right to use its Intellectual Property. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of such Intellectual Property, nor does it know of any valid basis for any such claim. To its knowledge, the use of such Intellectual Property does not infringe on the rights of any Person.

      SECTION 3.21 Labor Matters. Except as set forth on Schedule 3.21A attached hereto, neither the Borrower nor any Guarantor is a party to any labor union or collective bargaining agreements. The Borrower and each Guarantor are in compliance with all applicable laws respecting employment and employment practices, including, without limitation, laws, regulations, and judicial and administrative decisions relating to wages, hours, conditions of work, collective bargaining, health and safety, payment of social security, payroll, withholding and other Taxes, worker's compensation, insurance requirements, as well as requirements of ERISA and the Consolidated Omnibus Budget Reconciliation Act, except to the extent that noncompliance would not have a Material Adverse Effect on the business, operations or financial condition of the Borrower or the Borrower and the Guarantor taken as a whole. Except as disclosed on Schedule 3.21B, hereto, there are no (a) unfair labor practice complaints pending or, to the best knowledge of the Borrower or any Guarantor, threatened against the Borrower or a Guarantor before the National Labor Relations Board or any court nor any pending or, to the best knowledge of the Borrower or any Guarantor, threatened sexual harassment or wrongful discharge claims which could result in a cessation of the operations of the Borrower, (b) labor strike, dispute, slowdown, or stoppage pending or, to the best knowledge of the Borrower or any Guarantor, threatened against the Borrower or a Guarantor which could result in a cessation of the operations of the Borrower, or (c) representation or petition, respecting the employees of the Borrower or a Guarantor filed or threatened to be filed with the National Labor Relations Board which could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.22. Brokerage Commissions. Except for fees paid to the Banks hereunder, no Person is entitled to receive from the Borrower or any Guarantor any brokerage commission, finder's fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Agreement. No brokerage or other fee, commission or compensation is to be paid by the Banks by reason of any act, alleged act or omission of the Borrower or any Guarantor with respect to the transactions contemplated hereby.

      SECTION 3.23. Investment Company Act. Neither Park Place-Delaware nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                                 ARTICLE IV

                            AFFIRMATIVE COVENANTS

      So long as any amount due any Bank hereunder remains unpaid, or any Bank shall have any Commitment hereunder, Park Place-Delaware and its Subsidiaries on a Consolidated basis or the Borrower shall comply with the following affirmative covenants:

      SECTION 4.01. Consolidated Net Worth. Park Place-Delaware and its Subsidiaries, on a Consolidated basis, shall maintain at all times a Net Worth of not less than (a) $1,000,000 during the period from the Closing Date to December 30, 1994, (b) $5,000,000 during the period from December 31, 1994 to September 29, 1995, (c) $10,000,000 during the period from September 30, 1995 to June 29, 1996, (d) $15,000,000 during the period from June 30, 1996 to September 29, 1996, and (e) $17,500,000 thereafter.

      SECTION 4.02. Consolidated Income. Park Place-Delaware and its Subsidiaries, on a Consolidated basis, shall have Net Income greater than $1 for the following periods: (a) July 1, 1994 through December 31, 1994,
(b) January 1, 1995 through June 30, 1995, (c) July 1, 1995 through December 31, 1995, (d) January 1, 1996 to June 30, 1996, and (e) July 1, 1996 through December 31, 1996.

      SECTION 4.03. Consolidated Interest Coverage Ratio. Park Place-Delaware and its Subsidiaries, on a Consolidated basis, shall have a Consolidated Interest Coverage Ratio of not less than 1.75 to 1 as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 1994, calculated for the four Fiscal Quarters then ending.

      SECTION 4.04. Consolidated Fixed Cost Ratio. Park Place-Delaware and its Subsidiaries on a Consolidated basis, shall have at the end of each Fiscal Quarter, a Consolidated Fixed Cost Ratio of not less than 2 to 1 calculated for the four Fiscal Quarters then ending.

      SECTION 4.05. Financial Information. The Borrower and each of the Guarantors will furnish to the Banks the following financial information and notices:

            (A) as soon as available, but in any event within 60 days after the end of the first three Fiscal Quarters of each Fiscal Year, unaudited quarterly Consolidated financial statements of Park Place-Delaware and its Subsidiaries certified by the CFO of Park Place-Delaware;

            (B) as soon as available, but in any event within 120 days after the end of each Fiscal Year, (i) annual audited Consolidated financial statements of Park Place-Delaware and its Subsidiaries accompanied by an Unqualified Opinion, and (ii) unaudited Consolidating financial statements of Park Place-Delaware and its Subsidiaries certified by the CFO of Park Place-Delaware;

            (C) with the annual audited Consolidated financial statements, commencing with respect to the period ending December 31, 1994, a certificate, substantially in the form attached as Exhibit 4.05(C), of the Independent Certified Public Accountants reporting on such financial statements stating to the effect that in making the examination necessary therefor no knowledge was obtained of any Potential Default or Event of Default under the Loan Documents;

            (D) no later than 30 days after delivery of the annual audited financial statements referred to above, a management letter executed and delivered by the Independent Certified Public Accountants reporting on such financial statements or a letter stating that there was no management letter by such accountants;

            (E) concurrently with the delivery of the quarterly financial statements referred to above, a certificate of the CFO of Park Place-Delaware stating that no Potential Default or Event of Default under the Loan Documents is in existence except as specified in such certificate, and setting forth in reasonable detail the calculations pursuant to which compliance with financial covenants was determined;

            (F) within five (5) days following their filing, copies of all documents filed with the Securities and Exchange Commission by Park Place-Delaware or the Borrower; and

            (G) promptly after approval by the Board of Directors of Park Place-Delaware, annual budgets, projections and forecasts with assumptions prepared by the Borrower or Park Place-Delaware, or any changes or adjustments to any such budgets, projections, forecasts or assumptions if submitted to the Board of Directors of Park Place - Delaware;

      SECTION 4.06. Reports. The Borrower and each Guarantor will furnish to the Banks:

            (A) as soon as practical and in any event within 5 Business Days after a Responsible Officer becomes aware of the occurrence of any Potential Default or Event of Default, a written statement by the CEO or CFO of the Borrower or Guarantors setting forth details of such default, stating whether or not the same is continuing and, if so, the action that the Borrower or Guarantors propose to take with respect thereto;

            (B) as soon as practical and in any event within 5 Business Days after a Responsible Officer receives knowledge thereof, notice in writing of all actions, investigations, suits and proceedings before any court, governmental department, commission, board, bureau, agency, instrumentality, or other Governmental Authority, domestic or foreign, affecting the Borrower or either Guarantor that could reasonably be expected to have a Material Adverse Effect;

            (C) as soon as practical and in any event within 5 Business Days after a Responsible Officer knows or has reason to know that any Reportable Event has occurred with respect to any Plan, a written statement by its CEO or CFO setting forth details of the Reportable Event and indicating what action, if any, the Borrower or Guarantors propose to take with respect thereto, together with a copy of any required notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

            (D) as soon as practical and in any event within 5 Business Days after a Responsible Officer becomes aware of the occurrence of a change or event concerning the Borrower or either Guarantor that has or could reasonably be expected to have a Material Adverse Effect, a statement from its CEO or CFO setting forth the details of such change or event and the action that it proposes to take with respect thereto;

            (E) as soon as practical and in any event with 1 Business Day after a Responsible Officer receives knowledge thereof, notice in writing of the revocation, suspension or loss of any of its Gaming Licenses;

            (F) as soon as practical and in any event within 5 Business Days after a Responsible Officer learns of any labor dispute that could reasonably be expected to have a Material Adverse Effect or the termination, prior to scheduled expiration, of any collective bargaining agreement or labor contract to which Park Place-Delaware or its Subsidiaries is a party or by which one or all of them is bound;

            (G) as soon as practical, such other information respecting its business, properties, operations, conditions (financial or otherwise) or prospects as the Banks may at any time and from time to time reasonably request be furnished to them.

      SECTION 4.07. Insurance. Borrower and each of the Guarantors will maintain at all times the following insurance:

            (A) "All-Risk" fire and hazard insurance in an amount of at least the full replacement value of the Collateral and otherwise on terms customary in the casino industry and naming the Agent as collateral agent as loss payees as its interest may appear under a standard mortgagee endorsement clause;

            (B) commercial liability insurance (broad form) covering injury and damage to Persons and property in amounts and on terms customary in the casino industry and naming the Banks as an additional insured as their interests may appear;

            (C) flood insurance in an amount equal to the maximum available amount under the Federal Flood Insurance Program; and

            (D) such other insurance as may be from time to time customary in the casino industry.

All such insurance policies will include a provision that such policy will not be canceled, altered or in any way limited in coverage or reduced in amount unless the Banks are notified in writing at least thirty (30) days prior to such change. Each insurance policy will be written by insurance companies authorized or licensed to do business in the New Jersey, having an Alfred M. Best Company, Inc. rating of A or higher and a financial size category of not less than VII.

      SECTION 4.08. Taxes. Borrower and each of the Guarantors will pay when due all Taxes, assessments and charges imposed upon them or their respective properties or that they are required to withhold and pay over, except where the same are being contested in good faith and adequate reserves have been set aside, which do not result in any Liens other than Permitted Liens.

      SECTION 4.09. Compliance with Laws. Borrower and each of the Guarantors will comply with all Requirements of Law, including without limitation, all Tax laws, Environmental Laws and ERISA, except where the lack of such compliance would not have a Material Adverse Effect.

      SECTION 4.10. Inspection of Property; Books and Records; Discussions. Borrower and each of the Guarantors will keep proper books and records of accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities. Borrower and each of the Guarantors shall permit the Banks, upon reasonable notice from the Banks or their representatives (a) to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours, as often as may reasonably be desired, (b) to discuss its business, operations, properties, financial and other conditions with its CEO, CFO and such other officers and employees as the Banks may from time to time reasonably request, (c) to discuss its affairs with the Borrowers' Independent Certified Public Accountants together with the Borrower's CEO or CFO; provided, however, that if a Potential Default exists or an Event of Default has been declared, the Banks shall not be required to provide notice to carry out the activities set forth above in (a), (b) and (c). Any inspection conducted by the Banks shall not relieve the Borrower or the Guarantors of any obligation to provide any notices required under the terms of this Agreement or any of the Loan Documents.
      SECTION 4.11. ERISA. The Borrower and each Guarantor will comply with the provisions of ERISA and the Code with respect to each Plan, except where the lack of such compliance would not have a Material Adverse Effect.

      SECTION 4.12. Preservation of Corporate Existence, Etc. The Borrower and each Guarantor will preserve and maintain its corporate existence, good standing and compliance with its certificate of incorporation, by-laws and other corporate documents executed by the Borrower or any of the Guarantors.

      SECTION 4.13. Maintaining Ownership of Properties. The Borrower and each Guarantor will maintain or cause to be maintained in all material respects in good repair and working order and condition, excepting ordinary wear and tear, or make diligent efforts to repair, as the case may be, all of its properties material to its operations, will make or cause to be made in all material respects all appropriate repairs, renewals and replacements thereof, consistent with past practice.

      SECTION 4.14. Maintenance of Licenses, Permits, etc. The Borrower and each Guarantor shall maintain in full force and effect all licenses, permits, governmental approvals, franchises, authorizations or other rights necessary for the operation of its business, except where the failure to maintain any of the foregoing would not have a Material Adverse Effect.

      SECTION 4.15. Further Assurances. At any time and from time to time on or after the date of this Agreement, upon the reasonable request of a Bank, the Borrower or any Guarantor will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered all such further instruments, acts, deeds, and assurances as may be reasonably required by a Bank for the purpose of carrying out the provisions and intent of the Loan Documents.

      SECTION 4.16. Use of Proceeds. The Borrower shall use the proceeds of the Revolving Credit Loans for (a) working capital, or (b) until June 30, 1995 to fund Special Dividends (subject to the restrictions contained in Section 5.01.

                                  ARTICLE V

                             NEGATIVE COVENANTS

      So long as any amount due any Bank hereunder remains unpaid, or any Bank shall have any Commitment hereunder, the Borrower, the Guarantors and each of them shall, and shall cause their Subsidiaries to comply with the following negative covenants:

      SECTION 5.01. Limitation on Restricted Payments. Restricted Payments made after the date hereof shall be limited to the sum (a) dividends (i) paid on or about the Closing Date, or (ii) from any payment returned by the Trustee under the indenture related to Funding's 11 7/8% First Mortgage Notes in connection with the defeasance of those Notes, of an amount not in excess of $35,000,000 (the "Closing Dividends"), (b) 50% of Net Income of Park Place-Delaware earned after April 1, 1994 (the "Income Dividend"), and (c) dividends at or after the closing of the Indenture in the aggregate amount of $50,000,000 (the "Special Dividends") provided (i) no more than $30,000,000 at any one time outstanding of proceeds from the Facility may be used to fund the payment of Special Dividends, and (ii) that after June 30, 1995 the proceeds of the Revolving Credit Loans may not be used to fund the Special Dividends.

      SECTION 5.02. Limitation on Liens. Park Place-Delaware and its Subsidiaries will not incur, create, assume or permit to exist any Liens except Permitted Liens, provided that in the event that a Lien other than a Permitted Lien should exist (a) which Lien does not have a Material Adverse Effect, and (b) is other than as a result of the intentional acts of Park Place- Delaware or its Subsidiaries, such party shall have 30 days after the receipt of written notice from one or more of the Banks to remove such Lien.

      SECTION 5.03. Limitation on Indebtedness. Park Place-Delaware and its Subsidiaries will not create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

      SECTION 5.04. Limitation on Investments. Park Place-Delaware and its Subsidiaries will not make any Investments other than Permitted Investments.

      SECTION 5.05. Limitation on Contingent Liabilities. Park Place-Delaware and its Subsidiaries will not undertake or otherwise become responsible for any Contingent Liabilities except for:

      (A) obligations under the Indenture or the Revolving Credit Loans and this Loan Agreement;

      (B) obligations of Bally Manufacturing to the holders of certain shares of preferred stock of Bally Manufacturing, whether or not issued on the date hereof and one of which holders may be an officer of Park Place-Delaware, in an amount up to $10,000,000 (the "Preferred Stock Guaranty") under a written agreement satisfactory to the Lenders, which agreement provides, among other things, that it will be a condition precedent to the payment under the Preferred Stock Guaranty that (i) there are no Revolving Credit Loans then outstanding under the Facility, (ii) payment is within ten to twenty days following the delivery of the latest quarterly financial statements of Park Place-Delaware to the Banks (the "Guaranty Enforcement Period"), (iii) no Event of Default shall have occurred or be continuing during the Guaranty Enforcement Period, and (iv) during the Guaranty Enforcement Period Park Place-Delaware is not aware of any event that is likely to occur before the end of the next fiscal quarter or the next 90 days, whichever is later, which would cause there to be an Event of Default. If payment under the Preferred Stock Guaranty is to be made, satisfaction of the two conditions listed as (iii) and (iv), above, shall be evidenced by a certificate of the Chief Executive Officer of Park Place-Delaware delivered during the Guaranty Enforcement Period. Prior to the issuance of the Preferred Stock Guaranty Park Place-Delaware shall provide to the Lenders an opinion of Counsel containing customary exclusions and exceptions, and acceptable in form and substance to the Lenders in the form of Exhibit 5.05B.

      (C) obligations of Affiliates of Park Place-Delaware up to an amount of $20,000,000 of guaranties of performance related to construction.

provided, that in no event shall the total obligations arising under subsections (B) and (C) at any time exceed an aggregate amount of $20,000,000.

      SECTION 5.06. Limitation on Mergers; Sale of Assets. Park Place-Delaware, and its Subsidiaries will not (a) consolidate with or be a party to a merger with any other Person, (b) purchase all or substantially all of the assets of any Person, (c) purchase stock in any Person, (d) create, acquire or have any Subsidiaries other than those listed on Schedule 5.06, or (e) sell, lease or otherwise dispose of all or any substantial part of its assets.

      SECTION 5.07. Limitation on Change of Nature of Business. Park Place-Delaware and its Subsidiaries will not make any material change in the nature of their businesses as conducted on the date of this Agreement.

      SECTION 5.08.  Regulation U.

            (A) Borrower will not use the proceeds of the Loans to purchase or carry any Margin Stock.

            (B) Borrower will not engage in the business of making loans to purchase or carry Margin Stock.

            (C) No more than 25% of the Borrower's assets will consist of Margin Stock.

      SECTION 5.09. Transactions with Affiliates. Subject to compliance with the other terms and conditions of this Agreement and except for (i) Permitted Investments, (ii) guaranties allowed pursuant to Section 5.05,
(iii) the payment of reasonable and customary fees to the directors of the Borrower and its Subsidiaries, (iv) loans and advances to and other employment arrangements with any officer or employee of the Borrower or its Subsidiaries , and (v) transactions with Affiliates in effect of the Closing Date, Park Place-Delaware and its Subsidiaries will not enter into any transaction (whether constituting a loan, lease, financing, sale or otherwise) with an Affiliate, unless such transaction occurs in the ordinary course of business and upon terms and conditions which are not materially less favorable to it than other comparable arms length transactions between it and a Person other than an Affiliate.

      SECTION 5.10. Limitation on Long-Term Leases; Sale and Lease-Back Transactions. Except for the transactions listed on Schedule 5.10, attached hereto, and leases of retail shops, Park Place-Delaware and its Subsidiaries will not (a) become obligated as lessee or otherwise under any Long-Term Lease; and (b) enter into any arrangement with any Person providing for the leasing of any real or personal property, which property has been or is to be sold or transferred by it to such Person.

      SECTION 5.11.  Amendment of Articles of Incorporation or By-Laws.
The Borrower and each Guarantor shall not amend, modify or supplement their respective articles of incorporation or By-Laws, except upon at least ten
(10) days prior express written notice to the Banks.
      SECTION 5.12. ERISA. Neither the Borrower nor any Guarantor shall permit any of its ERISA Affiliates to do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act except where the lack of such compliance would not have a Material Adverse Effect:

            (A) Engage, or permit an ERISA Affiliate to engage in any Prohibited Transaction for which a statutory or class exemption is not available or a private exemption has not been obtained from the United States Department of Labor;

            (B) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived;

            (C) Fail, or permit an ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

            (D) Terminate, or permit an ERISA Affiliate to terminate, any benefit Plan which would result in any liability of the Borrower, Guarantor or an ERISA Affiliate under Title IV of ERISA; or

            (E) Fail, or permit any ERISA Affiliate to fail, to pay any required installment under section (m) of Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment.

      SECTION 5.13. Maintenance of Property. Neither the Borrower nor the Guarantors shall demolish, destroy, replace or build any major structures without the prior written consent of the Banks.

      SECTION 5.14. Amendment to Indenture. Park Place-Delaware and its Subsidiaries will not amend the Indenture.

      SECTION 5.15. No Additional Intangible Assets. After the Closing Date Park Place-Delaware and its subsidiaries will not engage in any transaction which would cause the addition of intangible assets to their balance sheets.

                                 ARTICLE VI

                            DEFAULT AND REMEDIES

      SECTION 6.01. Events of Default. Each of the following shall be an Event of Default, whatever the reason therefor, upon the giving of written notice by one or more of the Banks to the Borrower:

            (A) Borrower shall fail to make any payment or payments of principal under this Agreement on the date when any such payment becomes due and payable.

            (B) Borrower shall fail to make any payment or payments of interest under this Agreement within 2 Business Days after the date when any such payment may become due and payable.

            (C) Any representation or warranty made in the Loan Documents or in any certificate, agreement, affidavit, instrument, statement, opinion or report of the Borrower or any Guarantor contemplated hereby or made or delivered pursuant hereto or in connection herewith, shall prove to have been incorrect in any material respect on or as of the date made or deemed made pursuant to Section 2.14.

            (D) There shall be a default in the observance or performance of any agreement contained in Article V of this Agreement.

            (E) There shall be a default in the observance or performance of any covenant in this Agreement or any Loan Document other than as provided for in paragraphs (A) to (D) of this Article, and such default shall continue unremedied for a period of 30 days.

            (F) Borrower or any of its Subsidiaries shall fail to pay any obligation for the repayment of borrowed money or the installment purchase price of property, or any interest or premium thereon, when due (taking into account any applicable grace periods), in an aggregate amount in excess of $250,000, whether such obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, except if and so long as the Borrower or any of its Subsidiaries shall in good faith dispute such obligation and provide suitable financial assurance demonstrating its ability to meet such obligation.

            (G) There has been an Event of Default and the Trustee has made a declaration of acceleration under the terms of the Indenture.

            (H) Bally Manufacturing ceases to own or control, directly or indirectly, a majority of the voting securities of Park Place-Delaware.

            (I) Park Place-Delaware ceases to own or control a majority of the voting securities of the Borrower.

            (J) (i) Park Place-Delaware or any of its Subsidiaries commence any case, proceeding or other action (a) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Park Place-Delaware or its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Park Place-Delaware or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which shall not have been vacated or discharged within 60 days from the commencement thereof; or (iii) there shall be commenced against Park Place-Delaware or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Board of Directors of Park Place-Delaware or any of its Subsidiaries shall pass any resolution in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii), or (iii) above; or (v) Park Place-Delaware or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

            (K) (i) Park Place-Delaware or any ERISA Affiliate shall engage in any Prohibited Transaction involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA) shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed to administer or to terminate, any single employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any single employer Plan shall terminate for purposes of Title IV of ERISA, (v) Park Place-Delaware, any of its Subsidiaries or any ERISA Affiliate shall, or in the reasonable opinion of the Banks is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

            (L) One or more judgments or decrees shall be entered against Park Place-Delaware and any of its Subsidiaries involving in the aggregate a liability (not paid when due) in excess of $1,000,000, unless such judgments or decrees are fully covered by insurance, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.

            (M) The casino license held by Borrower is suspended, revoked or not renewed, unless the Borrower regains its license within 7 days of the date of such suspension, revocation or non-renewal or the Casino Control Commission appoints a conservator with respect to the operation of the Casino Hotel.

            (N) Park Place-Delaware or any of its Subsidiaries contest the validity of the any of the Loan Documents or the extent and priority of the liens granted in favor of the Banks.

      SECTION 6.02. Suspension of Commitment. If a Potential Default shall occur, the obligation of the Banks to make Revolving Credit Loans shall be immediately suspended without notice to the Borrower, but is subject to reinstatement if the Potential Default is cured within any time period which is applicable to such Potential Default.

      SECTION 6.03. Termination of Commitments; Acceleration. If an Event of Default shall occur and be continuing, the Agent shall upon notice from any of the Banks, by notice to Borrower,

            (A) declare the Commitments to be terminated, whereupon the Commitments and the obligations of Banks to make disbursements of Loans shall be immediately terminated; and

            (B) declare the entire unpaid principal amount of the Revolving Credit Loans, all interest accrued and unpaid thereon and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, whereupon (i) the entire unpaid principal amount of the Revolving Credit Loans, all interest accrued and unpaid thereon and all other amounts payable hereunder and under the other Loan Documents shall be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and (ii) and the Borrower shall immediately be obligated pay to the Issuing Bank an amount equal to its Letter of Credit Obligations to be held as cash collateral pending any draw on or termination of the Letters of Credit, provided however, even if there is no notice to the Borrower, the occurrence of the events described in Subsection 6.01 (J) shall result in an immediate termination of the Commitments of the Banks and an immediate acceleration of all amounts due by the Borrower under the Revolving Credit Notes.

      SECTION 6.04. Default Rate of Interest. If an Event of Default occurs and continues, interest on all amounts due under the Revolving Credit Notes shall accrue at a rate equal to the higher of the following:
(1) the Base Rate plus three percent (3%), or (2) 9.25%.

      SECTION 6.05. Remedies Not Exclusive. The remedies provided herein in this Article and in the other Loan Documents are cumulative and not exclusive of any remedies provided by law. Each Bank is entitled to exercise any remedies simultaneously or in whatever order the Bank deems appropriate. The exercise of remedies by each Bank against the Collateral is subject to the terms of the Intercreditor Agreement.

      SECTION 6.06. Set-Off. Each Bank shall have a right of setoff against, a Lien upon and a security interest in all property of Borrower and Guarantors now or at any time in the possession of the Bank in any capacity whatever, including, but not limited to, interests in any deposit account, as security for all liabilities of Borrower and Guarantors to the Bank.

      SECTION 6.07 Rights Under Loan Documents. Upon the occurrence and during the continuance of any Event of Default, the Banks may take any lawful action against the Borrower or any Guarantor to collect the payments then due and thereafter to become due under the Loan Documents.

                                 ARTICLE VII

                                  GUARANTY

      SECTION 7.01   The Guaranteed Obligations.

            (A) Each Guarantor hereby irrevocably, unconditionally and absolutely guaranties, jointly and severally, to each Bank and their successors, endorsees and assigns, (i) the prompt payment when due, whether at maturity or upon earlier acceleration, by the Borrower to the Banks of all Indebtedness, obligations and liabilities of any kind and nature arising under or in connection with this Agreement and the Loan Documents, whether primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured; and (ii) the prompt and complete compliance with and performance by the Borrower of all covenants, agreements, indemnities and other obligations of the Borrower to the Banks under the terms of the Loan Documents. The payment, compliance and performance obligations hereinabove guaranteed by the Guarantor are hereinafter collectively referred to as the "Guaranteed Obligations".

            (B) The obligation of each Guarantor shall constitute an absolute and unconditional undertaking by such Guarantor with respect to the payment and performance of the Guaranteed Obligations by the Borrower. The liability of the Guarantor shall be direct, joint and several with that of any other guarantor for the Loans (to the extent of such other guarantor's or guarantors' liability for the Guaranteed Obligations), and may be enforced without the Banks being required to resort to any other right, remedy or security. This Agreement shall be enforceable against the Guarantor, its successors and assigns, without the necessity of any notice
(i) of acceptance of this Agreement or of the Banks' intention to act in reliance hereon, or (ii) of any loan to or other transaction between the Banks and the Borrower, or (iii) of any default by the Borrower, all of which the Guarantor hereby expressly waives.


      SECTION 7.02   Further Undertakings.

            (A)  The Guarantors expressly:

                   (i) agree that the validity of their obligation shall in no way be terminated, affected or impaired by reason of the assertion of or the failure to assert by the Banks, or their successors or assigns, any of the rights or remedies reserved pursuant to the Loan Documents or otherwise available to the Banks at law or in equity;

                  (ii) waive any right which they might otherwise have under any statute, rule of law or practice or custom to require them to take any action against the Borrower or to proceed against or exhaust any security before proceeding against either Guarantor;

                 (iii) waive any notice of (x) any presentment, demand, protest, notice of protest, notice of dishonor, notices of default and all other notices with respect to any of the Guaranteed Obligations except as expressly set forth in the Loan Documents, and (y) the commencement or prosecution of any enforcement proceeding, including any proceeding in any court, against either of the Borrower or any other person or entity with respect to any of the Guaranteed Obligations;

                  (iv) agree that any failure by any Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter;

                   (v) waive the defense of any statute of limitation affecting the obligation of each Guarantor hereunder or the enforcement thereof, to the extent permitted by law;

                  (vi) waive any right to require any Bank to advise the Guarantor of any information known to the Banks regarding the financial condition of the Borrower (it being agreed that the Guarantor assumes the responsibility for being and keeping informed regarding such condition);

                 (vii) waive any defense arising by reason of any election by the Banks pursuant to Section 1111(b)(2) of the United States Bankruptcy Code or any similar or successor section or based upon any borrowing or grant of a security interest under Section 364 of such Code or any similar or successor section; and

                (viii) agree to pay any Bank on demand all costs and expenses (including reasonable counsel fees and reasonable expenses) incurred by any Bank in the administration, amendment, enforcement or collection of any of the Guaranteed Obligations under this Agreement, including such costs, expenses and fees incurred after as well as before the entry of any judgment.

            (B) Until all of the Guaranteed Obligations are indefeasibly paid in full and each Bank and each and every one of the terms, covenants, and conditions of this Agreement are fully performed, the liability of the Guarantors hereunder shall not be released, discharged or in any way impaired by:

                   (i) any amendment or modification of or supplement to or extension or renewal of the Revolving Credit Notes or any other Loan Document or any agreements between the Banks and any other guarantor with respect to the Guaranteed Obligations;

                  (ii) any exercise or non-exercise by any Bank of any right, power, remedy or privilege under or with respect to the Revolving Credit Notes or any other Loan Document or this Agreement or any waiver, consent or approval by any Bank with respect to any of the covenants, terms, conditions or agreements contained in the Revolving Credit Notes or any other Loan Document, or any indulgence, forbearance or extension of time for performance or observance allowed to the Borrower from time to time and for any length of time;

                 (iii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to the Borrower or its successors, assigns, properties or creditors; or
                  (iv) any act or circumstances which might, but for the terms and provisions of this Section, be deemed a legal or equitable discharge of such Guarantor.

            (C) Each Guarantor hereby expressly waives and surrenders any defenses to such Guarantor's liability hereunder based upon any of the foregoing acts, omissions, agreements, or waivers of any Bank, it being the purpose and intent of this Agreement that the obligations of the Guarantor hereunder be absolute and unconditional.

            (D) Each Guarantor hereby further agrees and consents that any Bank may, without affecting the liability of such Guarantor hereunder:

                   (i) exchange or surrender any property pledged by the Borrower or any other guarantor or accept additional security for the Guaranteed Obligations;

                  (ii) renew and change the terms of any of the liabilities of the Borrower;

                 (iii) waive any Bank's rights or remedies against the Borrower or any other guarantor or surety for the above liabilities;

                  (iv) release, substitute or add any one or more guarantors or sureties; or

                   (v) proceed against either Guarantor without first resorting to, utilizing or invoking the remedies available against the Borrower or the other Guarantor under the Loan Documents whether at law or in equity.

The Banks shall not be obligated to marshall remedies or assets as a condition to enforcing the liabilities incurred hereunder against the Guarantors. The liability of the Guarantors hereunder shall be in addition to that stated in any other guaranty agreement, if any, heretofore or hereafter delivered by any other Person to the Banks.

      SECTION 7.03   Liabilities Not Affected.

            (A) This Agreement shall be a continuing, absolute, and unconditional guarantee regardless of the validity, regularity, enforceability, or legality of:

                   (i) any of the Guaranteed Obligations;

                  (ii) any Collateral or interest in Collateral that may secure the Guaranteed Obligations; or

                 (iii) any term of any document evidencing or relating to any of the Guaranteed Obligations, including, but not limited to, the Loan Documents. In the event that for any reason one or more of the provisions of this Agreement or their application to any Person or circumstance shall be held to be invalid, illegal, or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal, and enforceable in all other respects and to such extent as may be permissible, and such invalidity, illegality, or unenforceability shall not affect any
other provision hereof.   Any failure by any Bank to exercise any right
hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time.

            (B) Except to the extent that the following is prohibited by statute or case law, no exercise or non-exercise by any Bank of any rights given the Banks under the Loan Documents, no dealing by the Banks with the Guarantor or any other guarantor, the Borrower or any other Person, and no change, impairment, release or suspension of any right or remedy of the Banks against any Person or entity, including the Borrower and any other guarantor, shall in any way affect any of the obligations of the Guarantor hereunder or any security furnished by Guarantor, give the Guarantor any recourse or offset against the Banks or be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

            (C) This Agreement and Guarantor's payment obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Bank, all as though such payments had not been made. The good faith determination by any Bank as to whether a payment must be restored or returned shall be binding on the Guarantor provided that any Bank makes such restoration or return in accordance with its determination.

      SECTION 7.04.  SUBROGATION AND CONTRIBUTION

      EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW OR CONTRACT) TO ASSERT ANY CLAIM AGAINST THE BORROWER OR ANY OTHER GUARANTOR ON ACCOUNT OF PAYMENTS MADE UNDER THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY AND ALL RIGHTS OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION OR INDEMNITY.

                                ARTICLE VIII


                                    AGENT


      SECTION 8.01. Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

      SECTION 8.02. General Immunity. In performing its duties as Agent hereunder, the Agent will take the same care as it takes in connection with loans in which it alone is interested. However, neither the Agent nor any of its directors, officers, agents, attorneys, employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

      SECTION 8.03. Delegation of Duties; Consultation with Counsel. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. The Agent may execute any of its duties under this Agreement or the Loan Documents by and through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it.

      SECTION 8.04. Documents. The Agent shall not be under a duty to examine into or pass upon the effectiveness, genuineness or validity of this Agreement or any of the Notes or any other instrument or document furnished pursuant hereto or in connection herewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

      SECTION 8.05. Rights as a Bank. With respect to its Commitment and its portion of the Loan, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to and generally engage in any kind of banking or trust business with Borrower and its affiliates as if it were not the Agent.

      SECTION 8.06. Responsibility of Agent. It is expressly understood and agreed that the obligations of the Agent hereunder are only those expressly set forth in this Agreement and that the Agent shall be entitled to assume that no Event of Default, and no event that with notice or lapse of time or both would, if unremedied, constitute an Event of Default, has occurred and is continuing, unless the Agent has actual knowledge of such fact or has received notice from a Bank that such Bank considers that an Event of Default or such event has occurred and is continuing and specifying the nature thereof.

      SECTION 8.07. Action by Agent. So long as the Agent shall be entitled, pursuant to Section 8.06 hereof, to assume that no Event of Default, and no event that with notice or lapse of time or both would, if unremedied, constitute an Event of Default, has occurred and is continuing, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. The Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable under the circumstances.

      SECTION 8.08. Notices of Event of Default, Etc. In the event that the Agent or any Bank shall have acquired actual knowledge of any Event of Default or Potential Default, the Agent or such other Bank shall promptly give notice thereof to the Banks and the Agent. Upon receipt of such notice, the Agent may, consistent with the terms of this Agreement, take such action and assert such rights as it deems to be advisable in its discretion for the protection of the interests of Banks.

      SECTION 8.09. Indemnification. Banks agree to indemnify the Agent (to the extent not reimbursed by Borrower), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

      SECTION 8.10. Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Guarantors or the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Guarantors and the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Guarantors and Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Guarantor or Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

      SECTION 8.11   Notice of Acceleration and Termination; Remedies.

            (A) Banks with Commitment Percentages which total 100% may, by written notice, instruct the Agent to send a notice to the Borrower under
Section 6.03 terminating the Commitments of the Banks and accelerating the obligations of the Borrower hereunder. Upon receipt of such instructions, the Agent shall act as soon as practical to send such notice to the Borrower.

            (B) Any Bank, or combination of Banks, with Commitment Percentages which total 40% or more may, upon the occurrence and during the continuance of an Event of Default, by written notice to the Agent, with copies to each of the other Banks, instruct the Agent to send a notice to the Borrower under Section 6.03 terminating the Commitments of the Banks and accelerating the obligations of the Borrower hereunder. The Agent shall, 5 Business Days after receipt of such instructions, send such notice to the Borrower unless it receives instructions to the contrary from a Bank or combination of Banks with Commitment Percentages which total more than 60%. The Banks providing instructions to the Agent to terminate the Commitments shall, upon written notice from any other Bank, be required to assign to such Bank all of their Commitments and Revolving Credit Loans in consideration of the payment of the amounts then due to the assigning Banks under the Loan Documents.

            (C) Any Bank may exercise any right of setoff without prior notice to the Agent or any other Bank.

            (D) Banks with Commitment Percentages which total 100% may, by written notice, instruct the Agent to exercise any remedies which may arise under the Loan Documents.

            (E) Any Bank, or combination of Banks, with Commitment Percentages which total 40% or more may, upon the occurrence and during the continuance of an Event of Default, by written notice to the Agent, with copies to each of the other Banks, instruct the Agent to exercise any remedies arising under the Loan Documents. The Agent may not commence to exercise such remedies until 5 Business Days after receipt of such instructions, but shall do so thereafter. The Agent shall cease to exercise remedies arising under the Loan Documents if it receives instructions to such effect from a Bank or combination of Banks with Commitment Percentages which total more than 60%. The Banks instructing the Agent to exercise notice remedies arising under this Agreement shall, upon written notice from any other Bank, be required to assign to such Bank all of their Commitments and Revolving Credit Loans in consideration of payment of the amounts then due to the assigning Banks under the Loan Documents.

      SECTION 8.12   Successor Agent.

            (A) The Agent may resign as Agent upon 30 days notice to the Borrower and the Banks. If the Agent shall so resign, then the Banks shall, with the consent of the Borrower (which consent shall not be unreasonably withheld) appoint a successor agent under this Agreement.
Such successor agent, upon acceptance of such appointment, shall succeed to the rights, powers and duties of the Agent. If an Event of Default shall have occurred and be continuing, then the consent of the Borrower to the appointment of the successor agent shall not be required. Any successor agent shall be a commercial bank. The Agent shall continue to serve as Agent until a successor agent has been appointed and accepts such appointment. The term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, power and duties as Agent shall be terminated, without any further act or deed on the part of such former Agent or any of the parties to this Agreement. The appointment of any successor agent shall be subject to the approval by the Casino Control Commission as may be required by law. Any former Agent shall continue to be entitled to the benefit of Sections 9.02 and 8.09 hereof.

            (B) The Agent may be removed at any time by a vote of Banks which either (i) are obligated under more than 67% of the aggregate Commitments arising under this Agreement, or (ii) hold more than 67% of the aggregate Revolving Credit Loans outstanding under this Agreement. If the Agent shall be so removed, then the Banks shall appoint a successor agent under this Agreement whereupon such successor agent, upon acceptance of such appointment, shall succeed to the rights, powers and duties of the Agent, the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, power and duties as Agent shall be terminated, without any further act or deed on the part of such former Agent or any of the parties to this Agreement. Any former Agent shall continue to be entitled to the benefit of Sections 9.02 and 8.09 hereof.

      SECTION 8.13 No Benefit. The provisions of this Article are for the sole benefit of the Banks and shall not be enforceable by, or inure to the benefit of, the Borrower, the Guarantors or any third Person.

                                 ARTICLE IX

                                MISCELLANEOUS

      SECTION 9.01. Amendment or Waiver. No failure or delay on the part of any Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No waiver of any provision hereof shall be effective unless the same shall be in writing and signed by all Banks which have a Commitment under this Agreement, and no amendment of any provision hereof shall be effective unless the same shall be in writing and signed by each such Bank and the Borrower. No such waiver or amendment shall extend to or affect any obligation not expressly waived or amended, or impair any right of the Banks related to such obligation. Any amendments to or waivers of any provisions of the Loan Documents shall require the agreement of all Banks which have a Commitment under this Agreement. If the Banks cannot agree as to whether to grant a waiver or amendment of any provision of this Agreement, then the Banks in favor of granting the waiver or amendment may require that the Banks or Banks not in favor of granting such waiver or amendment, upon the payment of all amounts due under the Loan Documents to such Bank or Banks, assign all its Commitment and Revolving Credit Loans.

      SECTION 9.02.  Indemnification.   The Borrower and the Guarantors
jointly and severally agree to defend, protect, indemnify, and hold harmless the Indemnified Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Parties shall be designated a party thereto), imposed on, incurred by, or asserted against the Indemnified Parties (whether direct, indirect or consequential and whether based on any Federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, including any liability and costs under Federal, state or local Environmental Laws, health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future environmental condition of the Borrower or a Guarantor's real or personal property, the presence of asbestos-containing materials thereon, or the release or threatened release of any Environmental Concern Material into the environment from such property) in any manner relating to or arising out of this Agreement, or the other Loan Documents, or any act, event or transaction related or attendant thereto, and the management of such Loans, or the use or intended use of the proceeds of the Loans hereunder excluding therefrom the costs and expenses relating to the routine administration of the Loans and any matters relating to the participation or assignment of the Loans by the Banks (collectively, the "Indemnified Matters"): provided, however, that the Borrower and the Guarantors shall not have any obligation to an Indemnified Party hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of that Indemnified Party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnified Parties.

      SECTION 9.03. Notices. Unless this Agreement specifically provides otherwise, all notices, requests, demands and other communications that this Agreement requires or permits any party to give any other party shall be in writing (including telecopy) and shall be given to such party at its address or telecopy number specified on the signature pages of this Agreement or at such other address or telecopy number as shall be designated by such party in a notice to each other party complying with the terms of this Section. Unless this Agreement specifically provides otherwise, all notices, requests, demands and other communications provided for hereunder shall be effective (A) if given by mail, when received, (B) if given by telecopy, when such telecopy is transmitted to the aforesaid telecopy number and the appropriate confirmation of receipt is received by the sender or (C) if given by any other means permitted by this Agreement, when delivered orally or in writing at the aforesaid address, except that notices from Borrower to the Banks pursuant to any of the provisions of
Article II shall not be effective until received by the Banks.

      SECTION 9.04.  Costs and Expenses.  Borrower agrees to pay on demand
(A) all reasonable out-of-pocket fees, costs and expenses of the Agent and the Banks, including without limitation, appraisal fees and the cost of environmental studies, in connection with the preparation, execution, delivery and administration of the Loan Documents and other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of McCarter & English, counsel for First Fidelity as lender and agent, and Robinson, St. John and Wayne, Counsel for Midlantic as lender), whether or not the transactions referred to herein are ultimately consummated; (B) all reasonable costs and expenses, if any, of the Agent and the Banks in connection with the amendment, supplement or enforcement of the Loan Documents (including the reasonable fees and out-of-pocket expenses of legal counsel with respect thereto).

      SECTION 9.05. Obligations Several. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by any Bank pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity.

      SECTION 9.06. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall not be effective until each of the Banks has received a copy of this Agreement executed by all of the parties hereto.

      SECTION 9.07   Assignments.

            (A) The Borrower and the Guarantors shall not have the right to assign their rights hereunder, any portion thereof, or any interest therein.

            (B) Any Bank may at any time, without the approval of the Borrower or the Guarantors, assign all or a portion of its Commitment and outstanding Loans hereunder to any other entity that is a Bank under this Agreement immediately prior to the time of the assignment. Upon acceptance of the Commitment by the assignee, the assigning Bank shall be relieved of any obligations to the Borrower or the Guarantors under the Loan Documents.

            (C) Any Bank may at any time, with the prior written approval of the Borrower and all the other Banks (which approval shall not to be unreasonably withheld), assign all or a portion of its Commitment and/or outstanding Loans hereunder; provided, that if an Event of Default has occurred and is continuing, then the approval of the Borrower to any assignment shall not be required. Upon the approval by the Borrower and the other Banks, and the acceptance of the Commitment by the assignee, the assigning Bank shall be relieved of any obligations to the Borrower or the Guarantors under the Loan Documents with respect to the portion of its Commitment so assigned.

            (D) The Borrower may continue to make payments due hereunder to and deal with the assigning Bank until the Borrower receives notice of the assignment from the assigning Bank.

            (E) Nothing herein shall prohibit any Bank from pledging or assigning its Note to any Federal Reserve Bank in accordance with applicable law.

All assignments shall be subject to the approval, if required, of the Casino Control Commission or other applicable Government Authority.

      SECTION 9.08. Participations. Each Bank may sell participations in its Commitment and/or outstanding Loans hereunder to one or more other banks (each a "Participant Bank") without the approval of the Borrower; provided that (a) any agreement pursuant to which any Bank may grant such a participation shall provide that such Bank shall retain the sole right and responsibility to receive payments from, communicate with and enforce the obligations of the Borrower under the Loan Documents including the right to approve any amendment, modification or waiver of any provision except with respect to any waiver that varies the maturity of, amount of, or interest rate on such obligation, (b) such Bank shall notify the Borrower and the other Bank promptly upon the sale by such Bank of a participation, and (c) such Bank shall remain responsible to the Borrower for all of its obligations hereunder. Sales of participations shall be subject to the approval, if required of the Casino Control Commission. Each Participant Bank shall be deemed to have a right of setoff in respect of its participating interest in the amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

      SECTION 9.09. Disproportionate Payments. If at any time, as the result of exercising such rights or otherwise, any Bank receives a payment on account of its portion of the Loans in a proportion greater than similar payments on account of the portions of the Loans held by the other Banks, the Bank so receiving such greater proportionate payment will purchase a participation in the portions of the Loans held by the other Banks in such amount that after such purchase each Bank shall hold a proportionate share in the aggregate outstanding principal balance of Loans equal to its respective proportionate shares in the outstanding principal balance of Loans before the disproportionate payment. If, however, any payment on account of the Loans is rescinded or invalidated or must otherwise be restored or returned by the recipient in a bankruptcy or insolvency proceeding or otherwise, then any participations purchased as a result of such payment will be rescinded.

      SECTION 9.10 Waiver of Right to Punitive Damages. The Borrower, the Guarantors, the Banks and the Agent waive any right to punitive damages arising out of or related to any matter arising under or related to this Agreement or the other Loan Documents.

      SECTION 9.11. Governing Law. This Agreement, the Revolving Credit Notes and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the law of the State of New Jersey.

      SECTION 9.12. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

      SECTION 9.13. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or enforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

      SECTION 9.14. Confidential Information. Each Bank represents that it will maintain the confidentiality of any written or oral information provided under the Loan Documents by or on behalf of the Borrower or either Guarantor that has been identified in writing by its source as confidential (hereinafter collectively called "Confidential Information"), subject to each Bank's (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process; (b) right to disclose any such Confidential Information to its bank examiners, Affiliates, auditors, counsel and other professional advisors to the Banks; (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving the Banks and the Borrower or the Guarantors; and (d) right to provide such information to Participant Banks or Assignees and prospective Participant Banks or Assignees; provided that such parties listed in this Subsection (d) shall have agreed in writing to be bound by the within limitations. Notwithstanding the foregoing, any such information supplied to a Bank, a Participant Bank or an Assignee under the Loan Documents shall cease to be Confidential Information if it is or becomes known to such Bank, Participant Bank or Assignee by other than unauthorized disclosure, or if it becomes a matter of public knowledge.

      SECTION 9.15. WAIVER OF TRIAL BY JURY. EACH OF THE GUARANTORS, THE BORROWER, EACH BANK AND THE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE REVOLVING CREDIT NOTES AND/OR ANY OF THE OTHER LOAN DOCUMENTS. THIS WAIVER SHALL EXTEND TO ANY COUNTERCLAIMS, CROSSCLAIMS OR THIRD PARTY COMPLAINTS.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  Address and Telecopier Nos.

BALLY'S PARK PLACE, INC.,        Park Place and the Boardwalk
a New Jersey corporation,        Atlantic City, NJ 08401
as Borrower                      Telecopier: 609-340-2647


By_________________________
  Joseph A. D'Amato
  Vice President

BALLY'S PARK PLACE, INC.,        Park Place and the Boardwalk
a Delaware corporation,          Atlantic City, NJ 08401
as Guarantor                     Telecopier: 609-340-2647


By_________________________
  Joseph A. D'Amato
  Vice President

BALLY'S PARK PLACE REALTY CO.,   Park Place and the Boardwalk
a New Jersey corporation,        Atlantic City, NJ 08401
as Guarantor                     Telecopier: 609-340-2647


By_________________________
  Joseph A. D'Amato
  Vice President

MIDLANTIC NATIONAL BANK          499 Thornall Street
as lender                        Metro Park Plaza
                                 Edison, N.J.  08137
By_______________________        Telecopier: 908-321-2144
  Edward M. Tessalone            Attention: Edward M. Tessalone
  Vice President

FIRST FIDELITY BANK,             550 Broad Street
NATIONAL ASSOCIATION,            Newark, N.J.  07102
as lender and Agent              Telecopier: 201-565-6681
                                 Attention: Robert K. Strunk, II

By_________________________
  Robert K. Strunk, II
  Vice President

                       MORTGAGE AND SECURITY AGREEMENT
                          WITH ASSIGNMENT OF RENTS

            THIS MORTGAGE AND SECURITY AGREEMENT WITH
ASSIGNMENT OF RENTS, made as of the 8th day of March 1994, by and between Bally's Park Place, Inc., a New Jersey corporation, having an office at Park Place and the Boardwalk, Atlantic City, New Jersey, 08401, as leasehold and fee mortgagor ("Mortgagor"), and Bally's Park Place Realty Co., a New Jersey corporation, having an office at Park Place and the Boardwalk, Atlantic City, New Jersey, 08401, as fee mortgagor ("Bally's" and, together with Mortgagor, "Mortgagors") and First Fidelity Bank, National Association as collateral agent (in such capacity, the "Mortgagee") for the several banks and other financial institutions from time to time parties to the Credit Agreement (hereinafter defined), dated as of the date hereof. All references to the "Trustee" as used herein shall mean First Bank National Association as Trustee under the Indenture (hereinafter defined) or any successor trustee appointed in accordance with the terms of the Indenture. All capitalized terms that are not otherwise defined herein shall have the meaning given to such term in the Credit Agreement. If a capitalized term is not defined herein or in the Credit Agreement, then it shall have the meaning given to it in the Indenture.

      It is the intention of the Mortgagors that this instrument be a "Pari Passu Mortgage" within the meaning of the Indenture, dated as of March 8, 1994 (the "Indenture"), between Bally's Park Place Funding, Inc., a Delaware Corporation, Bally's Park Place, Inc., a Delaware Corporation, Mortgagor, Bally's and the Trustee. Therefore pursuant to the terms of the Indenture and with the intent that the Mortgagee be entitled to all of the benefits of a holder of a Pari Passu Mortgage as defined in the Indenture, Mortgagors make the following statement:

      Pursuant to the Mortgage and Security Agreement with Assignment of Rents dated as of March 8, 1989 between Bally's Park Place, Inc., Bally's Park Place Realty Co. and Bally's Park Place Funding, Inc., as mortgagor, and First Fidelity Bank, National Association, New Jersey, as mortgagee, the lien created by this instrument ranks pari passu with the lien created by said Mortgage (the "Trustee's Mortgage").

It is also the intent that all the rights and remedies granted in this Mortgage will be subject to, and where inconsistent superseded by, the terms of the Intercreditor Agreement entered into by the Trustee, the Mortgagors and the Mortgagees on even date.

                                 WITNESSETH:
            To secure the following obligations and liabilities: (a) the payment to the holders of the Revolving Credit Notes (the "Notes"), issued pursuant to the provisions of the Credit and Guaranty Agreement dated as of March 8, 1994 (the "Credit Agreement"), between the Mortgagors, Bally's Park Place, Inc., a Delaware corporation, as guarantor ("Guarantor"), First Fidelity Bank, National Association ("First Fidelity"), Midlantic National Bank ("Midlantic") and Mortgagee as agent, of (i) the principal amount of an indebtedness of Fifty Million Dollars ($50,000,000), evidenced by the Notes to be issued pursuant to the provisions of the Credit Agreement, (ii) any and all interest due or to become due on the Notes in accordance with the provisions of the Credit Agreement and the Notes, (iii) any amounts that are due or will become due under the reimbursement obligation arising with respect to the letters of credit issued pursuant to the Credit Agreement, and (iv) and all other sums due or to become due under the Credit Agreement, the Notes, this Mortgage or any of the Loan Documents (hereinafter defined) and further or subsequent advances or expenditures made under any other Loan Document by Mortgagee pursuant to the provisions hereof (the items set forth in clauses (i) to (iv) above being hereinafter collectively referred to as the "Indebtedness"), and (b) the performance of all of the terms, covenants, conditions, agreements, obligations, and liabilities of Mortgagors (collectively, the "Obligations") under (i) this Mortgage, (ii) the Credit Agreement, (iii) the Notes, (iv) the Assignment of Leases and Rents (the "Assignment"), dated as of the date hereof, by Mortgagors for the benefit of Mortgagee, (v) all of the other Loan Documents, and (vi) any extensions, renewals, replacements or modifications of any of the foregoing (this Mortgage, the Credit Agreement, the Assignment, the Notes, and all other documents executed in connection with the foregoing being hereinafter collectively referred to as the "Loan Documents" and, individually, as a "Loan Document"), and in consideration of the agreements of First Fidelity and Midlantic contained in the Credit Agreement the legal sufficiency of which are hereby acknowledged

            (A) Mortgagor does hereby encumber, give, grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, hypothecate, deposit, pledge, set over, create and grant a security interest in and confirm to Mortgagee the following described real property, tangible personal property, rights, collateral and all substitutions for and all replacements, reversions and remainders of such tangible personal property, whether now owned or held or hereafter acquired by Mortgagor (collectively, the "Leasehold Encumbered Property"):

            The Mortgagor's leasehold interest in all those plots, pieces or parcels of land more particularly described in Exhibit A annexed hereto and made a part hereof, together with the right, title and interest of Mortgagor, if any, in and to the streets and in and to the land lying in the bed of any streets, roads or avenues, open or proposed, public or private, in front of, adjoining or abutting said land to the center line thereof, the air space and development rights pertaining to said land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging, or in any way appertaining thereto, all easements now or hereafter benefiting said land and all royalties and rights appertaining to the use and enjoyment of said land, including, but without limiting the generality of the foregoing, all alley, vault, drainage, mineral, water, oil, coal, gas and other similar rights (all of the foregoing being hereinafter collectively referred to as the "Land");


            TOGETHER with Mortgagor's right, title and interest in and to that certain Lease (the "Ground Lease"), dated June 8, 1977, between the Palley-Blatt Company, as ground lessor, and Bally Manufacturing of New Jersey, Inc., a New Jersey corporation, currently known as Mortgagor, as ground lessee, as assigned by that certain Assignment of Lease dated April 27, 1979 between Palley-Blatt Company, as assignor, and Norman Palley, trustee under Declaration of Trust dated April 10, 1979, and Alexander K. Blatt, trustee under Declaration of Trust dated April 6, 1979, as assignees, and by that certain Assignment of Lease dated April 27, 1979 by Norman Palley, trustee under Declaration of Trust dated April 10, 1979, and Alexander K. Blatt, trustee under Declaration of Trust dated April 6, 1979, as assignors, and Bally Manufacturing Corporation, as assignee and by assignment to Bally's and the leasehold estate created thereby (the "Leasehold Estate");

            TOGETHER with Mortgagor's fee interest, right and title in and to the buildings and other improvements now or hereafter erected on the Fee and Leasehold Estate (as hereinafter defined) (such buildings and other improvements being hereinafter collectively referred to as the "Buildings" and the Leasehold Estate together with the Buildings and the Personal Property (hereinafter defined) located on or used in connection with the Leasehold Estate, being hereinafter collectively referred to as the "Leasehold Real Estate");

            TOGETHER with all and singular the reversion or reversions, remainder or remainders, rents and revenues produced in connection with the Ground Lease and all of the estate, right, title, interest, property, possession, claim and demand whatsoever, both in law and at equity, of Mortgagor of, in and to the Leasehold Real Estate and of, in and to every part and parcel thereof, with the appurtenances, at any time belonging or in any way appertaining thereto;

            TOGETHER with Mortgagor's right, title and interest in and to all chattels, furnishings, goods, equipment, fixtures, tangible personal property, materials, and all other contents of every kind and nature,including, without limitation, all tangible personal property used in connection with the hotel and restaurant facilities located on the Leasehold Real Estate and all gaming equipment, tables and slots that shall be owned or hereafter acquired, used in connection with or placed prior to the satisfaction of the Indebtedness and Obligations on the Leasehold Real Estate, including machinery, fixtures, systems, apparatus, fittings, materials and equipment now or which may hereafter be used in the operation of the Leasehold Real Estate, including, but without limiting the generality of the foregoing, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air conditioning and air-cooling fixtures, systems, machinery, apparatus and equipment, refrigerating, incinerating and power fixtures, systems, machinery, apparatus and equipment, loading and unloading fixtures, systems, machinery, apparatus and equipment, escalators, elevators, boilers, communication systems, casino gambling equipment, switchboards, sprinkler systems and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, wiring, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, and all additions to, substitutions for, renewals and proceeds of any of the foregoing, together with all attachments, substituted parts, accessories, accessions, improvements and replacements thereof, including the equity of Mortgagor in any such item that is subject to a purchase money or other prior security interest (all such tangible personal property, fixtures, additions, substitutions and proceeds being sometimes hereinafter collectively referred to as the "Leasehold Personal Property");

            TOGETHER with Mortgagor's right, title and interest to and under all leases, subleases, underlettings, licenses and other occupancy agreements which now or hereafter may affect the Real Estate (hereinafter defined) or any portion thereof and under any and all guarantees, modifications, renewals and extensions thereof as listed in Exhibit B (collectively, the "Leases"), and to and under all documents and instruments made or hereafter made in respect of the Leases, and in and to any and all deposits made or hereafter made as security under the Leases (excluding, however, any sums paid as "key money" in connection with the execution or renewal thereof or any sums paid in connection with the execution or renewal of a Lease as advance rental, to the extent the same has been paid prior to the occurrence of an Event of Default (hereinafter defined)), subject to the legal rights under the Leases of the persons or entities making such deposits, together with any and all of the benefits, rentals, revenues, issues, profits, income and rents due or to become due or to which Mortgagor is now or hereafter may become entitled arising out of the Leases (collectively, the "Rents");

            TOGETHER with all plans, specifications, engineering reports, land planning maps, surveys, and any other reports, exhibits or plans used or to be used in connection with the operation or maintenance of the Real Estate, together with all amendments and modifications thereof;

            TOGETHER with (a) subject to the provisions of Article 6 hereof, Mortgagor's interest in and to all proceeds which now or hereafter may be paid under any insurance policies now or hereafter obtained by Mortgagor in connection with the conversion of the Encumbered Property (hereinafter defined) or any portion thereof into cash or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to the Real Estate or in connection with the use or operation thereof (collectively, the "Insurance Proceeds"), and (b) subject to the provisions of Article 7 hereof, all of Mortgagor's right, title and interest in and to all awards, payments and/or other compensation, together with the interest payable thereon and the right to collect and receive the same, which now or hereafter may be made with respect to the Encumbered Property as a result of (i) a taking by eminent domain, condemnation or otherwise, (ii) the change of grade of any street, road or avenue or the widening of any streets, roads or avenues adjoining or abutting the Land, or (iii) any other injury to or decrease in the value of the Encumbered Property or any portion thereof (collectively, the "Awards"), in any of the foregoing circumstances described in clauses (a) or (b) above to the extent of the entire amount of the Indebtedness outstanding as of the date of Depositary's (hereinafter defined) receipt of any such Insurance Proceeds or Awards, notwithstanding that the entire amount of the Indebtedness may not then be due and payable, and also to the extent of reasonable attorneys' fees, costs and disbursements incurred by Depositary or Mortgagee in connection with the collection of any such Insurance Proceeds or Awards. Subject to the provisions of Articles 6 and 7 hereof, Mortgagor hereby assigns to Mortgagee, and Depositary is hereby authorized to collect and receive, all Insurance Proceeds and Awards and to give proper receipts and acquittances therefor and to apply the same in accordance with the provisions of this Mortgage. Mortgagor hereby agrees to make, execute and deliver, from time to time, upon demand, further documents, instruments or assurances to confirm the assignment of the Insurance Proceeds and the Awards to Depositary and Mortgagee, free and clear of any interest of Mortgagor whatsoever therein, except as specifically permitted in this Mortgage, and free and clear of any other liens, claims or encumbrances of any kind or nature whatsoever;

            TOGETHER with all right, title and interest of Mortgagor in and to all improvements, betterments, renewals and all substitutes and replacements of, and all additions and appurtenances to, the Leasehold Real Estate, and in each such case, the foregoing shall be deemed a part of the Leasehold Real Estate and shall become subject to the lien of this Mortgage as fully and completely, and with the same priority and effect, as though now owned by Mortgagor and specifically described herein, without any further mortgage, conveyance, assignment or other act by Mortgagor; and

            (B) Mortgagors do hereby encumber, give, grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, hypothecate, deposit, pledge, set over, create and grant a security interest in and confirm to Mortgagee the following described real property, tangible personal property, rights, collateral and all substitutions for and all replacements, reversions and remainders of such tangible personal property, whether now owned or held or hereafter acquired by Mortgagors, (the "Fee Encumbered Property", and together with the Leasehold Encumbered Property, the "Encumbered Property"):
            The Mortgagors' fee interest in the Land;

            TOGETHER with Bally's right, title and interest in the Ground Lease (the "Fee Interest", and together with the Land, the "Fee Estate"; the Leasehold Estate and the Fee Estate collectively referred to as the "Fee and Leasehold Estate");

            TOGETHER with Mortgagors' fee interest, right and title in and to the Buildings (the Fee Estate together with the Buildings and the Personal Property located on or used in connection with the Fee Estate, being hereinafter collectively referred to as the "Fee Real Estate"; the Fee Real Estate together with the Leasehold Real Estate collectively referred to as the "Real Estate");

            TOGETHER with all and singular the reversion or reversions, remainder or remainders, rents and revenues produced in connection with the Fee Estate and all of the estate, right, title, interest, property, possession, claim and demand whatsoever, both in law and at equity, of Mortgagors of, in and to the Fee Real Estate and of, in and to every part and parcel thereof, with the appurtenances, at any time belonging or in any way appertaining thereto;

            TOGETHER with Mortgagors' right, title and interest in and to all chattels, furnishings, goods, equipment, fixtures, tangible personal property, materials, and all other contents of every kind and nature, including, without limitation, all tangible personal property used in connection with the hotel and restaurant facilities located on the Fee Real Estate and all gaming equipment, tables and slots that shall be owned or hereinafter acquired, used in connection with or placed prior to the satisfaction of the Indebtedness and Obligations on the Fee Real Estate, including machinery, fixtures, systems, apparatus, fittings, materials and equipment now or which may hereafter be used in the operation of the Fee Real Estate, including, but without limiting the generality of the foregoing, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air conditioning and air-cooling fixtures, systems, machinery, apparatus and equipment, refrigerating, incinerating and power fixtures, systems, machinery, apparatus and equipment, loading and unloading fixtures, systems, machinery, apparatus and equipment, escalators, elevators, boilers, communication systems, casino gambling equipment, switchboards, sprinkler systems and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, wiring, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, and all additions to, substitutions for, renewals and proceeds of any of the foregoing, together with all attachments, substituted parts, accessories, accessions, improvements and replacements thereof, including the equity of Mortgagors in any such item that is subject to a purchase money or other prior security interest (all such tangible personal property, fixtures, additions, substitutions and proceeds being sometimes hereinafter collectively referred to as the "Fee Personal Property", and together with the Leasehold Personal Property, the "Personal Property");

            TOGETHER with Mortgagors' right, title and interest to and under all Leases, and in and to any and all deposits made or hereafter made as security under the Leases (excluding, however, any sums paid as "key money" in connection with the execution or renewal thereof or any sums paid in connection with the execution or renewal of a Lease as advance rental, to the extent the same has been paid prior to the occurrence of an Event of Default), subject to the legal rights under the Leases of the persons or entities making such deposits, together with any and all Rents to which Mortgagors are now or hereafter may become entitled and together with Bally's right, title and interest in any rents paid under the Ground Lease to which Bally's is now or hereafter may become entitled;

            TOGETHER with all plans, specifications, engineering reports, land planning maps, surveys, and any other reports, exhibits or plans used or to be used in connection with the operation or maintenance of the Real Estate, together with all amendments and modifications thereof;

            TOGETHER with (a) subject to the provisions of Article 6 hereof, Bally's interest in and to all Insurance Proceeds, and (b) subject to the provisions of Article 7 hereof, all of Bally's right, title and interest in and to all Awards, in any of the foregoing circumstances described in clauses (a) or (b) above to the extent of the entire amount of the Indebtedness outstanding as of the date of Depositary's receipt of any such Insurance Proceeds or Awards, notwithstanding that the entire amount of the Indebtedness may not then be due and payable, and also to the extent of reasonable attorneys' fees, costs and disbursements incurred by Depositary or Mortgagee in connection with the collection of any such Insurance Proceeds or Awards. Subject to the provisions of Articles 6 and 7 hereof, Bally's hereby assigns to Mortgagee, and Depositary is hereby authorized to collect and receive, all such Insurance Proceeds and Awards and to give proper receipts and acquittances therefor and to apply the same in accordance with the provisions of this Mortgage. Bally's hereby agrees to make, execute and deliver, from time to time, upon demand, further documents, instruments or assurances to confirm the assignment of the Insurance Proceeds and the Awards to Depositary and Mortgagee, free and clear of any interest of Bally's whatsoever therein, except as specifically permitted in this Mortgage, and free and clear of any other liens, claims or encumbrances of any kind or nature whatsoever;

            TOGETHER with all right, title and interest of Mortgagors in and to all improvements, betterments, renewals and all substitutes and replacements of, and all additions and appurtenances to, the Fee Real Estate, and in each such case, the foregoing shall be deemed a part of the Fee Real Estate and shall become subject to the lien of this Mortgage as fully and completely, and with the same priority and effect, as though now owned by Mortgagors and specifically described herein, without any further mortgage, conveyance, assignment or other act by Mortgagors.

            TO HAVE AND TO HOLD the Encumbered Property and the rights and privileges hereby encumbered or intended so to be unto Mortgagee and its successors and assigns for the uses and purposes herein set forth.

            Mortgagor, for itself and its successors and assigns, and Bally's, for itself and its successors and assigns, further represent, warrant, covenant and agree with Mortgagee as follows:

            1.   Warranty of Title.

                 (a) Mortgagor warrants to Mortgagee that (i) it has good and marketable title to the Leasehold Estate, (ii) it has good and marketable fee simple title to the Buildings located on the Leasehold Real Estate and good title to the Personal Property located on or used in connection with the Leasehold Real Estate, (iii) it has the right to mortgage the Leasehold Real Estate in accordance with the provisions set forth in this Mortgage, and (iv) this Mortgage is a valid and enforceable lien on the Leasehold Encumbered Property, subject only to the exceptions to title more particularly described in Exhibit C annexed hereto and made a part hereof (collectively, the "Permitted Encumbrances"). Mortgagor shall
(i) preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same, subject to the Permitted Encumbrances, unto Mortgagee against the claims of all and every person or persons, corporation or corporations and parties whomsoever, and
(ii) make, execute, acknowledge and deliver all such further or other deeds, documents, instruments or assurances and cause to be done all such further acts and things as may at any time hereafter be reasonably required to confirm and fully protect the lien and priority of this Mortgage.

                 (b) Mortgagors warrant to Mortgagee that (i) they have good and marketable title to their respective interests in the Fee Real Estate, (ii) they have good and marketable fee simple title to their respective interests in the Buildings located on the Fee Real Estate and good title to their respective interests in the Personal Property located or used in connection with the Fee Real Estate, (iii) they have the right to mortgage the Fee Real Estate in accordance with the provisions set forth in this Mortgage, and (iv) this Mortgage is a valid and enforceable lien on the Fee Encumbered Property, subject only to the exceptions to title more particularly described in Exhibit C. Mortgagors shall (i) preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same, subject to the Permitted Encumbrances unto Mortgagee, against the claims of all and every person or persons, corporation or corporations and parties whomsoever, and (ii) make, execute, acknowledge and deliver all such further or other deeds, documents, instruments or assurances and cause to be done all such further acts and things as may at any time hereafter be reasonably required to confirm and fully protect the lien and priority of this Mortgage.

            2.   Payment of Indebtedness.

                 (a) Mortgagors shall pay the Indebtedness at the times and places and in the manner specified in the Loan Documents and shall perform all of the Obligations in accordance with the provisions set forth herein and in the other Loan Documents.

                 (b) Any payment made in accordance with the terms of this Mortgage by any person at any time liable for the payment of the whole or any part of the Indebtedness, or by any subsequent owner of the Encumbered Property, or by any other person whose interest in the Encumbered Property might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation or by any partner of a partnership which at any time may be liable for such payment or may own or have such an interest in the Encumbered Property, shall be deemed, as between Mortgagee and all persons who at any time may be liable as aforesaid or may own the Encumbered Property, to have been made on behalf of all such persons.

            3.   Requirements; Proper Care and Use.

                 (a) Subject to the right of Mortgagors to contest a Legal Requirement (hereinafter defined) as provided in Article 10 hereof, Mortgagors promptly shall comply with, or cause to be complied with, in all material respects, all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, restrictions and requirements (collectively, "Legal Requirements") of every Governmental Authority (hereinafter defined) having jurisdiction over Mortgagors or the Encumbered Property or the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration (hereinafter defined) of the Encumbered Property, without regard to the nature of the work to be done or the cost of performing the same, whether foreseen or unforeseen, ordinary or extraordinary, and shall perform, or cause to be performed, in all material respects, all obligations, agreements, covenants, restrictions and conditions now or hereafter of record which may be applicable to Mortgagors or to the Encumbered Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration of the Encumbered Property; provided, however, that Mortgagors shall not be required to comply with any Legal Requirement which, by its terms, does not require that the Encumbered Property so comply, or if such failure would not have material adverse effect on Mortgagor and its subsidiaries taken as a whole or Bally's and its subsidiaries taken as a whole or the Encumbered Property or be disadvantageous in any material respect to the Mortgagee.

                  (b) Mortgagor, with respect to the Leasehold Real Estate, and Mortgagors, with respect to the Fee Real Estate, shall (i) not abandon the Leasehold Real Estate or the Fee Real Estate or any portion thereof, (ii) maintain, in all material respects, the Leasehold Real Estate and the Fee Real Estate in good repair, order and condition, reasonable wear and tear excepted, and supplied with all necessary equipment, (iii) promptly make all necessary repairs, renewals, replacements, additions and improvements to the Leasehold Real Estate and the Fee Real Estate which, in the reasonable judgment of Mortgagors, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, (iv) refrain from impairing or diminishing in any material manner the value of the Leasehold Encumbered Property and the Fee Encumbered Property or the priority or security of the lien of this Mortgage, (v) not remove or demolish any of the Leasehold Real Estate or Fee Real Estate if such removal or demolition might materially impair the value of the Real Estate, except that Mortgagors shall have the right to remove and dispose of, free of the lien of this Mortgage, such Personal Property as may, from time to time, become worn out or obsolete or which, in accordance with good business practices, should be removed or disposed of, provided that if such removal shall materially adversely affect the value of the Leasehold Encumbered Property or the Fee Encumbered Property, simultaneously with, or prior to, such removal, any such Personal Property shall be replaced with other Personal Property which shall have a value and utility at least equal to that of the replaced Personal Property and which shall be free of any security agreements or other liens or encumbrances of any kind or nature whatsoever except as permitted in
Article 8 herein; (vi) not make, install or permit to be made or installed any alterations or additions to the Leasehold Real Estate or the Fee Real Estate if doing so would materially impair the value of the Leasehold Encumbered Property or the Fee Encumbered Property; (vii) not make, suffer or permit any nuisance (it being acknowledged that casino use shall not be deemed to be a nuisance) to exist on the Leasehold Real Estate or the Fee Real Estate or any portion thereof, and (viii) subject to the rights of tenants and other persons or entities in possession, permit Mortgagee and its agents, at all reasonable times and with reasonable prior notice (except in the case of an emergency), to enter upon the Real Estate for the purpose of inspecting and appraising the Real Estate or any portion thereof.

                  (c) Mortgagors shall not, by any act or omission, permit any building or other improvement located on any property which is not subject to the lien of this Mortgage to rely upon the Real Estate or any portion thereof or any interest therein to fulfill any Legal Requirement, except to the extent that such reliance exists as of the date hereof, and Mortgagors hereby assign to Mortgagee any and all rights to give consent for all or any portion of the Real Estate or any interest therein to be so used. Mortgagors shall not, by any act or omission, impair the integrity of the Real Estate, as it exists today, as a single or multiple zoning lot or lots, as the case may be, separate and apart from all other premises. Any act or omission by Mortgagors which would result in a violation of any of the provisions of this Article 3 shall be null and void.

                  (d) Mortgagors have and will maintain in effect at all times until the Obligations are satisfied in full, all necessary licenses (including without limitation all licenses necessary under the Act (hereinafter defined) or otherwise to operate the casino portion of the Encumbered Property as a casino), authorizations, registrations and approvals to own, use, occupy and operate the Real Estate, and Mortgagors have full power and authority to carry on its business at the Real Estate as currently conducted and have not received any notice of any violation of any Legal Requirement that materially impairs the value of the Real Estate.

                  (e) During the term this Mortgage an any renewals or extensions hereof, as to any (i) "license," as such term is defined in N.J.S.A. 5:12-30, issued pursuant to the New Jersey Casino Control Act and regulations promulgated thereunder (collectively being referred to herein as the "Act") which is material to the continued lawful operation of Mortgagor as a casino licensed pursuant to the provisions of the Act, and
(ii) any material requirements of the "Operation Certificate," as such term is defined in N.J.S.A. 5:12-35, issued with regard to the Encumbered Property (the foregoing subparagraphs (i) and iii) are herein collectively referred to as the "Operational Requirements"):

                  (1) The Operational Requirements are to the best of Mortgagor's knowledge in good standing, free of material violations, and all conditions under which they have been issued or renewed have been or are being satisfied and fulfilled.

                  (2) Mortgagor will keep, maintain and preserve the Operational Requirements in full force and effect and in good standing.

                  (3) Mortgagor will not knowingly violate, nor will it knowingly suffer any violation of, the Operational Requirements.

                  (4) In the event Mortgagor knows of any fact, circumstances, or occurrence which may result in a violation of the Operational Requirements, Mortgagor shall promptly give Mortgagee written notice thereof.

            4.   Taxes on Mortgagee.

                 (a) If the United States of America, the State of New Jersey or any political subdivision thereof or any city, town, county or municipality in which the Real Estate is located or any agency, department, bureau, board, commission or instrumentality of any of the foregoing now existing or hereafter created (collectively, "Governmental Authorities" and, individually, a "Governmental Authority") shall, at any time after the date hereof (whether or not the lien of this Mortgage shall have been released), levy, assess or charge any tax, assessment or imposition upon this Mortgage or any other Loan Document, the Indebtedness, the Obligations or the interest of Mortgagee in the Encumbered Property by reason of this Mortgage or any other Loan Document, the Indebtedness or the Obligations (excepting therefrom any income tax on payments made under the Credit Agreement and any franchise tax), Mortgagors shall pay all such taxes, assessments and impositions to, for, or on account of, Mortgagee, as they become due and payable and, on demand, shall furnish proof of such payment to Mortgagee. If Mortgagors shall fail to pay any such tax, assessment or imposition, then Mortgagee, at its option (but without any obligation to do so), upon thirty (30) days' notice to Mortgagor (or such shorter period as Mortgagee may deem reasonable if Mortgagee believes that failure to pay any such tax, assessment or imposition promptly may subject the Encumbered Property (or any portion thereof) to loss, forfeiture or a material diminution in value), may pay such tax, assessment or imposition and, in such event, the amount so paid (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Encumbered Property prior to any right or title to, interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage and (iii) immediately shall be due and payable, on demand, together with interest thereon at the rate of interest then payable under the Credit Agreement, including, in calculating such rate of interest, any additional interest which may be imposed under the Credit Agreement by reason of any default thereunder (such rate of interest being hereinafter referred to as the "Interest Rate"), from the date of any such payment by Mortgagee to the date of repayment to Mortgagee. In the event of the passage of any law or regulation permitting, authorizing or requiring any such tax, assessment or imposition to be levied, assessed or charged, which law or regulation, may prohibit Mortgagors from paying the tax, assessment or imposition to, for, or on account of, Mortgagee, then Mortgagee, upon written notice, may declare the entire amount of Indebtedness due and payable one hundred eighty (180) days after such notice.

                 (b) If any Governmental Authority shall at any time require revenue, documentary or similar stamps to be affixed to this Mortgage or any other Loan Document or shall require the payment of any tax with respect to the ownership or recording of this Mortgage or any other Loan Document, Mortgagors, upon demand, shall pay for such stamps in the required amount and shall deliver the same to Mortgagee, together with a copy of the receipted bill therefor. If Mortgagors shall fail to pay for any such stamps, then Mortgagee, at its option (but without any obligation to do so), upon thirty (30) days' notice to Mortgagor (or such shorter period as Mortgagee may deem reasonable if Mortgagee believes that failure to pay for any such stamps promptly may subject the Encumbered Property (or any portion thereof) to loss, forfeiture or a material diminution in value), may pay for the same and, in such event, the amount so paid (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Encumbered Property prior to any right or title to, or interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage and (iii) immediately shall be due and payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee.

                 (c) In the event of the passage, after the date of this Mortgage, of any law of the jurisdiction in which the Real Estate is located which shall deduct from the value of the Encumbered Property, for purposes of taxation, any lien thereon or shall change in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes and shall impose a tax, either directly or indirectly, on this Mortgage or any other Loan Document, then, so long as Mortgagors, Mortgagee, this Mortgage or the Credit Agreement is not exempt from payment of such tax and if Mortgagors shall be permitted by law to pay the whole of such tax in addition to all other payments required hereunder and under the other Loan Documents, Mortgagors shall pay such tax when the same shall be due and payable and shall agree in writing to pay such tax when thereafter levied or assessed against the Encumbered Property. In the event that any law or regulation may prohibit Mortgagors from paying such tax, then Mortgagee, upon written notice, may declare the entire amount of Indebtedness due and payable one hundred eighty (180) days after such notice.

            5.   Payment of Impositions.

                 (a) Subject to the provisions of Article 10 hereof, not later than the date on which payment of the same shall be due, that is, the day before the date on which any fine, penalty, interest, late charge or loss may be added thereto or imposed by reason of the nonpayment thereof, Mortgagors shall pay and discharge all taxes (including, but without limiting the generality of the foregoing, all real property taxes and assessments and personal property taxes), charges for any easement or agreement maintained for the benefit of the Encumbered Property or any portion thereof, general and special assessments and levies, permit, inspection and license fees, water and sewer rents and charges and any other charges of every kind and nature whatsoever, foreseen or unforeseen, ordinary or extraordinary, public or private, which, at any time, are imposed upon or levied or assessed in connection with the Encumbered Property or any portion thereof, or which arise with respect to, or in connection with, the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration of the Encumbered Property or any portion thereof, together with any penalties, interest or late charges which may be imposed in connection with any of the foregoing (all of the foregoing taxes, assessments, levies and other charges, together with such interest, penalties and late charges, being hereinafter collectively referred to as "Impositions" and, individually, as an "Imposition"); provided, however, that Mortgagors shall have the right to file for an extension in connection with the payment of any Imposition and, if granted, to pay the Imposition on or before the date specified in the extension, together with any interest or penalty which may be imposed as a result of such extension. If, however, any Legal Requirement shall allow that any Imposition may, at Mortgagors' option, be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagors may exercise the option to pay such Imposition in such installments, and, in such event, Mortgagors shall be responsible for the payment of all such installments, together with the interest, if any, thereon, in accordance with the provisions of the applicable Legal Requirement. Not later than thirty (30) days after request therefor by Mortgagee, Mortgagors shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of such Imposition. Mortgagors also shall deliver to Mortgagee, within thirty (30) days after request therefor, copies of all settlements and notices pertaining to any Imposition which may be issued by any Governmental Authority.

                 (b) Upon the occurrence of an Event of Default or in the event that Mortgagor shall fail, for two consecutive quarters, to make payments on real property taxes and assessments on a timely basis, Mortgagee may, but shall not be obligated to, require Mortgagors to deposit with Mortgagee, monthly, one-twelfth (1/12th) of the annual charges for real property taxes and assessments and other charges which might become a lien upon the Encumbered Property or any portion thereof (each, an "Escrow Deposit"). If the amounts so required to be deposited are estimated, based upon charges for the preceding year, and Mortgagee determines, in its reasonable good faith judgment, that the aggregate of the sums to be deposited in escrow as aforesaid will be insufficient to make each of the payments aforementioned, Mortgagors shall, on demand by Mortgagee, simultaneously therewith deposit or cause to be deposited with Mortgagee, a sum of money which, together with the monthly installments aforementioned, due subsequent to the date of such demand, will be sufficient to make such payments at least ten (10) days prior to the date such payments are due. Should said charges not be ascertainable at the time any Escrow Deposit is required to be made with Mortgagee, the Escrow Deposit shall be made on the basis of the charges for the prior year, and when the charges are fixed for the then current year, Mortgagors shall deposit any deficiency with Mortgagee. All funds so deposited with Mortgagee shall be deposited in a federally insured interest bearing account or liquid assets account in any state in the United States or the District of Columbia, may be commingled by Mortgagee with its general funds and, provided that Mortgagee shall not otherwise have used a portion of such funds in accordance with the provisions of this Mortgage, such funds (less the amounts, if any, which are payable into the escrow fund to be used to pay real property taxes and assessments not yet due and payable) shall be applied in payment of the aforementioned charges when and as payable, to the extent Mortgagee shall have such funds on hand. In the event that there shall occur an Event of Default, the funds deposited with Mortgagee, as aforementioned, may be applied in payment of the charges for which such funds shall have been deposited or the payment of the Indebtedness or any other charges affecting the security of this Mortgage, as Mortgagee determines, in its sole discretion, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Mortgagee as herein provided. If Escrow Deposits are being made with Mortgagee as aforesaid, Mortgagors shall furnish Mortgagee with bills for the charges for which such deposits are required to be made hereunder and/or such other documents necessary for the payment of same, on the later to occur of (i) fifteen
(15) days prior to the date on which the charges first become due and payable and (ii) the date on which such bills are received by Mortgagors.

                 (c) Nothing contained in this Mortgage shall affect any right or remedy of Mortgagee under this Mortgage or otherwise to pay, upon thirty (30) days' notice to Mortgagor (or such shorter period as Mortgagee may deem reasonable if Mortgagee believes that the failure to pay any such Imposition promptly may subject the Encumbered Property (or any portion thereof) to loss, forfeiture or a material diminution in value), any Imposition from and after the date on which such Imposition shall have become due and payable and, in such event and provided Mortgagee shall not have paid such Imposition with sums being held by Mortgagee pursuant to subparagraph (b) of this Article 5 (provided, however, that Mortgagee shall have no right to pay such Imposition while Mortgagors are contesting the validity, enforceability or application of the same pursuant to the provisions of Article 10 hereof or are otherwise paying such Imposition in installments in accordance with the provisions hereof), the amount so paid
(i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Encumbered Property prior to any right or title to, interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage and
(iii) shall be immediately due and payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee.

            6.   Insurance.

                 (a) Mortgagors shall provide and keep in full force and effect, or require to be provided and kept in full force and effect, for the benefit of Mortgagee as hereinafter provided:

                        (i) insurance for the Buildings and the Personal Property (t) against loss or damage by fire, lightning, windstorm, tornado, hail and such other further and additional hazards of whatever kind or nature as are now or hereafter may be covered by standard extended coverage, (u) with "all risk" endorsements (including, but without limiting the generality of the foregoing, vandalism, malicious mischief and damage by water), (v) against war risks as, when and to the extent such insurance is obtainable from the United States of America or an agency thereof, (w) against flood disaster pursuant to the Flood Disaster Protection Act of 1973, 84 Stat. 572, 42 U.S.C. 4001, if the Real Estate is located in an area identified by the United States Department of Housing and Urban Development as a flood hazard area (it being understood and agreed that Mortgagors may obtain such insurance from a private carrier satisfactory to the Mortgagee), (x) against earthquakes (including subsidence), (y) against loss of rentals and business interruption due to any of the foregoing causes for a minimum period of nine (9) months, and (z) against any other risk commonly insured against by persons operating properties similar to the Encumbered Property and located in the vicinity of the Encumbered Property or conducting operations similar to the operations conducted at the Real Estate;

                        (ii) demolition and increased cost of construction coverage;

                        (iii) if a sprinkler system shall be located in the Buildings, sprinkler leakage insurance;

                        (iv) commercial general liability insurance in respect to the operation of the Real Estate with limits of not less than $100,000,000 combined single limit for bodily injury per occurrence and/or property damage liability per occurrence (collectively, the "Minimum Liability Coverage"); provided, however, that the Minimum Liability Coverage may be reduced from time to time, but in no event to limits of less than $25,000,000 on a "claims made" basis, provided that Mortgagors shall deliver to Mortgagee, within thirty (30) days after the expiration of the policy or policies containing the Minimum Liability Coverage and thereafter within thirty (30) days after the end of each fiscal year of Mortgagor until the Minimum Liability Coverage shall be reinstated, an Officer's Certificate stating that Mortgagors were unable to obtain commercial general liability insurance coverage in excess of the amount actually obtained or on other than a "claims made" basis; and

                        (v) such other insurance in such amounts as may from time to time be commonly insured against in the case of properties similar to the Encumbered Property and located in the vicinity of the Real Estate or conducting operations similar to the operations conducted at the Real Estate.

All insurance provided hereunder shall be in such form as is commonly obtained by owners of property similar to the Real Estate and located in the vicinity of the Real Estate or conducting operations similar to the operations conducted at the Real Estate, shall not contain a coinsurance provision whereby Mortgagors in the event of loss become a co-insurer, shall, in the case of casualty insurance, name Mortgagee as a named insured under a standard New York mortgagee endorsement or its equivalent, which shall be acceptable to Mortgagee, shall name Mortgagee as a named insured in the case of insurance other than casualty insurance, shall provide for loss payable to Mortgagee, except policies insuring against damage by fire or other casualty, which shall provide for loss payable as more particularly set forth in Paragraph 6(j) hereof, shall be provided by insurance companies which have a then current Alfred M. Best Company, Inc., general policyholder's rating of at least "A-12" or a financial rating reasonably acceptable to Mortgagee or by such other insurance companies as are reasonably acceptable to Mortgagee, shall be cancelable only upon thirty (30) days' prior written notice to Mortgagee, may provide for a standard deduction not to exceed $500,000 in the case of all insurance other than commercial general liability insurance, and $1,000,000 in the case of commercial general liability insurance, and otherwise shall be acceptable to Mortgagee in its reasonable discretion. For purposes hereof, "Depositary" shall mean a depositary designated by the Trustee to serve as Depositary pursuant to the Trustee's Mortgage or if none shall be designated then it shall mean a bank, trust company, insurance company, savings bank or governmental pension, retirement or welfare fund, reasonably acceptable to Mortgagor and designated by Mortgagee to serve as Depositary pursuant to this Mortgage. Anything contained herein to the contrary notwithstanding, in no event shall the insurance provided under clause (t) of Paragraph 6(a) (i) hereof be in an amount which is less than One Hundred Percent (100%) of the full replacement cost of the Buildings and the Personal Property, including the cost of debris removal, but excluding the value of foundations and excavations, as determined from time to time by Mortgagee. Mortgagors shall assign and deliver to Mortgagee all such certificates, policies of insurance or duplicate originals thereof, as collateral and further security for payment of the Indebtedness and performance of the Obligations. If any insurance required to be provided hereunder shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagors or by any lessee of the Real Estate or any portion thereof, or become void or questionable by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever any such insurance shall become unsatisfactory to Mortgagee, as determined in its reasonable judgment, Mortgagors immediately shall obtain new or additional insurance which shall be satisfactory to Mortgagee in its reasonable discretion. If any insurance required to be provided hereunder shall become unavailable to property owners in the area in which the Encumbered Property is located, then Mortgagors shall, within thirty (30) days after demand by Mortgagee, obtain such other types of insurance, in such amounts as may be reasonably required by Mortgagee. Mortgagors shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Mortgagee in all respects.

                  (b) Mortgagors shall (i) pay as they become due all premiums for the insurance required hereunder (it being understood that Mortgagors may pay all such premiums in installments), and (ii) not later than thirty (30) days prior to the expiration of each such policy, deliver to Mortgagee a renewal policy or a duplicate original thereof or a certificate evidencing the insurance required to be provided hereunder, accompanied by such evidence of payment of the initial installment as shall be satisfactory to Mortgagee in its reasonable discretion.

                  (c) If Mortgagors shall be in default of its obligation to so insure or deliver any such prepaid policy or policies or certificate or certificates of insurance to Mortgagee in accordance with the provisions hereof, Mortgagee, at its option (but without any obligation to do so) and upon twenty-four (24) hours' notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and, in such event, the amount of all such premium or premiums (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Encumbered Property prior to any right or title to, or interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage and (iii) shall be immediately due and payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee.

                  (d) Mortgagors shall adjust the amount of insurance required to be provided pursuant to the provisions of clause (t) of Paragraph 6(a) (i) hereof at the time that each such policy of insurance is renewed (but, in no event, less frequently than once during each twelve
(12) month period) by using the F. W. Dodge Building Index to determine whether there shall have been an increase in the replacement cost of the Buildings and the Personal Property since the most recent adjustment to any such policy and, if there shall have been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

                  (e) Mortgagors promptly shall comply with, and shall cause the Buildings and the Personal Property to comply with, (i) all of the provisions of each such insurance policy, and (ii) all of the requirements of the insurers thereunder applicable to Mortgagors or to any of the Buildings or the Personal Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration of any of the Buildings or Personal Property, even if such compliance would necessitate structural changes or improvements or would result in interference with the use or enjoyment of the Encumbered Property or any portion thereof. If Mortgagors shall use the Encumbered Property or any portion thereof in any manner which would permit the insurer to cancel any insurance required to be provided hereunder, Mortgagors immediately shall obtain a substitute policy which shall be reasonably satisfactory to Mortgagee and which shall be effective on or prior to the date on which any such other insurance policy shall be canceled.

                  (f) If the Buildings or the Personal Property or any portion thereof shall be damaged, destroyed or injured by fire or any other casualty, Mortgagors shall give immediate notice thereof to Mortgagee and Mortgagors promptly shall commence and diligently shall continue and complete the repair, restoration, replacement or rebuilding of the Buildings ("Restoration") and the Personal Property so damaged, destroyed or injured substantially to their value, condition and character immediately prior to such damage, destruction or injury, in full compliance with all Legal Requirements. In addition, if the Restoration to be done may materially impair the structural integrity of a material portion of the Buildings or if the cost of the Restoration as estimated by Mortgagee shall exceed the sum of Ten Million Dollars ($10,000,000) (in either case, "Major Restoration"), then Mortgagors shall, prior to the commencement of the Major Restoration, furnish or cause to be furnished to Mortgagee: (l) complete plans and specifications for the Major Restoration, bearing the signed approval thereof by an architect reasonably satisfactory to Mortgagee (the "Architect") and accompanied by the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing the work (the "Plans"), which Plans shall be submitted to Mortgagee for approval, which approval shall be granted or denied within twenty-one (21) days of Mortgagee's receipt thereof (it being understood that if Mortgagee shall fail to respond within such twenty-one (21)-day period, Mortgagee shall be deemed to have granted its approval) and which approval shall not be unreasonably withheld; provided, however, that Mortgagee's approval of the Plans shall not be required in the case of (i) Major Restoration consisting primarily of demolition or construction of the Buildings for safety purposes, (ii) Major Restoration for which no permits or approvals by Governmental Authorities are required by law, (iii) Major Restoration consisting primarily of temporary, non-permanent construction, or (iv) Major Restoration consisting primarily of painting or other items of decorative work; (2) certified or photostatic copies of all permits and approvals required by law in connection with the commencement and conduct of the Major Restoration; and (3) either (x) a payment and performance bond for, and/or guaranty of the payment for and completion of, the Major Restoration, which bond or guaranty shall be in form reasonably satisfactory to Mortgagee, and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are reasonably acceptable to Mortgagee, and shall be in an amount not less than One Hundred Ten
Percent   (110%) of the Architect's estimate of the entire cost of
completing the Major Restoration, less the amount of Insurance Proceeds, if any, then held by Depositary for application toward the cost of the Major Restoration, or, at Mortgagor's option, (y) such other security as may be reasonably satisfactory to Mortgagee. Notwithstanding anything to the contrary contained herein, Mortgagee acknowledges that Major Restoration may be performed on a "fast track" basis and, in such event, Mortgagors shall not be required to submit full and complete Plans for approval prior to the commencement of the Major Restoration, but shall submit such Plans as and when they are prepared and submitted for approval to the applicable Governmental Authorities.

                  (g) Mortgagors shall not commence any of the Major Restoration until Mortgagors shall have complied with the applicable requirements referred to in clause (f) above, and after commencing Major Restoration, Mortgagors shall perform the Major Restoration diligently in a good and workmanlike manner and in good faith substantially in accordance with the Plans, if applicable, and in compliance with all applicable laws.

                  (h) Any Insurance Proceeds received by Depositary attributable to business interruption insurance shall be promptly paid over to Mortgagor upon receipt of the same by Depositary. All Insurance Proceeds delivered to Depositary as aforesaid, other than proceeds attributable to business interruption insurance, together with all Insurance Proceeds or portions thereof paid directly to Depositary on account of damage or destruction to the Buildings and/or the Personal Property (all of which Insurance Proceeds or portions thereof, other than proceeds attributable to business interruption insurance, shall be deposited by Depositary in an interest-bearing account), together with any interest thereon, less the cost, if any, to Mortgagee and Depositary of such recovery and of paying out such Insurance Proceeds (including reasonable attorneys' fees and costs allocable to inspecting the work and reviewing the Plans therefor), upon the written request of Mortgagor and subject to compliance with the provisions of this Article 6, shall be made available for application by Depositary to the payment of the cost of the Major Restoration referred to in clause (f) above and shall be paid out from time to time to Mortgagor and/or, at Mortgagee's or Depositary's option, exercisable from time to time, directly to the contractor, subcontractors, materialmen, laborers, engineers, architects and other persons rendering services or materials in connection with the Major Restoration, as said Major Restoration progresses, except as otherwise hereinafter provided, but subject to the following conditions, any of which Mortgagee and Depositary may waive:

                        (i)   If the Restoration to be done is Major
      Restoration, as determined by Mortgagee, the Architect shall be in charge of the Restoration.

                        (ii) Each request for payment shall be made at least ten (10) days prior to the requested date of disbursement and shall be accompanied by a certificate of the Architect stating (l) that all of the Major Restoration completed has been done in a good and workman-like manner and in substantial compliance with the approved Plans, if any be required under clause (f) hereof, and in accordance with the provisions of all applicable laws; (2) the sum requested is justly required to reimburse Mortgagor for payments by Mortgagor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials in connection with the Major Restoration (giving a brief description of such services and materials), and that when added to all sums previously paid out by Depositary, if any, does not exceed the value of the Major Restoration (including the value of any "soft costs", such as engineers' or architects' fees incurred in connection therewith) done to the date of such certificate; and (3) that the amount of Insurance Proceeds remaining in the hands of Depositary, together with other funds otherwise available to Mortgagor, provided that Mortgagor certifies to the Architect that such funds are available, will be sufficient on completion of the Major Restoration to pay for the same in full (giving in such reasonable detail as Mortgagee or Depositary may require an estimate of the cost of such completion and if such other funds are required, including a certificate of an officer of Mortgagor, as to the sources of such funds).

                        (iii) Each request shall be accompanied by waivers or releases of liens, satisfactory to Mortgagee and Depositary, covering that part of the Major Restoration previously paid for, if any, and by a search prepared by a title company or by other evidence reasonably satisfactory to Mortgagee and Depositary that there has not been filed with respect to the Encumbered Property, or any part thereof, any mechanic's lien or other lien or instrument for the retention of title not discharged of record (by bonding or otherwise) in respect of any part of the work and that there exist no encumbrances on or affecting the Encumbered Property, or any part thereof, other than Permitted Encumbrances and those which may have been approved by Mortgagee.

                        (iv) There shall be no Event of Default under this Mortgage or the Credit Agreement or any other Loan Document.

                        (v) The request for any payment after the Major Restoration has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy and operation of the Encumbered Property legal.

            Upon completion of the Restoration and payment in full therefor and provided there shall then be continuing any Event of Default hereunder, any Insurance Proceeds (together with any interest earned thereon) remaining promptly shall be paid by Depositary to the Trustee for deposit in the Collateral Account or be paid over for the benefit of the Mortgagee as provided for in the Indenture. Any Insurance Proceeds remaining after completion of such Restoration shall be paid to Mortgagor, provided that there shall not then be continuing any Event of Default hereunder. Upon failure on the part of Mortgagors promptly to commence or diligently to continue the Restoration, and upon twenty-four (24) hours' notice by Mortgagee to Mortgagor, Mortgagee may apply the amount of any Insurance Proceeds (together with any interest earned thereon) then or thereafter in the hands of Depositary to the payment of the Indebtedness; provided, however, that nothing herein contained shall prevent Mortgagee from applying at any time the whole or any part of such Insurance Proceeds (together with any interest earned thereon), and Mortgagee may so apply such Insurance Proceeds (together with any interest earned thereon), to the curing of any Event of Default under this Mortgage or the Credit Agreement or any other Loan Document.

                  (i) If within one (1) year after the occurrence of any damage or destruction to the Buildings and Personal Property or any portion of either thereof requiring Major Restoration in order to restore the Buildings and Personal Property, Mortgagor shall not have submitted to Mortgagee and received Mortgagee's approval, which approval shall not be unreasonably withheld or delayed, as set forth above, of Plans for the Major Restoration of the Buildings and the Personal Property so damaged or destroyed, or if, after such Plans are approved by all necessary Governmental Authorities and Mortgagee, Mortgagors shall fail to commence promptly such Major Restoration, or if thereafter Mortgagors fail diligently to continue such Major Restoration or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such Major Restoration (other than those costs which Mortgagors are, in good faith, disputing), or, in the case of any damage or destruction to the Buildings and/or the Personal Property or any part of either thereof not requiring Major Restoration, as reasonably determined by Mortgagee, in order to restore the Encumbered Property, if Mortgagors shall fail to repair, restore and rebuild promptly the Buildings and Personal Property so damaged or destroyed, or in any other respect fails to comply with its obligations under this Article 6, then, in addition to all other rights herein set forth, and after giving Mortgagor thirty (30) days' written notice of the nonfulfillment of one or more of the foregoing conditions, and provided that such non-fulfillment shall not be cured within said thirty (30)-day period, Mortgagee, or any lawfully appointed receiver of the Buildings and Personal Property may, at their respective options (but without any obligation to do so), perform or cause to be performed such Major Restoration and may take such other steps as they deem advisable to perform such work; provided, however, that Mortgagee shall be permitted to give such shorter notice (and in such manner) as is reasonably practical in case of emergency or other special circumstances. In such event, Depositary shall pay over the Insurance Proceeds (together with any interest earned thereon) held by it to Mortgagee or such receiver, as the case may be, upon request, to the extent not previously paid to Mortgagor hereunder. Mortgagor and Bally's hereby waive, for themselves and all others holding under them, any claim against Mortgagee and such receiver arising out of anything done by Mortgagee or such receiver pursuant hereto, other than due to the negligence or wilful misconduct of, Mortgagee or such receiver, and Mortgagee may apply all or a portion of the Insurance Proceeds (without the need to fulfill any other requirements of this Article 6) to reimburse Mortgagee and/or such receiver, for all amounts reasonably expended or incurred by them, respectively, in connection with the performance of such Major Restoration, and any excess costs shall be paid by Mortgagor to Mortgagee upon demand.

                  (j) Insurance Proceeds which are payable in connection with any damage to, or destruction of, or injury to, the Buildings or the Personal Property (i) in the case of a loss equal to or in excess of Twelve Million Dollars ($12,000,000), shall all be paid to Depositary and disbursed in accordance with the provisions hereof; (ii) in the case of a loss in excess of Ten Million Dollars ($10,000,000), but less than Twelve Million Dollars ($12,000,000), the first Ten Million Dollars ($10,000,000) shall be paid to Mortgagor and the remaining Insurance Proceeds shall be paid to Depositary and disbursed in accordance with the provisions hereof; and (iii) in the case of a loss of Ten Million Dollars ($10,000,000) or less, shall be paid directly to Mortgagor. Mortgagor is hereby authorized to settle all claims under all policies of insurance and to execute and deliver all necessary proofs of loss, receipts, vouchers and releases required by the insurers, however, Mortgagee shall have the right, but not the obligation, to join with Mortgagors in settling, and approving the settlement of, any such claims except in the event of a claim where the amount of insurance reasonably anticipated to be received with respect to such claim is less than Ten Million Dollars ($10,000,000). Each insurer is hereby authorized and directed to make payment of any Insurance Proceeds or the portion thereof, as described in this Paragraph 6 (j), under any policies of insurance in connection with a loss in excess of Twelve Million Dollars ($12,000,000) directly to Depositary instead of to Mortgagor and Depositary jointly, and Depositary is hereby authorized to endorse any draft therefor as Mortgagors' attorney-in-fact if Mortgagors shall fail to do so for ten (10) days (or such lesser period of time as Mortgagee may reasonably believe to be required) after request therefor by Mortgagee or Depositary. If, prior to the receipt by Depositary or Mortgagors or any of them, as the case may be, of any Insurance Proceeds or portion thereof, the Encumbered Property or any portion thereof shall have been sold by Mortgagee pursuant to the power of sale provided herein, Mortgagee shall have the right to receive the Insurance Proceeds to the extent of any deficiency found to be due upon such sale, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, together with interest thereon at the Interest Rate, and the reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of the Insurance Proceeds.

                  (k) The insurance required by this Mortgage may, at the option of Mortgagor, be effected by blanket and/or umbrella policies issued to Mortgagor covering the Buildings and the Personal Property as well as other properties (real and personal) which are owned or leased by Mortgagor, provided that, in each case, the policies otherwise comply with the provisions of this Mortgage and allocate to the Buildings and the Personal Property, from time to time, the coverage specified by Mortgagee, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Mortgage shall be effected by any such blanket or umbrella policies, Mortgagor shall furnish to Mortgagee original policies or duplicate originals thereof or certificates, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Buildings and the Personal Property.

                  (l) Any conveyance or foreclosure of the Encumbered Property pursuant to the Mortgagee's rights in accordance with the provisions hereof shall transfer therewith all of Mortgagors' interest in all insurance policies then covering the Buildings and the Personal Property or the operations conducted at the Real Estate.

                  (m) Mortgagors hereby acknowledge that in the event Mortgagee is permitted or required to exercise any discretion under this Article, Mortgagee shall not be deemed to have abused such discretion provided that Mortgagee shall have relied, at the expense of Mortgagors, on a recognized insurance consultant with regard to insurance matters, a recognized construction consultant with regard to restoration matters or such other recognized consultants as may be appropriate or necessary to fulfill its obligation hereunder. Any consultants referred to herein shall have not less than 10 years' experience.

            7.   Condemnation/Eminent Domain.

                 (a) Notwithstanding (i) any taking by eminent domain, condemnation or otherwise of all or any portion of the Encumbered Property, or (ii) the change of grade of any street or the widening of streets, roads or avenues adjoining or abutting the Land, or (iii) any other injury to or decrease in value of the Encumbered Property by any Governmental Authority (any of the foregoing events being hereinafter referred to as a "Taking"), Mortgagors shall continue to make all payments due under this Mortgage and under the Credit Agreement and the other Loan Documents in accordance with the provisions of this Mortgage, the Credit Agreement and the applicable provisions of the other Loan Documents. Mortgagors shall notify Mortgagee immediately upon obtaining knowledge of the institution of any proceedings for any Taking or of any contemplated Taking of which Mortgagor or Bally's as the case may be, is aware. No such proceeding with respect to any Taking shall be settled without the express written prior consent of Mortgagee, which consent shall not be unreasonably withheld or delayed, it being agreed that if Mortgagee shall have failed to have either granted or denied its consent thereto within twenty-one (21) days after request therefor, the same shall be deemed to have been given; provided, however, that a proceeding where the amount reasonably anticipated to be received by the Mortgagors collectively is less than Ten Million Dollars ($10,000,000) shall not require such consent. Mortgagors are hereby authorized to execute and deliver all necessary proofs of loss, receipts, vouchers and releases required in connection with any Taking. Each Governmental Authority is hereby authorized and directed to make payment of any Award made in connection with any Taking directly to Mortgagors or Depositary in accordance with the provisions of the next succeeding sentence and paragraph 7(b) hereof instead of to Mortgagors and Depositary jointly, and Depositary is hereby authorized to endorse any draft therefor as Mortgagors' attorney-in-fact if Mortgagors shall fail to endorse any such draft for ten (10) days after request therefor by Mortgagee or Depositary. Anything contained in any Legal Requirement, this Mortgage, or the Ground Lease to the contrary notwithstanding, if there shall be a Taking of less than the entire Encumbered Property and if there shall remain a sufficient portion of the Encumbered Property so that it shall be possible for Mortgagors to continue to conduct their business at such remaining Encumbered Property (a "Partial Taking"), (i) in the event that the Award is less than Ten Million Dollars ($10,000,000), the same shall be paid to Mortgagor, (ii) in the event that the Award shall be equal to or be in excess of Ten Million Dollars ($10,000,000), but shall be less than Twelve Million Dollars ($12,000,000), the first Ten Million Dollars ($10,000,000) of such Award shall be paid to Mortgagor and the remaining portion of the Award shall be paid to Depositary, or (iii) in the event that the Award shall be equal to or greater than Twelve Million Dollars ($12,000,000), the entire Award shall be paid to Depositary and, in the case of (i) and (ii) above, Depositary shall pay the Award or portion thereof received (after deducting therefrom all costs and expenses, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection thereof and any expenses of Depositary) to Mortgagor, in accordance, and upon there being compliance, with the provisions of Article 6 hereof, for the sole purpose of Mortgagor's Restoration of the Buildings and the Personal Property remaining after any such Partial Taking, it being understood and agreed, however, that neither Mortgagee nor Depositary shall have any obligation whatsoever to see to the proper application of any Award so paid to Mortgagor. Mortgagors promptly shall commence and diligently shall continue and complete the Restoration of the Buildings and the Personal Property remaining after such Partial Taking substantially to their value, condition and character immediately prior to such Partial Taking, in accordance with the provisions of Article 6 hereof, as if such Partial Taking had resulted in "damage or destruction to the Buildings or Personal Property" (within the meaning of Paragraph 6 (f) hereof), with Mortgagors, Mortgagee and Depositary each having the same rights and obligations with respect to the Award and Restoration as are set forth in Paragraphs 6(f) through 6(j) hereof with respect to Insurance Proceeds, except that, notwithstanding the provisions of Paragraph 6(f) hereof, Mortgagors shall restore the Buildings and the Personal Property substantially to their value, condition and character immediately prior to such Partial Taking, only to the extent practicable, but otherwise in accordance with the provisions of Paragraph 6(f). Any Award remaining after completion of such Restoration shall be paid to Mortgagor, provided that there shall not then be continuing any Event of Default hereunder. If there shall then be continuing an Event of Default hereunder, any such Award shall be paid to the Mortgagee, and shall be applied to the payment of the Indebtedness then outstanding.

                  (b) Notwithstanding anything contained herein to the contrary, in the event of a total Taking or a Taking other than a Partial Taking, each Governmental Authority is hereby authorized and directed to make payment of any Award made in connection with any such Taking to Mortgagee.

                  (c) Reduction of the outstanding amount of the Indebtedness resulting from the application of any such Award by Mortgagee in accordance with the provisions hereof shall be deemed to take effect only on the date of Mortgagee's receipt of such Award in accordance with the terms of this Mortgage and in such order of priority as Mortgagee may elect. If, prior to the receipt by Mortgagee of any Award, the Encumbered Property or any portion thereof shall have been sold by Mortgagee pursuant to the power of sale provided herein, Mortgagee shall have the right to receive the Award to the extent of any deficiency found to be due upon such sale, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, together with interest thereon at the Interest Rate and the reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of the Award.

                  (d) Mortgagors hereby acknowledge that in the event Mortgagee is permitted or required to exercise any discretion under this Article, Mortgagee shall not be deemed to have abused such discretion provided that Mortgagee shall have relied, at the expense of Mortgagors, on a recognized construction consultant, an appraiser who is a member of the American Institute of Real Estate Appraisers and who has been designated a "Member American Institute", or such other recognized consultants as may be appropriate or necessary to fulfill its obligations hereunder. Any consultants referred to herein shall have not less than 10 years' experience.

            8. Sale of Encumbered Property; Additional Financing. Except as permitted under the terms of the Credit Agreement Mortgagors shall not, at any time, assign, transfer or convey all or any part of the Encumbered Property or any interest therein.

            9. Discharge of Liens. Subject to the provisions of Article 10 hereof and except as permitted by the Credit Agreement or this Mortgage, Mortgagors at all times shall keep the Encumbered Property free from the liens of mechanics, laborers, contractors, subcontractors and materialmen and, except for the Permitted Encumbrances, and any new or additional mortgages which may be made to Mortgagee, free from any and all other liens, claims, charges or encumbrances of any kind or nature whatsoever.
If any such liens, claims, charges or encumbrances shall be recorded, Mortgagors shall forthwith deliver copies thereof to Mortgagee and Mortgagors shall, within thirty (30) days after request therefor by Mortgagee, cause the same to be discharged of record by payment or bonding.

            10. Right of Contest. Mortgagors, at their sole cost and expense, may, in good faith, contest, by proper legal actions or proceedings, the validity of any Legal Requirement or the application thereof to Mortgagors or the Encumbered Property, or the validity or amount of any Imposition or the validity of the claims of any mechanics, laborers, subcontractors, contractors or materialmen ("Contractor's Claims"). During the pendency of any such action or proceeding, compliance with such contested Legal Requirement or payment of such contested Imposition or payment of such contested Contractor's Claim may be deferred, provided that, in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding, (a) no Event of Default shall exist hereunder and no other event shall have occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default hereunder, (b) adequate reserves with respect thereto are maintained on Mortgagors' books in accordance with generally accepted accounting principles and the applicable provisions of the Credit Agreement, and (c) Mortgagor reasonably believes that noncompliance with the contested Legal Requirement or non-payment of the contested Imposition or non-payment of such contested Contractor's Claim would not have a material adverse effect upon the business of Mortgagors, the Encumbered Property or the operation thereof or the Mortgagee. Notwithstanding any such reserves or the furnishing of any bond or other security, thirty (30) days after notice from Mortgagee, Mortgagors shall comply with any contested Legal Requirement or shall pay any contested Imposition or Contractor's Claim, and compliance therewith or payment thereof shall not be deferred, if, at any time, such deferral would have a material adverse effect on Mortgagors and their subsidiaries taken as a whole or be disadvantageous in any material respect to the Mortgagee. If such action or proceeding is terminated or discontinued adversely to Mortgagors and is not subject to appeal, Mortgagors shall, within thirty
(30) days of receiving request therefor, deliver to Mortgagee evidence reasonably satisfactory to Mortgagee of Mortgagors' compliance with such contested Legal Requirement or payment of such contested Imposition or Contractor's Claim, as the case may be. Notwithstanding the foregoing, Mortgagee shall have no obligation to request any matters referred to herein and shall request such matters in Mortgagee's reasonable discretion.

            11.   Leases.

                  (a) Each Lease entered into from and after the date hereof including, without limitation, all Leases which provide for an annual "base" or "minimum" rent in excess of - $100,000 (a "Major Lease") shall (i) not permit the lessee thereunder to terminate or invalidate the terms thereof as a result of any action taken by Mortgagee to enforce this Mortgage, including, without limitation, any sale of the Encumbered Property or any portion thereof by Mortgagee pursuant to the power of sale provided herein or otherwise, (ii) include a subordination clause providing that the Lease and the interest of the lessee in the Encumbered Property are in all respects subject and subordinate to this Mortgage, (iii) provide that, at the option of Mortgagee or the purchaser at a sale by Mortgagee pursuant to the power of sale provided herein or otherwise or the grantee in a voluntary conveyance in lieu of such Mortgagee's sale, the lessee thereunder shall attorn to Mortgagee or to such purchaser or grantee under all of the terms of the Lease and recognize such entity as the lessor under the Lease for the balance of the term of the Lease, and (iv) provide that, in the event of the enforcement by Mortgagee of the remedies provided by law or in equity or by this Mortgage, any person succeeding to the interest of Mortgagee as a result of such enforcement shall not be bound by or liable for any (A) prepayment of installments of Rent for more than thirty
(30) days in advance of the time when the same shall become due (excluding, however, any payments of "key money" made by any lessee in connection with the execution or renewal of its Lease or any other sums paid in connection with the execution or renewal of a Lease as advance rental, to the extent the same has been paid prior to the occurrence of an Event of Default) or
(B) prior act or omission of any prior landlord.

                  (b) Mortgagor shall (i) promptly perform all of the provisions of the Leases on the part of the lessor thereunder to be performed, (ii) appear in and defend any action or proceeding arising under, growing out of, or in any manner connected with, the Leases or the obligations of the lessor or the lessees thereunder, (iii) exercise, within thirty (30) days after demand by Mortgagee, any right to request from the lessee under any Major Lease a certificate with respect to the status thereof, (iv) deliver to Mortgagee, within thirty (30) days after demand by Mortgagee, a written statement containing the names of all lessees, the terms of all Leases and the spaces occupied and rentals payable thereunder and a statement of all Leases which are then in default of any monetary obligation, including the magnitude of any such monetary default and, in the case of any non-monetary default, a statement of all Leases which, to the best of Mortgagor's knowledge, are then in default of any non-monetary obligation, including the nature and magnitude of any such non-monetary default, (v) promptly deliver to Mortgagee, a fully executed copy of each Lease upon the execution of the same. Notwithstanding the foregoing, Mortgagee shall have no obligation to request any matters referred to herein and shall request such matters in Mortgagee's reasonable discretion.

                  (c) Mortgagor hereby assigns to Mortgagee, from and after the date hereof, primarily on a parity with the Encumbered Property, and not secondarily, as further security for the payment of the Indebtedness and the performance of the Obligations, the Leases and the Rents. Nothing contained in this Article 11 shall be construed to bind Mortgagee to the performance of any of the terms, covenants, conditions or agreements contained in any Lease or otherwise impose any obligation on Mortgagee (including, but without limiting the generality of the foregoing, any liability under the covenant of quiet enjoyment contained in any Lease in the event that any lessee shall have been joined as a party defendant in any action commenced by reason of an Event of Default hereunder or in the event of the sale of the Encumbered Property by Mortgagee pursuant to the power of sale contained herein or otherwise or in the event lessee shall have been barred and foreclosed of any or all right, title and interest and equity of redemption in the Encumbered Property), except that Mortgagee shall be accountable for any money actually received pursuant to the aforesaid assignment. Mortgagor hereby further grants to Mortgagee the right, but not the obligation, (i) to enter upon and take possession of the Encumbered Property for the purpose of collecting the Rents, (ii) to dispossess by the usual summary proceedings any lessee defaulting in making any payment due under any Lease to Mortgagee or defaulting in the performance of any of its other obligations under its Lease, (iii) to let the Encumbered Property or any portion thereof, (iv) to apply the Rents on account of the Indebtedness, it being understood that the excess Rents, if any, remaining after all such payments shall have been made shall be the property of and paid to Mortgagor, provided there exists no Event of Default, and (v) to perform such other acts as Mortgagee is entitled to perform pursuant to this Article 11. Such assignment and grant shall continue in effect until the entire amount of the Indebtedness shall have been fully paid pursuant to the terms hereof and the other Loan Documents, and all Obligations shall have been fully performed in accordance with all provisions hereof and the other Loan Documents, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Encumbered Property by Mortgagee pursuant to such grant, subject, however, to the rights of any and all parties in possession thereof, whether or not the Encumbered Property shall have been sold by Mortgagee pursuant to the power of sale contained herein or otherwise and without applying for a receiver. Mortgagee, however, grants to Mortgagor, not as a limitation or condition hereof, but as a personal covenant available only to Mortgagor and its successors and not to any lessee or other person, a license, revocable upon the occurrence of an Event of Default upon five (5) days' written notice to Mortgagor, to collect all of the Rents and to retain, use and enjoy the same and to do all acts and perform such Obligations as Mortgagor is required to perform under the Leases.

                  (d) Upon notice and demand, Mortgagor shall, from time to time, execute, acknowledge and deliver to Mortgagee, or shall cause to be executed, acknowledged and delivered to Mortgagee, in form reasonably satisfactory to Mortgagee, one or more separate assignments (confirmatory of the general assignment provided in this Article 11, subject to Mortgagor's license) of the lessor's interest in any Lease. Mortgagor shall pay to Mortgagee the reasonable expenses incurred by Mortgagee in connection with the preparation and recording of any such instrument.

            12.   Provisions Regarding the Ground Lease.

                  (a) With respect to the Ground Lease, Mortgagors covenant and agree as follows: (i) promptly and faithfully to observe, perform and comply with all the terms, covenants and provisions of the Ground Lease on their part to be observed, performed and complied with, at the applicable times set forth in the Ground Lease, within any applicable grace periods; (ii) to refrain from doing anything, as a result of which, there could be a default or breach of any of the terms of the Ground Lease;
(iii) not to do, permit or suffer any event or omission as a result of which there could occur a default or breach under the Ground Lease; (iv) not to modify, amend or in any way alter or permit the alteration of any of the terms of the Ground Lease and not to exercise any right it may have under the Ground Lease to cancel or surrender the same; (v) to give Mortgagee immediate notice of any default by anyone under the Ground Lease and promptly to deliver to Mortgagee a copy of each notice of default and all other notices, communications, plans, specifications and other statements (including financial statements), responses, similar instruments received or delivered by Mortgagors in connection with the Ground Lease; and (vi) to furnish to Mortgagee copies of such information and evidence as Mortgagee may reasonably require concerning Mortgagors' due observance, performance and compliance with the terms, covenants and provisions of the Ground Lease.

                  (b) In the event of the occurrence of any event which, with the giving of notice, the passage of time or both, would constitute a default by Mortgagors in the performance of any of their obligations under the Ground Lease and not cured within any applicable grace period, including, without limitation, any default in the payment of any sums payable thereunder, then, in each and every case, Mortgagee may (but shall have no obligation to do so), at its option, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of the Mortgagors thereunder in the name of and on behalf of Mortgagors. Mortgagors shall, on demand, reimburse Mortgagee for all advances made and expenses incurred by Mortgagee in curing any such default (including, without limitation, reasonable attorney's fees and disbursements), together with interest thereon at the Interest Rate from the date of any such payment by Mortgagee, to the date of repayment to Mortgagee.

                  (c) With respect to the Ground Lease, Mortgagors hereby warrant and represent as follows: (i) the Ground Lease is in full force and effect, unmodified by any writing or otherwise; (ii) all rent, additional rent and/or other charges reserved in or payable under the Ground Lease have been paid to the extent that they are payable to the date hereof;
(iii) Mortgagor enjoys the quiet and peaceful possession of the Leasehold Estate; (iv) Mortgagors are not in default under any of the material terms of the Ground Lease and, to the best of their knowledge, are not in default under any other term of the Ground Lease and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute a default under the Ground Lease; (v) the execution and delivery of this Mortgage is permitted by the provisions of the Ground Lease and does not violate any of the terms of the Ground Lease; and (vi) Mortgagors have delivered to Mortgagee a true, accurate and complete copy of the Ground Lease.

                  (d) If the Ground Lease is canceled or terminated, and if Mortgagee or its nominee shall acquire an interest in any new lease of the Land, Mortgagors shall have no right, title or interest in or to the new lease or the leasehold estate created by such new lease.

                  (e) Bally's hereby assigns to Mortgagee, from and after the date hereof, primarily on a parity with the Encumbered Property, and not secondarily, as further security for the payment of the Indebtedness and the performance of the Obligations, the rents under the Ground Lease. Nothing contained in this Article 12 shall be construed to bind Mortgagee to the performance of any of the terms, covenants, conditions or agreements contained in the Ground Lease or otherwise impose any obligation on Mortgagee (including, but without limiting the generality of the foregoing, any liability under the covenant of quiet enjoyment contained in the Ground Lease in the event that the lessee shall have been joined as a party defendant in any action commenced by reason of an Event of Default hereunder or in the event of the sale of the Encumbered Property by Mortgagee pursuant to the power of sale contained herein or otherwise or in the event lessee shall have been barred and foreclosed of any or all right, title and interest and equity of redemption in the Encumbered Property), except that Mortgagee shall be accountable for any money actually received pursuant to the aforesaid assignment. Bally's hereby further grants to Mortgagee the right, but not the obligation (i) to enter upon and take possession of the Real Estate for the purpose of collecting the rents under the Ground Lease, (ii) to dispossess by the usual summary proceedings any lessee defaulting in making any payment due under the Ground Lease to Mortgagee or defaulting in the performance of any of its other obligations under the Ground Lease, (iii) to let the Real Estate or any portion thereof, (iv) to apply the rents under the Ground Lease on account of the Indebtedness, it being understood that the excess rents under the Ground Lease, if any, remaining after all such payments shall have been made shall be the property of and paid to Bally's, provided there exists no Event of Default, and (v) to perform such other acts as Mortgagee is entitled to perform pursuant to this Article 12. Such assignment and grant shall continue in effect until the entire amount of the Indebtedness shall be paid in full and all of the Obligations relating to the Credit Agreement and the Notes shall be fully performed in accordance with this Mortgage and the other Loan Documents, the execution of this Mortgage constituting and evidencing the irrevocable consent of Bally's to the entry upon and taking possession of the Real Estate by Mortgagee pursuant to such grant, subject, however, to the rights of any and all parties in possession thereof, whether or not the Encumbered Property shall have been sold by Mortgagee pursuant to the power of sale contained herein or otherwise and without applying for a receiver. Mortgagee, however, grants to Bally's, not as a limitation or condition hereof, but as a personal covenant available only to Bally's and its successors and not to any lessee or other person, a license, revocable by the Mortgagee upon five (5) days' written notice to Bally's of such revocation, to collect all of the Rents and to retain, use and enjoy the same, unless and until an Event of Default shall exist hereunder or unless and until any event shall have occurred which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default hereunder.

                  (f) Upon notice and demand, Bally's shall, from time to time, execute, acknowledge and deliver to Mortgagee, or shall cause to be executed, acknowledged and delivered to Mortgagee, in form reasonably satisfactory to Mortgagee, one or more separate assignments (confirmatory of the general assignment provided in this Article 12) of the lessor's interest in the Ground Lease. Mortgagors shall pay to Mortgagee the reasonable expenses incurred by Mortgagee in connection with the preparation and recording of any such instrument.

                  (g) Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of the Ground Lease within the meaning of any provision thereof prohibiting its assignment and the Mortgagee shall have no liability or obligation thereunder by reason of its acceptance of this Mortgage. The Mortgagee shall be liable for the obligations of the tenant arising under the Ground Lease for only that period of time during which the Mortgagee is in possession of the Real Estate or has acquired, by foreclosure or otherwise, and is holding, all of the Mortgagors' right, title and interest therein.

            13. Estoppel Certificates. Mortgagors and Mortgagee, within thirty (30) business days after request by the other, shall deliver, in form reasonably satisfactory to the other, a written statement, duly executed and acknowledged, setting forth the amount of the Indebtedness then outstanding and whether, to the best knowledge of the affiant, any offsets, claims, counterclaims or defenses exist against the Indebtedness secured by this Mortgage.

            14. Loan Document Expenses. Mortgagors shall pay, together with any interest or penalties imposed in connection therewith, all reasonable expenses of Mortgagee incident to the preparation, execution, acknowledgement, delivery and/or recording of this Mortgage, the Assignment and UCC-1 financing statements executed in connection with this Mortgage, including, but without limiting the generality of the foregoing, all filing, registration and recording fees and charges, documentary stamps, intangible taxes and all federal, state, county and municipal taxes, duties, imposts, assessments and charges now or hereafter required by reason of, or in connection with, this Mortgage, the Assignment, such UCC-1 financing statements and UCC-3 continuation statements, and, in any event, otherwise shall comply with the provisions set forth in Article 4 hereof.

            15. Mortgagee's Right to Perform. In the event of any Event of Default hereunder, Mortgagee may (but shall be under no obligation to), at any time, without waiving or releasing Mortgagors from any Obligations or any Event of Default under this Mortgage, perform the Obligations and, in such event, the cost thereof, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements incurred in connection therewith, (a) shall be deemed to be Indebtedness secured by this Mortgage, (b) shall be a lien on the Encumbered Property prior to any right or title to, interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage, and
(c) shall be payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee. No payment or advance of money by Mortgagee pursuant to the provisions of this Article 15 shall cure, or shall be deemed or construed to cure, any such Event of Default by Mortgagors hereunder or waive any rights or remedies of Mortgagee hereunder or at law or in equity by reason of any such Event of Default.

            16. Mortgagee's Costs and Expenses. If (a) Mortgagors shall fail to perform any of the Obligations under this Mortgage, beyond applicable grace periods, if any, or any other Loan Document, including the Credit Agreement, beyond any applicable grace period, or (b) Mortgagee shall exercise any of its rights or remedies hereunder, or (c) any action or proceeding is commenced in which it becomes necessary to defend or uphold the lien or priority of this Mortgage or any action or proceeding relating to this Mortgage or any other Loan Document is commenced to which Mortgagee is or becomes a party, or (d) the taking, holding or servicing of this Mortgage by or on behalf of Mortgagee is alleged to subject Mortgagee to any civil or criminal fine or penalty, or (e) Mortgagee's review and approval of any document, including, but without limiting the generality of the foregoing, any Major Lease (but excluding Leases that are not Major Leases), is requested by Mortgagors or required by Mortgagee, then, in any such event, all such reasonable costs, expenses and fees incurred by Mortgagee in connection therewith (including, but without limiting the generality of the foregoing, any civil or criminal fines or penalties and attorneys' fees, costs and disbursements) (i) shall be deemed to be Indebtedness secured by this Mortgage, (ii) shall be a lien on the Encumbered Property prior to any right or title to, interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage, and
(iii) shall be payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee. In any action to enforce any remedy under this Mortgage, including, but without limiting the generality of the foregoing, sale of the Encumbered Property by Mortgagee pursuant to the power of sale contained herein or otherwise, or to recover or collect the Indebtedness or any portion thereof, the provisions of this Article 16 with respect to the recovery of costs, expenses, disbursements and penalties shall prevail unaffected by the provisions of any Legal Requirement with respect to the same to the extent that the provisions of this Article 16 are not inconsistent therewith or violative thereof.

            17. Events of Defaults. The occurrence of an "Event of Default" under the terms of the Credit Agreement shall be an Event of Default hereunder.

            18.   Remedies.

                  (a) Upon the occurrence of any Event of Default hereunder, Mortgagee may, without further notice, presentment, demand or protest, all of which are hereby expressly waived by Mortgagors, take such action as Mortgagee deems advisable, in its sole discretion, to protect and enforce the rights of Mortgagee against the Mortgagors and in and to the Encumbered Property or any part thereof, including, but without limiting the generality of the foregoing, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee hereunder or at law or in equity:

                        (i) Mortgagee may elect to cause the Encumbered Property or any portion thereof to be sold in accordance with the provisions hereof and applicable law.

                        (ii) Mortgagee may, without releasing Mortgagors from any Obligation under this Mortgage or any other obligation under any other Loan Document and without waiving any Event of Default, exercise any of its rights and remedies under Article 15 hereof.

                        (iii) If the Indebtedness shall have been declared due and payable in accordance with the provisions of the Credit Agreement, then Mortgagee may (x) institute and maintain an action with respect to the Encumbered Property under any other Loan Document, or (y) take such other action as may be allowed at law or in equity for the enforcement of this Mortgage and the other Loan Documents. Mortgagee may proceed in any such action to final judgment and execution thereon for the whole of the Indebtedness, together with interest thereon at the Interest Rate, from the date on which Mortgagee shall declare the same to be due and payable to the date of repayment to Mortgagee, and all costs of any such action, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements.

                        (iv) Mortgagee, if it has not already revoked the license granted pursuant to Articles 11 and 12 hereof, may revoke the license and may, without releasing Mortgagors from any Obligation under this Mortgage, and without waiving any Event of Default, enter upon and take possession of the Encumbered Property or any portion thereof, either personally or by its agents, nominees or attorneys, and dispossess Mortgagors and their agents and servants therefrom and, thereupon, Mortgagee may (w) use, manage, operate, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Encumbered Property, (x) complete any construction on the Real Estate, in such manner and form as Mortgagee deems advisable, (y) make alterations, additions, renewals, replacements and improvements to or on the Encumbered Property and (z) exercise all rights and powers of Mortgagors with respect to the Encumbered Property, either in the name of Mortgagors or otherwise, including, but without limiting the generality of the foregoing, the right to make, cancel, enforce or modify Leases, obtain and evict lessees, establish or change the amount of any Rents and the manner of collection thereof and perform any acts which Mortgagee deems proper, in its sole discretion, to protect the security of this Mortgage. Mortgagee may, but shall not be obligated to, take any action pursuant to the Laws of the State of New Jersey to enforce the provisions of any Operational Requirements and to secure continued operation of the Encumbered Property as a licensed casino operation. After deduction of all reasonable costs and expenses of operating and managing the Encumbered Property, including, but without limiting the generality of the foregoing, attorneys' fees, costs and disbursements, administration expenses, management fees and brokers' commissions, satisfaction of liens on any of the Encumbered Property, payment of Impositions, claims and insurance premiums, invoices of persons who may have supplied goods and services to or for the benefit of any of the Encumbered Property and all costs and expenses of the maintenance, repair, Restoration, alteration or improvement of any of the Encumbered Property, Mortgagee may apply the Rents received by Mortgagee to payment of the Indebtedness or performance of the Obligations. Mortgagee may apply the Rents received by Mortgagee to the payment of any or all of the foregoing in such order and amounts as Mortgagee, in its sole discretion, may elect. Mortgagee may, in its sole discretion, determine the method by which, and extent to which, the Rents will be collected and the obligations of the lessees under the Leases enforced and Mortgagee may waive or fail to enforce any right or remedy of the lessor under any Lease.

                        (v) Mortgagee may disaffirm and cancel any Lease affecting the Encumbered Property or any portion thereof at any time during the period that it is exercising its remedies under this
      Article 18, even though Mortgagee shall have enforced such Lease, collected Rents thereunder or taken any action that might be deemed by law to constitute an affirmance of such Lease. Such disaffirmance shall be made by notice addressed to the lessee at the Real Estate or, at Mortgagee's option, such other address of the lessee as may be set forth in such Lease.

                        (vi) Mortgagee may declare the entire unpaid Indebtedness to be immediately due and payable.

                        (vii) Mortgagee may institute proceedings for the complete foreclosure of this Mortgage in which case the Encumbered Property or the Mortgagors' interest therein may be sold for cash or upon credit in one or more portions.

                        (viii) Mortgagee may, with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Mortgage for the balance of the Indebtedness not then due.

                        (ix) Mortgagee may sell for cash or upon credit the Encumbered Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagors therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in its entirety or in portions, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Encumbered Property this Mortgage shall continue as a lien on the remaining portion of the Encumbered Property.

                        (x) Mortgagee may institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Notes or in the Assignment or in any other Loan Document or Document.

                        (xi) Mortgagee may recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Mortgage.

                        (xii)  Mortgagee shall be entitled to the
      appointment of a trustee, receiver, liquidator or conservator of the Encumbered Property, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Mortgagor or Bally's, any guarantor or of any person, firm or the entity liable for the payment of the Indebtedness.

                        (xiii) Mortgagee may cure such Event of Default, without relieving Mortgagors of any liability in connection with such Event of Default, and (1) Mortgagor, on demand, shall reimburse Mortgagee for any and all costs and expenses incurred by Mortgagee in connection with the curing of any Event of Default, together with interest thereon at the Interest Rate from the date such costs and expenses are incurred to the date of repayment to Mortgagee, and (2) Mortgagee shall be entitled to apply any sums then held by Mortgagee pursuant to the provisions of this Mortgage to the curing of such Event of Default or to reimburse the Mortgagee for costs and expenses incurred in connection therewith; and/or

                        (xiv) Mortgagee may pursue such other remedies as the Mortgagee may have under any applicable law.

                  (b) The purchase money proceeds or avails of any sale made under or by virtue of this Article 18, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article 18 or otherwise, shall be applied as follows:

      First:      To the payment of the costs and expenses of any such
      sale, including reasonable compensation to Mortgagee's agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage and together with interest as provided herein on all advances made by Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Encumbered Property shall have been sold.

      Second:     To the payment of amounts then due and unpaid for
      principal and interest on the Notes.

      Third:      To the payment of the amount of Indebtedness then
      outstanding and performance of all of the other Obligations, in such a manner and order of priority or preference as Mortgagee may, in its sole discretion, determine.

      Fourth:     To the payment of outstanding Impositions.

      Fifth:      To the payment of the surplus, if any, to whomsoever may
      lawfully be entitled to receive the same, including, without limitation, Mortgagors. Mortgagee and any receiver of the Encumbered Property, or any part thereof, shall be liable to account for only those rents, issues and profits actually received by it.

                  (c) Mortgagee, in any action to enforce this Mortgage, shall be entitled to the appointment of a receiver by a court of competent jurisdiction or may, in connection with any foreclosure proceeding hereunder, request the Casino Control Commission, to petition a court of the State of New Jersey for the appointment of a supervisor to conduct the normal gaming activities on the Real Estate following such foreclosure proceeding. If it shall become necessary, or in the opinion of Mortgagee advisable, for Mortgagee or an agent or representative of Mortgagee to become licensed under the provisions of the laws of the State of New Jersey, or rules and regulations adopted pursuant thereto, as a condition to receiving the benefit of the Real Estate, the Personal Property or other collateral hereby encumbered for the benefit of Mortgagee, Mortgagor and Bally's do hereby give their consent to the granting of such license or licenses and agree to execute such further documents as may be reasonably required in connection with the evidencing of such consent.

                  (d) The remedies and rights granted to Mortgagee hereunder are cumulative and are not in lieu of, but are in addition to, and shall not be affected by the exercise of, any other remedy or right available to Mortgagee whether now or hereafter existing either at law or in equity or under this Mortgage or any other Loan Document.

                  (e) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                  (f) Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Article 18, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor and Bally's, in their name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Encumbered Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor and Bally's hereby ratifying and confirming all that their said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Article 18, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, rights, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor and Bally's in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and Bally's and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor and Bally's.

                  (g) Anything contained in the Credit Agreement or in this Mortgage to the contrary notwithstanding, in the event of any sale made under or by virtue of this Article 18 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall become due and payable.

                  (h)   Upon any sale made under or by virtue of this
Article 18 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Mortgagee may bid for and acquire the Encumbered Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting against the sales price the Indebtedness and the expenses of the sale, and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

                  (i) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the encumbered Property or upon any property of Mortgagor and Bally's shall affect in any manner or to any extent, the lien of this Mortgage upon the Encumbered Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

                  (j) Upon the occurrence of any Event of Default and the acceleration of the maturity hereof, if, at any time prior to the foreclosure sale, Mortgagor or Bally's or any other person tenders payment of the amount necessary to satisfy the Indebtedness, the same shall constitute an evasion of the payment terms hereof and shall be deemed to be a voluntary prepayment hereunder, in which case such payment must include the premium required under the prepayment provisions, if any.

                  (k) Upon the occurrence of any Event of Default hereunder, it is agreed that Mortgagor, if it is an occupant of the Real Estate or any part thereof, shall immediately surrender possession of the Real Estate so occupied to the Mortgagee, and if such occupant is permitted to remain in possession, the possession shall be as tenant of Mortgagee and, on demand such occupant, subject to applicable law (a) shall pay to Mortgagee, monthly, in advance, a reasonable rental for the space occupied and (b) in default thereof may be dispossessed by the usual summary proceedings. The covenants herein contained may be enforced by a receiver of the Encumbered Property or any part thereof.

                  (l) If any payment due hereunder or under the Credit Agreement and the Notes is not paid when due after any applicable grace period, either at stated or accelerated maturity or pursuant to any of the terms hereof, then and in such event, the Mortgagors shall pay or shall cause to be paid interest thereon at the Interest Rate from and after the date on which such payment first becomes due and such interest shall be due and payable, on demand, at the Interest Rate until the entire amount due is paid to Mortgagee, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Mortgage. Nothing in this Section or in any other provision of this Mortgage shall constitute an extension of the time of payment of the Indebtedness.

                  (m) After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the Indebtedness, or of any other nature in aid of the enforcement of the Credit Agreement, the Notes or of this Mortgage, Mortgagor and Bally's shall (a) waive the issuance and service of process and enter their voluntary appearance in such action, suit or proceeding, and (b) if required by Mortgagee, consent to the appointment of a receiver or receivers of the Encumbered Property and of all the profits thereof.

                  (n) Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor or Bally's, or of any of their property, or of the Encumbered Property or any part thereof, Mortgagee shall be entitled to retain possession and control of all property now and hereafter covered by this Mortgage.

            19. Security Agreement under Uniform Commercial Code. It is the intention of Mortgagors and Mortgagee that this Mortgage shall constitute and this Mortgage does hereby constitute a Security Agreement among Mortgagors and Mortgagee within the meaning of the Uniform Commercial Code of the State of New Jersey. Notwithstanding the filing of a financing statement covering any of the Encumbered Property in the records normally pertaining to personal property, all of the Encumbered Property, for all purposes and in all proceedings, legal or equitable, shall be regarded, at Mortgagee's option (to the extent permitted by law), as part of the Encumbered Property whether or not any such item is physically attached to the Real Estate or serial numbers are used for the better identification of certain items. The mention in any such financing statement of any of the Encumbered Property shall never be construed in any way as derogating from or impairing this declaration and hereby stated intention of Mortgagors and Mortgagee that such mention in the financing statement is hereby declared to be for the protection of Mortgagee in the event any court shall at any time hold that notice of Mortgagee's priority of this Mortgage, to be effective against any third party, including the Federal government or any authority or agency thereof, must be filed in the Uniform Commercial Code records. Pursuant to the provisions of the Uniform Commercial Code, if Mortgagors shall fail to execute any such financing or continuation statements for twenty (20) days after request therefor is made by Mortgagee, Mortgagors hereby authorize Mortgagee, without the signature of Mortgagors, to execute and file financing and continuation statements if Mortgagee shall determine, in its sole discretion, that such financing or continuation statements are necessary or advisable in order to preserve or perfect its security interest in the Personal Property covered by this Mortgage, and Mortgagor shall pay to Mortgagee, on demand, any reasonable expenses incurred by Mortgagee in connection with the preparation, execution and filing of such statements that may be filed by Mortgagee.

            20. No Waivers, Etc. No failure by Mortgagee to insist upon the strict performance by each of the Mortgagors of any of the terms and provisions of this Mortgage shall be deemed to be a waiver of any of the terms, covenants, conditions and provisions hereof and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by each of the Mortgagors of any and all of the terms, covenants, conditions and provisions of this Mortgage to be performed by such Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Encumbered Property, any part of the security held for payment of the Indebtedness or any portion thereof or for the performance of the Obligations secured by this Mortgage without, as to the remainder of the security, in any manner whatsoever, impairing or affecting the lien of this Mortgage or the priority of the lien of this Mortgage over any subordinate lien. In the event of an occurrence of an Event of Default hereunder, Mortgagee may resort for the payment of the Indebtedness secured by this Mortgage to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

            21. Brokerage. Mortgagors and Mortgagee each hereby represent and warrant that they have dealt with no broker, finder or like agent in connection with the Credit Agreement or the Notes or this Mortgage.

            22. Mortgage Subject to the Provisions of the Act. Each provision of this Mortgage is subject to the provisions of the Act, as defined in Section 3, paragraph (e).

            23.   Environmental Matters.

                  (a)   Mortgagor and Bally's each represent
and warrant that,  to the best of Mortgagor's or Bally's knowledge:

                        (i) Environmental Matters. (i) Each of the Mortgagors and all real property owned and/or occupied by either of the Mortgagors in the state of New Jersey, including, but not limited to, the Encumbered Property, are and have been in compliance with, and there are no outstanding allegations by any person or entity that any of them is or has not been in compliance with, all applicable federal, state and local laws, regulations and rules (including common law relating to personal injury and damage to, or interference with, property), permits, licenses, registrations and other governmental authorizations, judgments, decrees and orders relating to pollution, the preservation of the environment (including historical preservation and endangered species) and the release or disposal of, or exposure to, materials (including noise, radiation and odors) in the environment or work place ("Environmental Laws"), except for failures to be in compliance and allegations of noncompliance which would not have a material adverse effect on Mortgagor and its subsidiaries taken as a whole or Bally's and its subsidiaries taken as a whole or the Encumbered Property or be disadvantageous in any material respect to the Mortgagee.

                        (ii)   There are no past or present actions,
      conditions or occurrences that could form the basis of any claim under Environmental Laws against, or liability or obligation under such laws of, each of the Mortgagors or any real property owned and/or occupied by either of the Mortgagors in the state of New Jersey, including, but not limited to, the Encumbered Property, or, to the knowledge of Mortgagor, against or of any person or entity whose liability for such claim, liability or obligation may have been retained or assumed by either of the Mortgagors under contract or law except for such claim, liability or obligation which would not have a material adverse effect on Mortgagor and its subsidiaries taken as a whole or, Bally's and its subsidiaries taken as a whole or the Encumbered Property or be disadvantageous in any material respect to the Mortgagee. Without limiting the foregoing:

                              (A)   None of the real property owned and/or
      occupied by either of the Mortgagors and located in the State of New Jersey, including, but not limited to, the Encumbered Property, has ever been used by previous owners and/or operators as a "Major Facility," as such term is defined in N.J.S.A. 58:10-23.llb(l), and said real property, including, but not limited to, the Encumbered Property, is not now and will not be used in the future as a "Major Facility."


                              (B)   There are and have been no underground
      storage tanks located upon the Real Estate other than the two underground banks which were used to store heating oil. There is no friable, or damaged non-friable, asbestos-containing material, urea formaldehyde foam insulation, polychlorinated biphenyls or lead-exposed water pipes in or on the Real Estate.

                        (iii)  Each of the Mortgagors has provided
      Mortgagee copies of all environmental reports, investigations and studies in its possession or control relating to the Real Estate, and has identified to Mortgagee all other such environmental reports, investigations and studies not in its possession or control of which it has knowledge.

                  (b)   Mortgagor and Bally's each covenant and agree that:

                        (i) In the event that there shall be filed a lien against the Encumbered Property by the New Jersey Department of Environmental Protection, pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11f(f), or by any other person or entity arising from an intentional or unintentional action or omission of Mortgagor or Bally's, resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of materials regulated under Environmental Laws, then Mortgagor shall, within thirty (30) days from the date that Mortgagor or Bally's is given notice that the lien has been placed against the Encumbered Property or within such shorter period of time in the event that the State of New Jersey or any other person or entity has commenced steps to cause the Encumbered Property to be sold pursuant to the lien, either (l) pay the claim and remove the lien from the Encumbered Property, or (2) furnish (x) a bond satisfactory to Mortgagee in the amount of the claim out of which the lien arises, (y) a cash deposit in the amount of the claim out of which the lien arises, or (z) other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

                        (ii) Each of the Mortgagors shall comply fully with all applicable Environmental Laws including without limitation by promptly, diligently and expeditiously containing, reporting (as required by Environmental Laws) and cleaning up any spill, leak, pumping, pour, emission, emptying or dumping of materials regulated under Environmental Laws for which either of the Mortgagors is responsible.

                        (iii) If either of the Mortgagors shall fail to take any action required by this Section 23(b), upon notice to either of the Mortgagors (which may be telephonic or by any other means of communication), Mortgagee may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so; and all sums so advanced or paid, including, without limitation, reasonable counsel fees, fines, penalties, payments or sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto (1) shall be deemed to be Indebtedness, (2) shall be a lien on the Encumbered Property pari passu with the Indebtedness and (3) immediately shall be due and payable, on demand. Mortgagor and Bally's shall execute and deliver promptly after request, such instruments as Mortgagee may deem useful or required to permit Mortgagee to take any such action.

                        (iv)  Each of the Mortgagors absolutely and
      unconditionally agrees to indemnify and to hold Mortgagee harmless from and against any and all loss, liability, cost or expense incurred by Mortgagee as a result of or arising in connection with:
      (A) such Mortgagor's breach of any representation, warranty or covenant contained herein; (B) such Mortgagor's failure to comply with Environmental Laws, including, without limitation, those related to the presence of asbestos affecting the Encumbered Property; and
      (C) any liability under Environmental Laws in any way related to the operations, acts or omission to act of either of the Mortgagors or the Real Estate, which indemnification, notwithstanding the provisions of this Mortgage or the Loan Documents, shall survive the release and discharge of this Mortgage of record, and foreclosure or sale of the Encumbered Property under this Mortgage, payment of the Notes, the Credit Agreement, or any other discharge of the Indebtedness by operation of law or otherwise.

            24.   Waivers by Mortgagors.

                  (a)   Mortgagors hereby waive all error and
imperfections, to the extent permitted by law, in any proceedings instituted by Mortgagee under this Mortgage, the Credit Agreement or any other Loan Document and all benefit of any present or future statute of limitations or any other present or future statute, law, stay, moratorium, appraisal or valuation law, regulation or judicial decision, nor shall Mortgagors at any time insist upon or plead, or in any manner whatsoever, claim or take any benefit or advantage of any such statute, law, stay, moratorium, regulation or judicial decision which (i) provides for the valuation or appraisal of the Encumbered Property prior to any sale or sales thereof which may be made pursuant to any provision herein or pursuant to any decree, judgment or order of any court of competent jurisdiction, (ii) exempts any of the Encumbered Property or any other property, real or personal, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale under execution, (iii) provides for any stay of execution, moratorium, marshalling of assets, exemption from civil process, redemption or extension of time for payment, (iv) requires Mortgagee to institute proceedings in foreclosure against the Encumbered Property before exercising any other remedy afforded Mortgagee hereunder in the event of an Event of Default, (v) affects any of the terms, covenants, conditions or provisions of this Mortgage or (vi) conflicts with or may affect, in a manner which may be adverse to Mortgagee, any provision, covenant, condition or term of this Mortgage, the Credit Agreement or any other Loan Document, nor shall Mortgagors at any time after any sale or sales of the Encumbered Property pursuant to any provision herein, claim or exercise any right under any present or future statute, law, stay, moratorium, regulation or judicial decision to redeem the Encumbered Property or the portion thereof so sold.

                  (b) Mortgagors hereby waive the right, if any, to require any sale to be made in parcels, or the right, if any, to select parcels to be sold, and there shall be no requirement for marshalling of assets.

            25. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either Mortgagors or Mortgagee, or whenever either Mortgagors or Mortgagee shall desire to give or serve upon the other any such communication with respect to this Mortgage or the Encumbered Property, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)   If to Mortgagee,

                        First Fidelity Bank, National Association
                        550 Broad Street
                        Newark, New Jersey 07101
                        Attn:   Robert K. Strunk

                        With a copy to

                        Midlantic National Bank
                        499 Thornall Street
                        Metro Park Plaza
                        Edison, N.J. 08837
                        Attn:   Edward M. Tessalone


                  (b)   If to Mortgagor

                        Park Place and the Boardwalk,
                        Atlantic City, New Jersey 08401

                        With a copy to

                        Benesch, Friedlander, CopIan &
                        Aronoff
                        1100 Citizens Building
                        Cleveland, Ohio 44114
                        Attention:  Chairperson,
                        Real Estate Department

                  (c)   If to Bally's,

                        Park Place and the Boardwalk,
                        Atlantic City, New Jersey 08401

                        With a copy to

                        Benesch, Friedlander, CopIan &
                        Aronoff
                        1100 Citizens Building
                        Cleveland, Ohio 44114
                        Attention:  Chairperson,
                        Real Estate Department

                  (d) or to such other address as Mortgagors or Mortgagee may substitute by notice given as herein provided. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or on the date of actual receipt or the date on which the same shall be returned to the sender by the Post Office as unclaimed. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated herein to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

            26. Conflict with Credit Agreement. If there shall be any inconsistencies between the terms, covenants, conditions and provisions set forth in this Mortgage and the terms, covenants, conditions and provisions set forth in the Credit Agreement, then, unless this Mortgage expressly provides otherwise by specific reference to the Credit Agreement, the terms, covenants, conditions and provisions of the Credit Agreement shall prevail.

            27. No Modification; Binding Obligations. This Mortgage may not be modified, amended, discharged or waived in whole or in part except by an agreement in writing signed by Mortgagors and Mortgagee. The covenants of this Mortgage shall run with the Land and shall bind Mortgagors and their respective successors and assigns and all present and subsequent encumbrancers, lessees and sublessees of any of the Encumbered Property and shall inure to the benefit of Mortgagee and its respective successors, assigns and endorsees.

            28.   Miscellaneous.

                  (a) The Article headings in this Mortgage are used only for convenience and are not part of this Mortgage and are not to be used in determining the intent of the parties or otherwise in interpreting this Mortgage. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings:(a) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (b) "lien" shall mean "lien, charge, pledge, security interest, mortgage, deed of trust or other encumbrance of any kind"; (c) "obligation" shall mean "obligation, duty, covenant and/or condition"; (d) "any of the Encumbered Property" shall mean "the Encumbered Property or any portion thereof or interest therein", and "any of the Leasehold Encumbered Property" shall mean "the Leasehold Encumbered Property or any portion thereof or interest therein", and "any of the Fee Encumbered Property" shall mean "the Fee Encumbered Property or any portion thereof or interest therein"; and (e) "the Real Estate" shall mean "the Real Estate or any portion thereof or interest therein." Any act which Mortgagee is permitted to perform under this Mortgage, the Credit Agreement or any other Loan Document may be performed at any time and from time to time by Mortgagee or by any person or entity designated by Mortgagee. Each appointment of Mortgagee as attorney-in-fact for Mortgagors under this Mortgage, the Credit Agreement or any other Loan Document shall be irrevocable and coupled with an interest. If Mortgagee shall fail or refuse to consent, approve, accept or indicate its satisfaction, Mortgagors shall not be entitled to any damages for any withholding or delay of such consent, approval, acceptance or indication of satisfaction by Mortgagee, it being intended that Mortgagors' sole remedy shall be to bring an action for an injunction or specific performance, which remedy of an injunction or specific performance shall be available only in those cases where Mortgagee has expressly agreed hereunder or under any other Loan Document not to unreasonably withhold or delay its consent, approval, acceptance or indication of satisfaction.

                  (b) No director, officer, employee, stockholder or incorporator, as such, past, present or future, of Mortgagors or any successor corporation shall have any liability for any obligations of Mortgagors hereunder or for any claim based on, in respect of or by reason of such obligations or their creation. Mortgagee, by accepting this Mortgage, waives and releases all such liability.

            29. Enforceability. This Mortgage shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of New Jersey. Nothing contained in this Mortgage or in any other Loan Documents shall require either of the Mortgagors to pay, or Mortgagee to accept, interest in an amount which would subject Mortgagee to penalty under applicable law. In the event that the payment of any interest due hereunder or under the Credit Agreement or any other Loan Document would subject Mortgagee to penalty under applicable law, then, ipso facto, the obligation of such Mortgagors to make such payment shall be reduced to the highest rate then permitted under applicable law without penalty.

            30. Satisfaction/Defeasance. At such time as the entire amount of the Indebtedness shall have been fully paid pursuant to the terms hereof and the other Loan Documents, and all Obligations shall have been fully performed in accordance with all provisions hereof and the other Loan Documents, then Mortgagee shall deliver to Mortgagors a satisfaction of this Mortgage in recordable form.

            31. Receipt of Copy. Each of Mortgagors acknowledges that it has true copy of this Mortgage.

            IN WITNESS WHEREOF, the parties have caused this Mortgage to be duly executed and acknowledged under seal as of the day and year first above written.

                              Mortgagor:  BALLY'S PARK PLACE,
                              INC., a New Jersey corporation


                              By: _______________________
                              Joseph A. D'Amato
                              Vice President

                              Bally's:  BALLY'S PARK PLACE
                              REALTY CO.


                              By: _______________________
                              Joseph A. D'Amato
                               Vice President


                              Mortgagee:

                              First Fidelity Bank, National
                              Association as collateral agent

                              By: _________________________
                              Robert K. Strunk
                              Vice President

STATE OF NEW YORK
                              SS:
COUNTY OF NEW YORK


            On the 7th day of March, 1994, before me personally came Joseph
A. D'Amato, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Bally's Park Place, Inc., a New Jersey corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.



      Notary Public                 ______________________




STATE OF NEW
                              SS:
COUNTY OF NEW YORK


            On the 7th day of March, 1994, before me personally came Joseph
A. D'Amato, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Bally's Park Place Realty Co., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.


      Notary Public                 _____________________

STATE OF NEW YORK
                              SS:
COUNTY OF NEW YORK


            On the 7th day of March, 1994, before me personally came Robert
K. Strunk, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of First Fidelity Bank, National Association, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.



Notary Public                       ________________________